UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHESAPEAKE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHESAPEAKE ENERGY CORPORATION

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Including Governance Highlights and Proxy Statement

Chesapeake ENERGY

TABLE OF CONTENTS

Letter to Shareholders from our Board of Directors
Governance Highlights
Corporate Governance	2
Creating Shareholder Value	5
Aligning Pay and Performance	6
2013 Annual Meeting of Shareholders	8
Notice of Annual Meeting of Shareholders and Proxy Statement

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Letter to Shareholders From our Board of Directors

DEAR FELLOW SHAREHOLDER,

The past year has been a defining period for Chesapeake. The makeup of our Board has changed substantially, with a new independent non-executive Chairman and five other independent directors appointed in the last twelve months. In addition, the Company saw the implementation of a CEO succession plan with regard to its co-founder, Aubrey K. McClendon. While we continue the search for the Company’s next CEO, our Board recently formed a three-person Office of the Chairman that will continue to lead the Company’s strategy to develop our existing assets, optimize our portfolio through targeted asset sales, strengthen our balance sheet and drive capital efficiencies throughout our organization. We believe Chesapeake’s brightest days lie ahead, and we look forward to delivering maximum value to shareholders as we develop our exceptional asset base.

We view our proxy statement as a vital communications opportunity; therefore, we endeavor to provide our investors with fulsome information using plain language in a format that is clear and easy to read. We invite you to read the governance highlights that follow this letter, which supply a roadmap for our proxy statement and provide detail on the Company’s significant changes over the past year in the areas of corporate governance and executive compensation. We encourage you to read the entire proxy statement and our annual report carefully before voting.

Optimal Corporate Governance Practices

As you will see throughout the governance highlights and proxy statement, we are committed to maintaining corporate governance practices that are optimal for the Company. Over the past year, we have implemented governance reforms focused on enhancing financial and management oversight, Board accountability to shareholders and corporate responsibility. We have also continued to build on the Company’s engagement and outreach efforts over the past few years, further emphasizing our belief that shareholders are key participants in the governance process.

Aligning Pay and Performance

As a part of our commitment to exceptional governance practices, we want to ensure that the Company’s executive compensation programs appropriately tie executive pay to Company performance. With the assistance of an independent compensation consultant, our Compensation Committee undertook a comprehensive review of the Company’s executive compensation programs. As more fully described in the governance highlights and proxy statement, the Committee has implemented substantial changes designed to optimize alignment of our executives’ interests with those of our shareholders, including using formulaic annual and long-term performance-based incentive plans and ending substantially all perquisites.

Promising Future

After a difficult year in which we saw decade-low natural gas prices and experienced unprecedented scrutiny, Chesapeake has emerged as a strong company with a promising future. We believe that our corporate governance and executive compensation reforms further strengthen the Company by enhancing oversight and accountability. As we look ahead, we are excited about the tremendous value creation opportunities in front of us as our dedicated management team continues to execute on our business strategy. As stewards of the Company, we are committed to acting in the best interests of Chesapeake and all its shareholders. Thank you for your investment.

Archie W. Dunham Chairman of the Board	Bob G. Alexander	Vincent J. Intrieri	R. Brad Martin

Merrill A. “Pete” Miller, JR.	Frederic M. Poses	Louis A. Raspino	Louis A. Simpson

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Governance Highlights

CORPORATE GOVERNANCE

The Board exists to serve the long-term interests of the Company and its shareholders. The Board takes this responsibility seriously and believes a key component of its role at the Company is to establish an effective corporate governance model. In the past year, the Board has implemented governance reforms focused on enhancing financial and management oversight, Board accountability to shareholders and corporate responsibility. The Board also endeavors to continually improve its shareholder outreach efforts and provide a clear understanding of the Company’s corporate governance, as demonstrated by our efforts to make our proxy statement more useful to shareholders.

Ensuring Good Governance

In little more than a year, the Company has taken great strides to maximize oversight and accountability to shareholders. This underscores the Board’s commitment to maintaining leading corporate governance practices that are in the best interests of Chesapeake and its shareholders.

Chesapeake Governance Evolution

CHESAPEAKE ENERGY CORPORATION – Governance Highlights   2

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Board Leadership Structure

The Company’s leadership structure has evolved over the past year with the separation of the Chairman and CEO roles and appointment of Archie W. Dunham as the Company’s independent, non-executive Chairman of the Board. Through the appointment of a non-executive Chairman, the Board has further strengthened its independent leadership, which the Board believes is a critical aspect of effective governance. On March 29, 2013, the Company announced the establishment of a three-person Office of the Chairman while the Board continues its search for the Company’s next CEO. The Office of the Chairman consists of Mr. Dunham, Steven C. Dixon, the Company’s Acting CEO and Chief Operating Officer, and Domenic J. Dell’Osso, Jr., the Company’s Executive Vice President and Chief Financial Officer. The Office of the Chairman provides oversight of strategic, operational and financial matters as well as certain day-to-day management responsibilities.

See page 5 of the proxy statement for more details on the Company’s Board leadership structure.

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Members of the Chesapeake Board

The Board has changed significantly over the past year. In June 2012, the Board appointed an independent, non-executive Chairman and four other new independent directors. The Board also recently appointed Louis A. Raspino to the Board and as the chairman of the Audit Committee. As the Company has previously announced, shareholders will vote on all directors at the 2013 annual meeting. The Board believes that each member of the Board is well qualified to guide the Company in maximizing shareholder value.

Board Balance

The Board seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by reaching informed decisions. The Nominating, Governance and Social Responsibility Committee’s charter was recently amended to ensure that diverse candidates are included in all director searches, taking into account race, gender, age, culture, thought and geography. The Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. The charts below illustrate the Board’s tenure, experience and qualifications.

Tenure, Experience and Qualifications

See page 9 of the proxy statement for the biographies of each of the Company’s directors.

CHESAPEAKE ENERGY CORPORATION – Governance Highlights   4

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CREATING SHAREHOLDER VALUE

2012 was a year of substantial accomplishment. The Company continued its transition to an operational focus on asset development, having concluded its large-scale leasehold acquisition phase, and exited ancillary businesses that are no longer integral parts of its overall business strategy. Further, low natural gas prices in 2012 and early 2013 confirmed the Company’s strategy, initiated in 2011, to focus on increasing liquids production. In 2012, the Company executed asset sales of approximately $12 billion of assets and delivered one of the best liquids growth stories in the industry, with liquids production up approximately 54% on average relative to 2011.

Key 2012 Operational Achievements

In 2012, Chesapeake delivered the following major operational accomplishments:

•

We increased liquids production by 54%, or approximately 46,770 bbls per day. Chesapeake’s year-over-year oil production growth was 84%, or approximately 38,950 bbls per day, and natural gas liquids production growth was 19%, or approximately 7,820 bbls per day.

•

We increased production by 19% (net of asset sales) to an average of 3.89 bcfe per day, consisting of approximately 3.08 bcf of natural gas (80% on a natural gas equivalent basis) and approximately 133,550 bbls of liquids, consisting of approximately 85,420 bbls of oil (13% on a natural gas equivalent basis) and approximately 48,130 bbls of natural gas liquids (7% on a natural gas equivalent basis).

•

We added 5.0 tcfe, or 840 million barrels of oil equivalent (mmboe), of new proved reserves (net of nonprice-related revisions) through the drillbit; however, primarily as a result of lower natural gas prices, the Company recorded downward price-related revisions of 5.4 tcfe, or 902 mmboe, during 2012.

Core of the Core Strategy

In 2012, we embarked on a two-year asset divestiture program to fund our capital expenditures, reduce our financial leverage and focus our operational efforts on our best plays. In pursuing our “core of the core” strategy, we sold nearly $12 billion of assets and built on already strong liquids production growth and cost discipline trends. Some of our major asset sales in 2012 included:

•

Sale of Permian Basin assets in three separate transactions for total net cash proceeds of approximately $3.1 billion plus $466 million of additional consideration, subtantially all of which we have received or expect to receive in 2013.

•

Sale of all of our interests in Chesapeake Midstream Partners, L.P., now Access Midstream Partners, L.P., and the sole member of its general partner for cash proceeds of $2.0 billion.

•

Sale of Chesapeake Midstream Operating, L.L.C., which held a substantial majority of our midstream business, to Access Midstream Partners, L.P. for cash proceeds of approximately $2.2 billion, subject to post-closing adjustments.

•

Monetization of certain of our producing assets in the Anadarko Basin Granite Wash through a ten-year volumetric production payment for proceeds of approximately $744 million.

For more information regarding the Company’s performance, see our 2012 annual report.

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ALIGNING PAY AND PERFORMANCE

Response to 2012 “Say on Pay” Vote

At our 2012 annual meeting of shareholders, approximately 80% of shares were cast “against” our named executive officer compensation. Shortly thereafter, in June 2012, the Board appointed five new independent directors, as discussed earlier in these governance highlights. The Compensation Committee, entirely comprised of new members, two of which were appointed to the Board at the recommendation of our largest shareholder, considered the results of the advisory vote and believed it conveyed our shareholders’ dissatisfaction with the Company’s executive compensation in light of performance. The Compensation Committee engaged in a comprehensive review of the Company’s executive compensation system, considering the outcome from the 2012 annual meeting as well as ongoing dialogue with our shareholders, with a goal of ensuring that the Company’s compensation programs appropriately tie executive pay to Company performance. To assist in its review, the Compensation Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant.

The Compensation Committee’s decisions regarding the Company’s executive compensation system in 2012 included the following:

•

Reduced 2012 total CEO compensation by approximately $1 million, including no 2012 annual incentive compensation, following a reduction of 2011 total CEO compensation of over $3 million.

•

Pursued a compensation philosophy that emphasizes pay for performance and targets peer median compensation levels.

•

Exercised downward discretion to further reduce payouts calculated based on a formulaic assessment of Company performance under the annual incentive program in 2012 to an average of approximately 50% of 2011 annual incentive payouts for the named executive officers and, after considering Mr. McClendon’s recommendation to such effect, awarded no annual incentive compensation to Mr. McClendon.

•

Held base salaries flat in 2012 for the majority of our named executive officers.

•

Entered into new executive employment agreements that contain substantial changes, including the elimination of “single-trigger” change-of-control cash payments and cash payments upon death or disability.

•

Significantly reduced perquisites for executive officers, including eliminating, or further limiting in the case of Mr. McClendon, personal use of fractionally owned Company aircraft.

Additional traits of the redesigned executive compensation system are summarized below, with asterisks indicating new or enhanced elements of the compensation system since the beginning of 2012:

What We Do	What We Don’t Do
Award annual incentive compensation and over 50% of long-term compensation subject to achievement of objective pre-established performance goals tied to operational and strategic objectives*	No tax gross ups for executive officers
Award incentive compensation to qualify as performance-based compensation under Section 162(m)*	No cash payments upon death or disability*
Apply enhanced minimum stock ownership guidelines*	No “single-trigger” change-of-control cash payments*
Historical and expected future use of tally sheets	No repricing of underwater stock options
Prohibit all margining, derivative or speculative transactions, such as hedges, pledges and margin accounts, by executive officers*	No repricing of underwater stock options
Maintain a compensation recovery, or clawback, policy to recapture unearned incentive payments*
Use a representative and relevant peer group*
Use an independent compensation consultant*

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2012 Pay for Performance Alignment

For 2012, the Compensation Committee adopted a comprehensive, market-based approach to the design and administration of our executive compensation system that is linked to the Company’s strategic plan. As shown below, our redesigned compensation system continues to utilize base salary and restricted stock awards and features the following performance-based components: (i) annual incentive awards and (ii) performance share unit (PSU) awards under our Long Term Incentive Plan.

Under our 2012 performance-based executive compensation system, we have:

•

Introduced a substantial portion of “at-risk” compensation

•

Replaced annual discretionary cash bonuses with performance-based annual incentive awards

•

Reformulated long-term incentive awards to include a mix of PSU awards and restricted stock awards

•

Allocated a substantial portion of the total compensation for each executive officer to compensation elements that align the interests of our executive officers with our shareholders

2013 Executive Compensation System

For 2013, the connection between pay and performance is further reflected in the Compensation Committee’s executive compensation decisions, including:

•

Entered into new executive employment agreements that contain substantial changes from the Company’s previous executive employment agreements, including the elimination of “single-trigger” change-of-control cash payments and cash payments upon death or disability.

•

Maintained base salaries at 2012 levels, except with regard to Mr. Dixon, whose base salary was increase in connection with his appointment as Acting CEO effective April 1, 2013.

•

Implemented a new Annual Incentive Plan and based annual incentive opportunities on the Company’s performance relative to eleven pre-established objective operational and financial performance goals.

•

Reduced target payout of long-term incentive awards for named executive officers by approximately 10% from 2012 target levels.

CEO Separation Arrangements

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and as a director of its Board. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, effective January 29, 2013. The agreement provides that Mr. McClendon will receive all of the rights, benefits and obligations owed to him for a termination without cause under his employment agreement.

For more information regarding our executive compensation, please refer to page 24 of our proxy statement.

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2013 ANNUAL MEETING OF SHAREHOLDERS

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

Vote Right Away

Even if you plan to attend our annual meeting in person, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

		More information	Board recommendation	Votes required for approval
PROPOSAL 1	To elect directors	Page 8	FOR each nominee	50% of votes cast
PROPOSAL 2	To vote on a proposal to declassify our Board	Page 12	FOR	66 2/3% issued and outstanding
PROPOSAL 3	To vote on a proposal to implement proxy access	Page 13	FOR	66 2/3% issued and outstanding
PROPOSAL 4	To vote on a proposal to eliminate supermajority voting requirements	Page 15	FOR	66 2/3% issued and outstanding
PROPOSAL 5	To vote on a proposal to amend our 2003 Stock Award Plan for Non-Employee Directors	Page 18	FOR	Majority of votes cast*
PROPOSAL 6	To approve our named executive officer compensation	Page 55	FOR	Majority of votes cast
PROPOSAL 7	To vote on a proposal to amend our Long Term Incentive Plan	Page 56	FOR	Majority of votes cast*
PROPOSAL 8	To vote on a proposal to adopt our Annual Incentive Plan	Page 61	FOR	Majority of votes cast
PROPOSAL 9	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm	Page 64	FOR	Majority of votes cast
PROPOSAL 10-12	Shareholder proposals	Pages 65-69	AGAINST each proposal	Majority of votes cast
* Total votes cast also must represent a majority of shares entitled to vote.

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Notice of Annual Meeting of Shareholders

June 14, 2013

10:00 a.m.

Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma

To the Shareholders of Chesapeake:

The 2013 annual meeting of shareholders of Chesapeake will be held at Chesapeake’s corporate headquarters on Friday, June 14, 2013 at 10:00 a.m., local time, for the following purposes:

1.

To elect directors;

2.

To vote on a proposal to declassify our Board;

3.

To vote on a proposal to implement proxy access;

4.

To vote on a proposal to eliminate supermajority voting requirements;

5.

To vote on a proposal to amend our 2003 Stock Award Plan for Non-Employee Directors;

6.

To approve our named executive officer compensation;

7.

To vote on a proposal to amend our Long Term Incentive Plan;

8.

To vote on a proposal to adopt our Annual Incentive Plan;

9.

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

10.

To consider three shareholder proposals, if properly presented at the meeting; and

11.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

In order to vote on the matters brought before the meeting, you may complete and mail the proxy card, vote by telephone or vote on the Internet, as explained on the proxy card. Holders of record of the Company’s common stock at the close of business on April 15, 2013 are entitled to notice of, and to vote at, the meeting.

If you plan to attend the meeting, you must request an admission ticket in advance. For details, please refer to page 3 of the proxy statement.

By Order of the Board of Directors

Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

May 3, 2013

Oklahoma City, Oklahoma

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 14, 2013:
This proxy statement and the Company’s annual report for 2012 are available at www.chk.com/proxy.

Proxy Statement

Table of Contents

WELCOME TO THE CHESAPEAKE ANNUAL MEETING	1
Meeting Information	1
CORPORATE GOVERNANCE	4
Board of Directors	4
VOTING ITEM 1:	Election of Directors	8
VOTING ITEM 2:	Proposal to Declassify our Board	12
VOTING ITEM 3:	Proposal to Implement Proxy Access	13
VOTING ITEM 4:	Proposal to Eliminate Supermajority Voting Requirements	15
Director Compensation	16
VOTING ITEM 5:	Proposal to Amend 2003 Stock Award Plan for Non-Employee Directors	18
Transactions with Related Persons	19
Beneficial Ownership	22
EXECUTIVE COMPENSATION	24
Compensation Discussion and Analysis	24
Executive Compensation Tables	41
Post-Employment Compensation	48
VOTING ITEM 6:	Shareholder Advisory Vote to Approve Named Executive Officer Compensation	55
VOTING ITEM 7:	Proposal to Amend Long Term Incentive Plan	56
VOTING ITEM 8:	Proposal to Adopt Annual Incentive Plan	61
VOTING ITEM 9:	Ratification of Independent Registered Public Accounting Firm	64
SHAREHOLDER PROPOSALS	65
VOTING ITEM 10:	Shareholder Proposal Relating to Creation of Risk Oversight Committee	65
VOTING ITEM 11:	Shareholder Proposal Relating to Re-Incorporation in Delaware	66
VOTING ITEM 12:	Shareholder Proposal Relating to Accelerated Vesting of Senior Executives’ Equity Awards Upon a Change of Control	68
OTHER MATTERS	70

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WELCOME TO THE CHESAPEAKE ANNUAL MEETING

Meeting Information

Our Board of Directors is soliciting your proxy to vote your shares at our 2013 annual meeting of shareholders. In connection with this solicitation, we are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials, which include this 2013 proxy statement, the proxy card for our 2013 annual meeting and our 2012 annual report. Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” or “Chesapeake” as used in this proxy statement refer to Chesapeake Energy Corporation. Our annual meeting will be held on June 14, 2013 at 10:00 a.m. at Chesapeake’s corporate headquarters located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.

Shareholders of record on April 15, 2013, the record date, are entitled to notice of, and to vote at the meeting and any adjournment or postponement thereof. On the record date, there were 669,415,840 shares of our common stock outstanding and 653,677,421 shares entitled to vote at the meeting. A majority of the shares of common stock entitled to vote must be represented at the annual meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share of common stock is entitled to one vote, except unvested shares of our restricted stock issued prior to January 1, 2013 to our directors, employees and consultants, which do not have voting rights.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we now generally furnish proxy materials to our shareholders on the Internet at www.chk.com/proxy. Unless you have previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of Proxy Materials, which we also refer to as the Notice, and will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Notice will provide instructions for using the Internet to access and review all of the information contained in the proxy materials. The Notice also provides you instructions for submitting your proxy via the Internet. Instructions for requesting printed proxy materials are included in the Notice. Notices are distributed by mail, unless you previously signed up to receive your proxy materials electronically, in which case they will be emailed to you. Below is a summary of the various delivery methods:

•

Shareholders who previously signed up to receive proxy materials electronically. If you previously signed up to receive proxy materials electronically, we will send the Notice to you via e-mail, to the last e-mail address you have supplied to us. We will e-mail electronic Notices on or about May 3, 2013.

•

Shareholders who previously signed up to receive printed proxy materials by mail. If you previously submitted a valid election to receive all proxy materials in printed format, we will send you a full set of printed proxy materials, including our annual report. We will begin mailing these materials on or about May 3, 2013.

•

All other shareholders. If you have not submitted any elections, we will send you a printed Notice by mail. We will begin mailing Notices on or about May 3, 2013.

If you are interested in receiving all future shareholder communications electronically, including proxy statements and annual reports, please visit www.icsdelivery.com/chk and register for electronic distribution. You will continue to receive all shareholder communications electronically until you change this election at www.icsdelivery.com/chk. Electronic distribution saves us the cost of printing and mailing the documents to you, reduces the amount of mail you receive and is environmentally friendly by helping to conserve natural resources consumed in the printing process.

Voting Methods

You may vote your shares through one of the following methods:

•

In person at the annual meeting. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy from their bank, broker or other intermediary.

•

By telephone or Internet. All shareholders of record may vote by telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case they will include the instructions with the proxy materials. Shareholders may also vote through the Internet via www.proxyvote.com.

•

By written proxy. All shareholders of record can vote by written proxy card. If you received a printed copy of these proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card, or if you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank, broker or other intermediary.

CHESAPEAKE ENERGY CORPORATION – 2013 Proxy Statement   1

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If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) Plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) Plan how to vote your 401(k) Plan shares. If you also hold shares directly, you may receive one proxy for both your directly held and 401(k) Plan shares which will allow you to vote those shares as one block. Please note, however, that since you only vote one time for all shares you own directly and in the 401(k) Plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trustee to vote the 401(k) Plan shares, your voting instructions must be received by 10:59 p.m. (CDT) on June 12, 2013. If you do not vote your proxy, the trustee will vote the 401(k) Plan shares credited to your 401(k) Plan account in the same proportion as the 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

Voting Instructions

Your shares of Chesapeake stock will be voted in accordance with your instructions. If you return the proxy card but do not specify voting instructions on the proxy card, the shares will be voted:

•

FOR all director nominees (see page 8);

•

FOR the proposal to declassify our Board (see page 12);

•

FOR the proposal to implement proxy access (see page 13);

•

FOR the proposal to eliminate supermajority voting requirements (see page 15);

•

FOR the amendment to our 2003 Stock Award Plan for Non-Employee Directors (see page 18);

•

FOR the shareholder advisory vote to approve named executive officer compensation (see page 55);

•

FOR the amendment to our Long Term Incentive Plan (see page 56);

•

FOR the adoption of our Annual Incentive Plan (see page 61);

•

FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm (see page 64); and

•

AGAINST voting items 10-12 (see pages 65-69).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter properly presented at the annual meeting.

Under the rules of the New York Stock Exchange, or NYSE, brokers who hold shares on behalf of their customers have the authority to vote on certain proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares only in the ratification of the appointment of our independent public accountants. In the absence of specific instructions from you, your broker is not empowered to vote your shares on any other matter to be voted on at the meeting.

Votes Necessary on Ballot Items

Voting Item	Vote Required to Elect or Approve
• Election of Director Nominees

•

Each director must receive a number of “for” votes equal to or greater than votes cast “against” with respect to such director, or such director will comply with the Company’s resignation procedures.

• Declassify Board • Implement Proxy Access • Eliminate Supermajority Voting Requirements	• Each proposal requires the affirmative vote of sixty-six and two-thirds percent (66 ⅔%) of the issued and outstanding common stock of the Company.
• Amendment to 2003 Stock Award Plan for Non-Employee Directors • Amendment to Long Term Incentive Plan

•

Each proposal requires the affirmative vote of a majority of shares of common stock present, in person or by proxy. In addition, the NYSE requires that the total votes cast on each proposal must represent greater than fifty percent (50%) of all shares entitled to vote.

• Shareholder Advisory Vote to Approve Named Executive Officer Compensation • Annual Incentive Plan • Ratification of Appointment of Independent Registered Public Accounting Firm	• Each proposal requires the affirmative vote of a majority of shares of common stock present, in person or by proxy.
• Shareholder Proposals	• Each proposal requires the affirmative vote of a majority of shares of common stock present, in person or by proxy, provided such proposal is properly presented at the meeting.

Revoking Proxies

You may revoke your proxy at any time before it is voted by (i) executing and submitting a revised proxy; (ii) providing a written revocation to the Corporate Secretary of the Company; or (iii) voting in person at the meeting. If you do not hold your shares directly, you should follow the instructions provided by your bank, broker or other intermediary to revoke your previously voted proxy.

CHESAPEAKE ENERGY CORPORATION – 2013 Proxy Statement   2

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Counting Votes

The Company will appoint an inspector of election to tabulate votes and certify the results of matters voted upon at the meeting. It is the Company’s policy to (i) count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting; (ii) treat abstentions as shares represented at the meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority or higher vote; and (iii) consider neither abstentions nor broker non-votes in determining results of plurality votes.

Voting Results

We will announce preliminary voting results at the meeting and publish final results in a current report on Form 8-K filed with the SEC within four business days after the meeting.

Proxy Solicitation

The Company will bear the cost of solicitation of proxies. We have engaged AST Phoenix Advisors to assist in the solicitation of proxies for fees and disbursements not expected to exceed $25,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions.

Householding

We are permitted to send a single Notice and any other proxy materials we choose to mail to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact us (i) by email at investorinfo@chk.com; (ii) by telephone at (405) 935-8000 or (iii) in writing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154. If you hold your shares through a broker or other intermediary and would like additional copies of the Notice and any other proxy materials we mail, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact your broker.

Attending the Annual Meeting

If you plan to attend the annual meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners as of the record date, or their legal proxy holders, and to one guest accompanying each registered or beneficial owner, subject to our discretion based on space availability and the relationship of the guest to the registered or beneficial owner. You may request tickets by visiting www.chk.com/proxy and providing the required information.

Please note that if you hold your shares through a bank, broker or other intermediary, you will be required to provide proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the bank, broker or other intermediary holding your shares, confirming ownership.

Requests for admission tickets must be received by the Company no later than June 7, 2013. Please note that seating at the annual meeting will be limited. Requests for tickets will be processed as they are received but ticket issuance will be based on ownership confirmation by the Company. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with his or her admission ticket.

No cameras, recording equipment, large bags, briefcases or packages will be permitted in the annual meeting. Attendees may be asked to pass through a security screening device prior to entering the meeting.

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CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsibilities, director qualifications and determination of director independence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, including our principal executive officer, principal financial officer and principal accounting officer. These documents, along with the Company’s Certificate of Incorporation and Bylaws, provide the framework for the functioning of the Board. The Corporate Governance Principles, as well as the Code of Business Conduct and Ethics and all committee charters are available on the Company’s website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”. Waivers of provisions of the Code as to any director or executive officer and amendments to the Code of Business Conduct and Ethics must be approved by the Audit Committee of the Board, and we will post required disclosure about any such waiver or amendment on our website within four business days of such approval.

Board of Directors

The Company’s Board of Directors has changed significantly over the past year. In June 2012, after extensive discussions with the Company’s major shareholders, the Board appointed Archie W. Dunham as the Company’s independent, non-executive Chairman of the Board and Aubrey K. McClendon, our co-founder and then-CEO, stepped down as Chairman. The Board also appointed four other new independent directors, Bob G. Alexander, Vincent J. Intrieri, R. Brad Martin and Frederic M. Poses, to replace four directors in office at that time. The Board also recently appointed Louis A. Raspino to serve as a director of the Company. Since the Board’s reconstitution, the Board has appointed new members and new chairmen to each of its committees, including Mr. Raspino, who replaced V. Burns Hargis as the chairman of the Audit Committee. On April 1, 2013, Mr. McClendon ceased serving as President, CEO and a director of the Company.

Board Culture and Focus

The newly constituted Board has established a boardroom dynamic that results in informed decisions through meaningful and robust discussion, where views are readily challenged based on each director’s diverse background and opinions. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board’s key areas of focus are on the Company’s strategy and vision, enhancing financial and management oversight, Board accountability and risk management. The Board has demonstrated its focus through the following actions: (i) formation of Board working groups to evaluate certain Company matters, including budgetary and overhead expense matters (see “—Board Leadership Structure and Oversight” below), (ii) submission of proposals to implement leading corporate governance practices related to Board accountability, including Board declassification, proxy access and removal of supermajority voting provisions (see “Voting Item 2: Proposal to Declassify our Board”, “Voting Item 3: Proposal to Implement Proxy Access” and “Voting Item 4: Proposal to Eliminate Supermajority Voting Requirements” below), (iii) development of an executive compensation system that appropriately ties executive pay to Company performance (see “Executive Compensation—Compensation Discussion and Analysis”) and (iv) full Board evaluation of significant Company risks at each regular meeting, including commodity price and environmental, health and safety risks (see “—Board Role in Risk Oversight” below).

Board Independence

The Board, through its Nominating, Governance and Social Responsibility Committee, evaluates the independence of each director in accordance with the NYSE corporate governance standards. The Committee has considered transactions and relationships between the Company (and/or any of its executive officers) and each director or any member of his or her immediate family. Based on this review, the Committee affirmatively determined that all currently serving directors are independent.

In assessing director independence, the Committee considered the business the Company conducted in 2010, 2011 and 2012, including payments made by the Company to National Oilwell Varco, Inc. (NYSE:NOV), for which Mr. Miller serves as Chairman, President and Chief Executive Officer. The Company’s business transactions with NOV were all conducted in the ordinary course of business. Payments made to NOV represented 0.56%, 0.98% and 0.76% of NOV’s gross revenues during 2010, 2011 and 2012, respectively, well below the 2.0% of gross revenues threshold under the NYSE director independence rules. In assessing the independence of Messrs. Dunham, Martin and Simpson, the Committee also considered payments made by the Company to (i) Union Pacific Corporation (NYSE:UNP), for which Mr. Dunham serves as a director, (ii) FedEx Corporation (NYSE:FDX), for which Mr. Martin serves as a director, and (iii) SAIC, Inc. (NYSE:SAI), for which Mr. Simpson served as a director in 2012, which payments were, in each case, nominal. The Committee determined that all transactions and relationships it considered during its review were not material transactions or relationships with the Company and did not impair the independence of any of the independent directors.

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Board Leadership Structure and Oversight

The Company’s leadership structure has evolved over the past year with the separation of the Chairman and CEO roles and appointment of Archie W. Dunham as the Company’s independent, non-executive Chairman of the Board. The Board believes that this leadership structure provides an effective governance framework for the Company. Through the appointment of a non-executive Chairman, the Board has further strengthened its independent leadership, which the Board believes is a critical aspect of effective governance.

The chart below details the purpose of each level of hierarchy in the Company’s leadership structure, including certain working groups formed by the Board in 2012, and provides additional detail on composition, meetings and 2012 activities with regard to the Board. More detail with regard to the composition, meeting and 2012 activities of each of the committees can be found below under “—Board Committees”.

Chairman of the Board

Purpose: Leads our Board of Directors and sets the tone for the Board’s culture, including ensuring Board effectiveness and responsiveness to Chesapeake’s shareholders. Oversees the scheduling and preparation of agendas for meetings of the Board and chairs executive sessions of the non-employee directors, which take place at least quarterly.

Chesapeake Board of Directors
Purpose: Promote the long-term success of Chesapeake for its shareholders and ensure proper oversight of management. Members: 8 Independent: 8 2012 Meetings: 5 in person, 13 telephonic

Significant 2012 Events:

Appointed five new independent directors, including a non-executive Chairman of the Board

Negotiated the early termination of the Founder Well Participation Program

Reduced director compensation by approximately 20% and eliminated director use of fractionally owned aircraft for personal travel

Board Committees
Audit Committee	Compensation Committee	Nominating, Governance and Social Responsibility Committee
Purpose: Oversee financial reporting, legal compliance, internal and external audit functions and risk management systems	Purpose: Establish and oversee compensation policies that effectively attract, retain and motivate executive officers	Purpose: Oversee corporate governance structure and practices, board composition and corporate social responsibility matters

Board Working Groups(1)
Budget and Finance Working Group	Loan Working Group	General and Administrative Working Group
Purpose: Formed to work with management in the evaluation of various budget scenarios and asset sales	Purpose: Formed to work with management in the evaluation and execution of a term loan financing	Purpose: Formed to lead evaluation of the Company’s general and administrative expenses to identify potential savings opportunities

(1)

The Board formed various informal working groups to work alongside management to evaluate certain focus areas of the Board in 2012. The working groups communicated regularly and working group activities were reported to the full Board.

Outside of formal Board and committee meetings and informal working group meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet without management at each regularly scheduled Board meeting. Mr. Dunham presides over meetings of the non-employee directors. On March 29, 2013, the Board established a three-person Office of the Chairman while the Board continues its search for the Company’s next CEO. The Office of the Chairman consists of Mr. Dunham, Steven C. Dixon, the Company’s Acting CEO and Chief Operating Officer, and Domenic J. Dell’Osso, Jr., the Company’s Executive Vice President and Chief Financial Officer. The Office of the Chairman is providing oversight of strategic, operational and financial matters as well as certain day-to-day management responsibilities.

Each director attended, either in person or by telephone conference, at least 75% of the Board and committee meetings held while serving as a director or committee member in 2012. The Company expects all serving directors to attend annual meetings of shareholders. All directors serving at the time of the 2012 annual meeting, except one, attended the meeting.

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Board Committees

The Company currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating, Governance and Social Responsibility Committee or Nominating Committee. Each committee has a charter which can be found on our website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”. A biographical overview of the members of our committees can be found beginning on page 9.

AUDIT COMMITTEE	Independent: 3 Members: 3 2012 Meetings: 5 in person, 6 telephonic
Chairman: Louis A. Raspino Members: R. Brad Martin Merrill A. (“Pete”) Miller, Jr.

“It is an honor to serve on the Board of this great company. As Audit Committee chairman, I look forward to working with Messrs. Martin and Miller to ensure the effectiveness of our oversight function.”

Responsibilities:

• Oversee the integrity of the Company’s financial statements and disclosure

• Oversee the Company’s compliance with legal and regulatory requirements

• Oversee the Company’s internal audit function

• Appoint and oversee the independent auditor

• Oversee the Company’s enterprise risk management program

• Oversee the Employee and Vendor Hotline for anonymous reporting of questionable activity

Significant 2012 Events:

• Undertook a comprehensive review of CEO personal financing and other related party arrangements

• Undertook a comprehensive review of legal matters related to 2010 leasing activities in Michigan

• Oversaw management of high volume of other legal matters and regulatory inquiries

COMPENSATION COMMITTEE	Independent: 3 Members: 3 2012 Meetings: 3 in person, 4 telephonic
Chairman: Merrill A. (“Pete”) Miller, Jr. Members: Bob G. Alexander R. Brad Martin	“I am extremely proud of the work of the Compensation Committee over the past 18 months, which clearly demonstrates the Board’s philosophy that Chesapeake pays for performance.”

Responsibilities:

• Establish compensation policies that effectively attract, retain and motivate executive officers

• Establish goals and objectives relevant to CEO compensation, evaluate CEO performance and set CEO compensation levels

• Periodically evaluate succession plans for executive officers

• Evaluate and recommend to the Board compensation of directors and other executive officers

• Oversee and administer the Company’s compensation plans

• Establish and monitor compliance with stock ownership guidelines

Significant 2012 Events:

• Adopted formal compensation philosophy that emphasizes pay for performance and targets peer median compensation

• Substantially reduced 2012 annual incentive compensation and perquisites for executive officers, including elimination of personal use of fractionally owned Company aircraft by executive officers

• Approved new executive employment agreements with substantial changes, including elimination of “single-trigger” change of control payments

NOMINATING COMMITTEE	Independent: 4 Members: 4 2012 Meetings: 3 in person, 1 telephonic
Chairman: Louis A. Simpson Members: Archie W. Dunham Vincent J. Intrieri Frederic M. Poses

“Our Committee’s actions reflect the Board’s belief that an effective corporate governance model, including a qualified Board that is accountable to shareholders, is critical to the Company’s success.”

Responsibilities:

• Establish criteria for Board and committee membership and selection of new directors

• Evaluate and recommend nominees for Board service

• Periodically assess and advise the Board on sufficiency of the size and diversity of the Board

• Periodically evaluate the Company’s Corporate Governance Principles and make recommendations to the Board on corporate governance matters

• Oversee compliance by the Board and management with the Company’s Corporate Governance Principles and its Code of Business Conduct and Ethics

• Oversee policies, programs and practices respecting corporate social responsibility

Significant 2012 Events:

• Undertook a comprehensive review of corporate governance practices resulting in declassification, proxy access and supermajority voting elimination proposals

• Adopted policies regarding political and trade association payment oversight and disclosure

• Amended charter to address matters of corporate social responsibility and Board diversity

• Oversaw publication of inaugural corporate responsibility report

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Board Role in Risk Oversight

The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Company’s risk appetite and risk tolerance for significant risks, such as risks related to commodity price fluctuations and environmental, health and safety matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting. The Audit Committee, in addition to overseeing the integrity of our financial statements and compliance with legal and regulatory requirements and risks related thereto, is primarily responsible for overseeing the Company’s enterprise risk management process, which oversight includes meetings with management, internal audit and independent auditors that focus on risks facing the Company, as well as the Employee and Vendor Hotline for anonymous reporting of questionable activity. The Compensation Committee oversees risks related to our compensation programs, management retention, development and succession. The Nominating Committee oversees risks related to Board composition and the Company’s leadership structure and corporate governance, reputational and social responsibility risks. A number of other processes at the Board level support our risk management efforts, including Board reviews of our long-term strategic plans, capital budget and certain capital projects, hedging policy and strategy, significant acquisitions and divestitures and capital markets transactions, together with oversight of management in carrying out their risk management responsibilities.

Internal Board Review

On February 20, 2013, we announced that our Board of Directors had received the results of its previously announced review of the financing arrangements between Mr. McClendon (and the entities through which he participates in the Founder Well Participation Program, or FWPP) and third parties identified as having a financial relationship with us, as well as other matters. The review, which was led by the Audit Committee of the Board with the assistance of independent counsel retained by the independent members of the Board in April 2012, has been completed. In connection with the review, millions of pages of documents were collected and reviewed and more than 50 interviews of Chesapeake and third-party personnel were conducted.

Over the life of the FWPP, Mr. McClendon has typically mortgaged his interests acquired under the FWPP with one or more lenders, some of which also have lending, investment or advisory relationships with the Company. Mr. McClendon’s mortgages with these lenders secure loans used in whole or in part to fund FWPP well costs. See “Transactions with Related Persons—Founder Well Participation Program”. The review of the financing arrangements did not reveal any improper benefit to Mr. McClendon or increased cost to the Company as a result of the overlap in the financial relationships. The review also covered other relationships in which both Mr. McClendon and the Company conducted business with the same financial institutions, issues regarding administration of the FWPP and other matters. Based on the documents reviewed and interviews conducted, no intentional misconduct by Mr. McClendon or any of the Company’s management was found by the Board concerning these relationships and/or these transactions and issues.

We also announced on February 20, 2013 that our Board of Directors had concluded that the Company did not violate antitrust laws in connection with the acquisition of Michigan oil and gas rights in 2010. In June 2012, we received a subpoena and demands for documents and information from the U.S. Department of Justice and state governmental agencies investigating possible antitrust violations arising from 2010 leasing activities. The Board commenced its own investigation of these allegations in June 2012 and based its conclusion on a thorough review conducted independently by outside counsel and cooperation with the Department of Justice.

Communications to the Board

Shareholders and other interested parties may communicate with the Board, either individually or as a group, through one of the processes outlined on the Company’s website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”.

Director Criteria, Qualifications and Experience

The Nominating Committee periodically assesses the skills and the experience needed for the Board to properly oversee the business and affairs of the Company. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Committee has used third party consultants to assist in identifying potential director nominees. The Committee considers director candidates recommended by shareholders and, in the past, has nominated appropriate candidates recommended pursuant to the foregoing process.

Chesapeake is a large, vertically integrated exploration and production company. As such, the Committee looks for its current and potential directors collectively to have a diverse mix of skills, qualifications and experience, some of which are described below:

• business leadership	• government/public policy
• corporate governance	• international
• energy production/distribution	• legal
• energy services	• risk management
• financial expertise	• technology

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The Committee seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by reaching informed decisions. The Committee’s charter was recently amended to ensure that diverse candidates were included in all director searches, taking into account race, gender, age, culture, thought, leadership and geography. The Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company.

In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees. Along with each director’s biography, we have included below an assessment of the skills and experience of such director.

Voting Item 1:  Election of Directors

Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the Board has fixed the maximum number of directors at nine, subject to the rights of the holders of our preferred stock to nominate and elect two additional directors under preferred stock certificates of designation in circumstances that are not anticipated to apply. Our Certificate of Incorporation and Bylaws currently provide for three classes of directors serving staggered three-year terms, each to hold office until a successor is elected and qualified or until the director’s earlier resignation or removal. Our Board is recommending that shareholders approve the declassification of our Board in this proxy statement. See “Voting Item 2: Proposal to Declassify our Board”. The outcome of that vote will determine whether we declassify the Board and provide for annual elections of directors beginning with the 2014 annual meeting or continue to have a classified Board.

The terms of Bob G. Alexander, Merrill A. (“Pete”) Miller, Jr. and Louis A. Simpson, each a member of Class I, expire at the meeting. The Board has nominated each of them to serve for a one-year term if shareholders approve declassifying the Board or, alternatively, for a three-year term expiring in 2016 if shareholders do not approve declassifying the Board. Due to the Company’s mandatory retirement policy, Mr. Alexander’s term will end at the 2014 annual meeting in either case.

The directors currently serving in Class II and Class III have indicated their support for the elimination of the Company’s classified board structure and have agreed to allow shareholders to vote on their continued service on the Board. The Class II directors consist of Vincent J. Intrieri and Frederic M. Poses, whose terms expire in 2014. Any director serving in Class II who receives a majority of votes cast in favor of his continued service on the Board will continue to serve as a director for the remainder of his term, or one year. The Class III directors consist of Archie W. Dunham, R. Brad Martin and Louis A. Raspino, whose terms expire in 2015. If declassification is approved by shareholders, any director serving in Class III who receives a majority of votes cast in favor of his continued service on the Board will serve for an additional year and his term will expire at the 2014 annual meeting, in accordance with the proposed amendment to our Certificate of Incorporation. If declassification is not approved by shareholders, any director serving in Class III who receives a majority of votes cast in favor of his continued service on the Board will serve the remainder of his term, or until 2015.

Whether or not declassification of our Board is approved by shareholders, the Company’s Bylaws provide that any incumbent director, which includes all nominees, who does not receive a majority of votes cast in favor of his election, or a Majority Against Vote, will, following the certification of the shareholder vote by the inspector of elections, promptly comply with the resignation procedures established under the Company’s Corporate Governance Principles. The Class II and Class III directors have agreed that they will comply with these procedures if their continued service on the Board is not approved by a majority vote.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees. The Board expects that all of the nominees will be available for election but, if any of the nominees is not available, proxies received will be voted for substitute nominees to be designated by the Board or, if no such designation is made, proxies will be voted for a lesser number of nominees.

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Director Nominees

Bob G. Alexander

Independent Director Nominee

Age: 79

Director since: 2012

Board Committee: Compensation

Other current public directorships: TransAtlantic Petroleum Ltd. and CVR Energy, Inc.

Bob G. Alexander, 79, has been a member of our Board of Directors since June 2012. Mr. Alexander, a founder of Alexander Energy Corporation, served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy from 1980 to 1996. Alexander Energy merged with National Energy Group, Inc., an oil and gas property management company, in 1996 and Mr. Alexander served as President and Chief Executive Officer from 1998 to 2006. From 1976 to 1980, Mr. Alexander served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver, Colorado. He currently serves on the Board of Directors of TransAtlantic Petroleum Ltd. (AMEX:TAT) and CVR Energy, Inc. (NYSE:CVI). Mr. Alexander also served as a director of Quest Resource Corporation from June to August 2008. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. The Board believes Mr. Alexander’s experience as Chief Executive Officer of two public energy companies and current service as a director of two public energy companies qualifies him to serve on the Board.

Merrill A. (“Pete”) Miller, Jr.

Independent Director Nominee

Age: 62

Director since: 2007

Board Committee: Audit, Compensation (Chair)

Other current public directorships: National Oilwell Varco, Inc.

Merrill A. (“Pete”) Miller, Jr., 62, has been a member of our Board of Directors since 2007 and was our Lead Independent Director from March 2010 to June 2012. Mr. Miller is Chairman, President and Chief Executive Officer of National Oilwell Varco, Inc. (NYSE:NOV), a supplier of oilfield services, equipment and components to the worldwide oil and natural gas industry. Mr. Miller joined NOV in 1996 as Vice President of Marketing, Drilling Systems and was promoted in 1997 to President of the company’s products and technology group. He was named President and Chief Operating Officer in 2000, elected President and Chief Executive Officer in 2001 and also elected Chairman of the Board in 2002. Mr. Miller served as President of Anadarko Drilling Company from 1995 to 1996. Prior to his service at Anadarko, Mr. Miller spent fifteen years at Helmerich & Payne International Drilling Company (NYSE:HP) in Tulsa, Oklahoma, serving in various senior management positions, including Vice President, U.S. Operations. Mr. Miller serves on the Board of Directors for the Offshore Energy Center, Petroleum Equipment Suppliers Association and Spindletop International, and is a member of the National Petroleum Council. The Board believes Mr. Miller’s more than 30 years of management and executive experience in the energy industry and service as Chairman, President and Chief Executive Officer of NOV qualifies him to serve on the Board.

Louis A. Simpson

Independent Director Nominee

Age: 76

Director since: 2011

Board Committee: Nominating (Chair)

Other current public directorships: VeriSign, Inc.

Louis A. Simpson, 76, has been a member of our Board of Directors since June 2011. He is the Chairman of SQ Advisors, LLC, a private investment company. Mr. Simpson served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation (a subsidiary of Berkshire Hathaway Corporation (NYSE:BRK.A)) from 1993 until his retirement on December 31, 2010. From 1985 to 1993, he served as Vice Chairman of the Board of GEICO. Mr. Simpson joined GEICO in 1979 as Senior Vice President and Chief Investment Officer. Prior to joining GEICO, Mr. Simpson was President and Chief Executive Officer of Western Asset Management, a subsidiary of the Los Angeles, California-based Western Bancorporation. Previously, Mr. Simpson was a partner at Stein Roe and Farnham, a Chicago, Illinois investment firm, and an instructor of economics at Princeton University. Mr. Simpson has also served as a director of VeriSign, Inc. (NASDAQ:VRSN) since 2005 and served as a director of SAIC, Inc. (NYSE:SAI) from 2006 to June 2012. He was previously a director of Western Asset Funds Inc. and Western Asset Income Fund and a trustee of Western Asset Premier Bond Fund until 2006. The Board believes Mr. Simpson’s experience as Chief Executive Officer, Capital Operations, of GEICO and service on multiple public company boards provides a unique blend of experience and qualifies him to serve on the Board.

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Vincent J. Intrieri

Independent Director Nominee

Age: 56

Director since: 2012

Board Committee: Nominating

Other current public directorships: CVR Energy, Inc., CVR Refining, LP, Federal-Mogul Corporation and Navistar International Corporation

Vincent J. Intrieri, 56, has been a member of our Board of Directors since June 2012. Mr. Intrieri has been employed by Icahn-related entities since October 1998 in various investment related capacities. Since January 2008, Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri has been a director of CVR Refining GP, LLC, the general partner of CVR Refining, LP (NYSE:CVRR), an independent downstream energy limited partnership, since January 2013; Navistar International Corporation (NYSE:NAV), a truck and engine manufacturer, since October 2012; CVR Energy, Inc. (NYSE:CVI), an independent petroleum refiner and marketer of high value transportation fuels, since May 2012; and Federal-Mogul Corporation (NYSE:FDML), a supplier of automotive powertrain and safety components, since December 2007. Mr. Intrieri was previously a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (NASDAQ:IEP), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, from July 2006 to September 2012, and was Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 to September 2012; a director of Dynegy Inc. (NYSE:DYN), a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc. (NYSE:MSI), a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, Inc., a telecommunications company, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc. (NASDAQ:AEII), a railcar manufacturing company, from August 2005 to March 2011, and was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint International, Inc., a manufacturer and distributor of home fashion consumer products, from November 2005 to March 2011; chairman of the board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 to March 2011; a director of WCI Communities, Inc., a homebuilding company, from August 2008 to September 2009; a director of Lear Corporation (NYSE:LEA), a global supplier of automotive seating and electrical power management systems and components, from November 2006 to November 2008; and President and Chief Executive Officer of Philip Services Corporation, an industrial services company, from April 2005 to September 2008. CVR Refining, CVR Energy, Federal-Mogul, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint, Viskase Companies and Philip Services each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Chesapeake, Navistar, Dynegy, Motorola Solutions, WCI Communities and Lear, in each case, through the ownership of securities. Mr. Intrieri was a certified public accountant. The Board believes Mr. Intrieri’s vast executive experience and service on multiple public company boards qualifies him to serve on the Board.

Frederic M. Poses

Independent Director Nominee

Age: 70

Director since: 2012

Board Committee: Nominating

Other current public directorships: TE Connectivity Ltd. and Raytheon Company

Frederic M. Poses, 70, has been a member of our Board of Directors since June 2012. Mr. Poses is the Chief Executive Officer of Ascend Performance Materials, a private company. Previously, he was Chairman and Chief Executive Officer of Trane Inc. (formerly American Standard Companies, Inc.), a subsidiary of Ingersoll-Rand plc (NYSE:IR), from 1999 to 2008. He previously spent 30 years at AlliedSignal, Inc. and predecessor companies from 1969 to 1999, most recently as President and Chief Operating Officer. He currently serves as non-executive Chairman of the Board of Directors of TE Connectivity Ltd. (NYSE:TEL) and a director of Raytheon Company (NYSE:RTN). He is a former director of Centex Corporation (now a part of PulteGroup, Inc. (NYSE:PHM)) and WABCO Holdings Inc. (NYSE:WBC). The Board believes Mr. Poses’ experience as Chief Executive Officer of publicly traded and private companies and service on multiple public company boards qualifies him to serve on the Board.

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Archie W. Dunham

Independent Director Nominee

Age: 74

Director since: 2012

Board Committee: Nominating

Other current public directorships: Union Pacific Corporation and Louisiana-Pacific Corporation

Archie W. Dunham, 74, has been the non-executive Chairman of our Board of Directors since June 2012. Mr. Dunham served as Chairman of ConocoPhillips (NYSE:COP) from 2002 until his retirement in 2004. Prior to that, he served as Chairman, President and Chief Executive Officer of Conoco Inc. from 1999 to 2002, after being elected President and Chief Executive Officer in 1996. Mr. Dunham currently serves on the Board of Directors of Union Pacific Corporation (NYSE:UNP) and Louisiana-Pacific Corporation (NYSE:LPX). Mr. Dunham was a director of Phelps Dodge Corporation from 1998 to 2007 and Pride International, Inc. from 2005 until May 2011. Mr. Dunham is currently a member of DeutscheBank’s Americas Advisory Board and is the past Chairman of the National Association of Manufacturers, the United States Energy Association and the National Petroleum Council. The Board believes Mr. Dunham’s experience as Chief Executive Officer of Conoco Inc. and Chairman of ConocoPhillips and service on multiple public company boards qualifies him to serve on the Board.

R. Brad Martin

Independent Director Nominee

Age: 61

Director since: 2012

Board Committee: Audit, Compensation

Other current public directorships: Dillard’s Inc., FedEx Corporation and First Horizon National Corporation

R. Brad Martin, 61, has been a member of our Board of Directors since June 2012. Mr. Martin is the Chairman of RBM Venture Company, a private investment company, and was recently named interim president of the University of Memphis effective July 1, 2013. He was Chairman and Chief Executive Officer of Saks Incorporated (NYSE:SKS) from 1989 to January 2006, and remained Chairman until his retirement in May 2007. Mr. Martin currently serves as a director of FedEx Corporation (NYSE:FDX), First Horizon National Corporation (NYSE:FHN) and Dillard’s Inc. (NYSE:DDS), although he has notified Dillard’s that he will not stand for re-election at its annual meeting of stockholders in May 2013. He was previously a director of Caesars Entertainment Corporation (NASDAQ:CZR) (formerly Harrah’s Entertainment, Inc.), lululemon athletica inc. (NASDAQ:LULU), Gaylord Entertainment Company (now Ryman Hospitality Properties, Inc. (NYSE:RHP)) and Ruby Tuesday, Inc. (NYSE:RT). The Board believes Mr. Martin’s experience as Chief Executive Officer of a publicly traded company for nearly 20 years and service on multiple public company boards qualifies him to serve on the Board.

Louis A. Raspino

Independent Director Nominee

Age: 60

Director since: 2013

Board Committee: Audit (Chair)

Other current public directorships: Dresser-Rand Group, Inc. and Forum Energy Technologies

Louis A. Raspino, 60, has been a member of our Board of Directors since March 2013 when he was appointed to the vacancy created by the retirement of V. Burns Hargis. Mr. Raspino was President and Chief Executive Officer of Pride International Inc., an international provider of contract drilling and related services to oil and natural gas companies, from June 2005 until the sale of the company in May 2011. He was the Executive Vice President and Chief Financial Officer of Pride International Inc. from December 2003 until June 2005. Before joining Pride International in December 2003, he was Senior Vice President and Chief Financial Officer of Grant Prideco, Inc., a manufacturer of drilling and completion products supplying the energy industry, from July 2001 until December 2003. Previously, he was Vice President of Finance for Halliburton Company (NYSE:HAL), Senior Vice President and Chief Financial Officer of The Louisiana Land & Exploration Company and began his career with Ernst & Young. He has been a director of Dresser-Rand Group, Inc. (NYSE:DRC) since 2005 and a director of Forum Energy Technologies, Inc. (NYSE:FET) since 2012. Mr. Raspino is a certified public accountant. The Board believes Mr. Raspino’s over 35 years experience in the oil and gas industry, including serving as Chief Executive Officer of Pride International, Inc., Chief Financial Officer of three public companies and 20 years experience in the exploration and production industry, and service on multiple public company boards qualifies him to serve on the Board.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board of Directors

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Voting Item 2:  Proposal to Declassify our Board

We are asking shareholders to approve an amendment to our Certificate of Incorporation to effect the declassification of our Board of Directors. Currently, our Certificate provides that our Board is divided into three classes, with members of each class holding office for staggered three-year terms. One class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of shareholders.

Following our 2012 annual meeting, our Board performed a comprehensive review of the Company’s corporate governance practices, led by our Nominating, Governance and Social Responsibility Committee, which included the solicitation of shareholder input in this area. In connection with this review, our Board considered the issue of board declassification. In light of a recent change in the Oklahoma General Corporation Act that no longer requires our Board to be classified, and shareholder feedback on the issue, our Board, at its meeting on April 5, 2013, approved an amendment to the Certificate to declassify the Board, subject to shareholder approval.

Proposed Amendment

A summary of the proposed amendment to the Certificate is set forth below. The description of the proposed amendment to the Certificate set forth herein is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit A to this proxy statement.

Amendment to Certificate

We are asking shareholders to approve an amendment to our Certificate that would eliminate the three-year classified terms of our directors and provide instead for the annual election of all directors elected at our 2014 annual meeting for one-year terms expiring at the next succeeding annual meeting, subject to a director’s earlier death, resignation, retirement, disqualification or removal from office. Further, in connection with the proposed declassification of the Board, we are also proposing to amend our Certificate so that a director elected or appointed by the Board to fill any vacancy on our Board will hold office for a term expiring at the next annual meeting of shareholders. If the proposed amendment to the Certificate is approved as set forth in this Voting Item 2, all directors would be elected by shareholder vote at the 2014 annual meeting and would be elected for one-year terms to expire at the annual shareholders meeting in 2015. In addition, following the effectiveness of the amendment to the Certificate, any directors elected or appointed to fill any vacancies on the Board would be appointed for terms expiring at the next annual meeting of shareholders following such appointment. The proposed amendment will thus have the effect of shortening the existing terms of certain directors whose terms extend beyond the 2014 annual meeting. See “Voting Item 1: Election of Directors” for a description of the terms of each class of our directors.

Conforming Amendment to Bylaws

In connection with the amendment to our Certificate to declassify the Board, our Board has approved a conforming amendment to our Amended and Restated Bylaws which will become effective immediately following the effectiveness of the counterpart amendment to our Certificate without further action by the shareholders; provided, however, that the amendment to the Bylaws is conditioned upon shareholder approval of the proposed amendment to the Certificate. In addition to the conforming changes made in accordance with the amendment to the Certificate described above, our Board has approved changes to the Bylaws to provide that, from and after the effectiveness of the declassification of the Board, a majority of shareholders may remove any director or the entire Board of Directors with or without cause. Under Oklahoma law, shareholders may remove directors of corporations with classified boards only for cause, while directors of corporations without classified boards may be removed with or without cause. Accordingly, the Board believes that it is appropriate to amend the Bylaws to confirm that, in accordance with Oklahoma law, from and after the effectiveness of the declassification, shareholders may remove a director with or without cause.

Effectiveness and Vote Required

If the proposed amendment to our Certificate to declassify the Board is approved, it will become effective upon the filing of such amendment with the Oklahoma Secretary of State, and the conforming changes to the Bylaws will become effective immediately following the effectiveness of the amendment to the Certificate. If the proposed amendment is not approved, the Board will continue to be divided into three classes of directors elected for three-year terms, and the shareholders will continue to be able to remove directors only for cause pursuant to the Bylaws. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Certificate to declassify the Board.

The Board of Directors recommends a vote “FOR” amending our Certificate to declassify our Board

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Voting Item 3:  Proposal to Implement Proxy Access

We are asking shareholders to approve an amendment to our Bylaws to permit shareholder-nominated director candidates in our proxy materials. At our 2012 annual meeting, a similar shareholder-submitted proposal received the support of a majority of shareholders who cast votes at the meeting. Our Board considered the proposal at its meeting on April 5, 2013 and, because it relates to the fundamental right of shareholders to elect directors, determined to submit this proposal to amend the Bylaws to implement proxy access.

Proposed Amendment

A summary of the proposed amendment to the Bylaws is set forth below. The description of the proposed Bylaw amendment set forth herein is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit B to this proxy statement.

Shareholder Eligibility to Nominate

The proposed amendment to the Bylaws would permit any shareholder, or group of shareholders, owning 3% or more of our outstanding common stock continuously for at least the previous three years, to include a specified number of director nominees in the Company’s proxy statement for its annual meeting of shareholders.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates would be equal to 25% of the number of directors serving on the Board at the time the notice is required to be submitted to the Company. If the 25% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 25%. Based on our current Board size of nine directors, the maximum number of shareholder-nominated candidates that we would be required to include in our proxy materials for an annual meeting is two. The number of permitted candidates would include nominees submitted under the proxy access procedures that are either later withdrawn or that the Board subsequently determines to include in that year’s proxy materials as Board-nominated candidates. If the number of shareholder-nominated candidates exceeds 25%, each nominating shareholder would select one nominee for inclusion in the Company’s proxy materials until the maximum number is reached. The order of selection would be determined by the amount of shares of Company common stock (largest to smallest) held by each nominating shareholder or group of shareholders.

Nominating Procedure

In order to provide adequate time to assess shareholder-nominated candidates, requests to include director nominees in the Company’s proxy materials must be received no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting.

Information Required; Representations and Undertakings

Each shareholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information and make certain representations and undertakings at the time of nomination, including:

•

Proof that the nominating shareholder or group of shareholders has held the required number of shares for the requisite period;

•

The shareholder’s notice on Schedule 14N required to be filed with the SEC;

•

The written consent of the shareholder nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

•

Representations and undertakings regarding the shareholder’s intent and compliance with applicable laws, including the lack of an intent to change or influence control of the Company and an undertaking to assume liability stemming from the information that the shareholder provides to the Company; and

•

Representations regarding the shareholder nominee’s intent and compliance with the Company’s policies and procedures.

In addition, each shareholder nominee would be required to submit completed and signed questionnaires required of the Company’s directors and officers and provide such additional information as necessary to permit the Board to determine if the shareholder nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors.

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Calculation of Ownership

In order to ensure that the interests of shareholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other shareholders, such shareholder would be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares would not count as owned shares, but shares that are loaned may count as owned shares provided the shareholder has retained full economic and voting rights over the shares.

Independence of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion if the Board determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors.

Supporting Statement

Shareholders would be permitted to include in the proxy statement a 500-word statement in support of their nominees; provided, however, that the Company may omit such statement from its proxy materials if it believes, in good faith, that the statement would be materially false or misleading, omits a material fact, or would violate any applicable law or regulation.

Re-Nomination of Shareholder Nominees

Shareholder nominees that are included in the Company’s proxy materials but subsequently withdraw from, or become ineligible or unavailable for, election at the annual meeting, or that have not received at least 25% of the votes cast at the annual meeting would be ineligible to be a nominee for the next two annual meetings. In addition, the Company would not be required to include shareholder-nominated candidates in the proxy materials for any annual meeting for which any shareholder has already nominated a director for election pursuant to the advance notice provisions of the Bylaws.

Qualifications of Shareholder Nominees

If the proposed Bylaw amendment to implement proxy access is approved, the Board intends to amend the Company’s Corporate Governance Principles to provide that any director or director nominee would not be qualified to be a director of the Company if he or she: (1) has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; or (2) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years.

Effectiveness and Vote Required

If the proposed amendment to the Bylaws to implement proxy access is approved, it will become effective immediately and proxy access will be available for the next shareholder meeting at which directors are to be elected. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Bylaws to implement proxy access.

The Board of Directors recommends a vote “FOR” amending our Bylaws to implement proxy access

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Voting Item 4:  Proposal to Eliminate Supermajority Voting Requirements

We are asking shareholders to approve an amendment to our Certificate of Incorporation to eliminate supermajority voting requirements. At our 2012 annual meeting, a shareholder-submitted proposal urging the Company to take all steps necessary to remove the supermajority vote requirement received the support of a majority of shareholders who cast votes at our meeting. Our Board considered this proposal, including the amount of shareholder support it received, and, at its meeting on April 5, 2013, approved an amendment to the Certificate to eliminate supermajority voting and implement a majority voting standard, subject to shareholder approval.

Proposed Amendment

A summary of the proposed amendment to the Certificate is set forth below. The description of the proposed Certificate amendment set forth herein is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit C to this proxy statement.

Amendment to Certificate

The Certificate currently requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote for shareholders to approve the following actions:

•

To change the number of directors that constitute the Company’s Board of Directors;

•

To amend, repeal or adopt any provision inconsistent with the following provisions contained in the Certificate:

–

Article V limiting director liability for breach of fiduciary duty;

–

Article VI relating to certain business combinations between the Company and Interested Shareholders, as such term is defined by the Oklahoma General Corporation Act;

–

Article VII relating to the management of the affairs of the Company by the Board, including the number of directors, the Company’s classified board structure and shareholder election thereof and the manner in which director vacancies may be filled;

–

Article VIII relating to indemnity to be provided by the Company to directors, officers, employees and agents of the Company;

–

Article IX relating to amending the Certificate or the Bylaws, applicability of the Oklahoma Control Shares Act and shareholder actions by written consent; and

•

To amend, repeal, alter or rescind the Bylaws.

The proposed amendment would reduce the voting requirements for these actions to require a vote of a majority of the outstanding shares entitled to vote in each circumstance described above. The Oklahoma General Corporation Act requires that certain business combinations between the Company and Interested Shareholders receive the affirmative vote of no less than 66 2/3% of the votes cast by holders, excluding the votes of the Interested Shareholders. Therefore, this provision of our Certificate will not be impacted by this Voting Item.

Conforming Amendment to Bylaws

In connection with the amendment to our Certificate to eliminate supermajority voting requirements, our Board has approved a conforming amendment to our Bylaws which will become effective immediately following the effectiveness of the counterpart amendment to our Certificate without further action by the shareholders; provided, however, that the amendment to the Bylaws is conditioned upon shareholder approval of the proposed amendment to the Certificate. The Bylaws currently require the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding common stock entitled to vote for shareholders to approve a change in the number of directors that constitute the Board. If the Certificate amendment described in this Voting Item is approved, the Bylaws will be amended to reflect the majority voting standard.

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Effectiveness and Vote Required

If the proposed amendment to our Certificate to eliminate supermajority voting requirements is approved, it will become effective upon the filing of such amendment with the Oklahoma Secretary of State, and the conforming amendment to the Bylaws will become effective immediately following the effectiveness of the amendment to the Certificate. If the proposed amendment is not approved, the supermajority provisions described herein will remain in effect. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Certificate to remove the supermajority provisions described herein.

The Board of Directors recommends a vote “FOR” the approval of an amendment to our Certificate eliminating the supermajority voting requirements

Director Compensation

Our non-employee director compensation program consists of an annual cash retainer, a value-based equity grant for all non-employee directors and value-based equity grants for the Chairman of the Board and the chairman of each Board committee. In May 2012, the Board adopted a new compensation arrangement that reduced non-employee cash and equity director compensation by approximately 20% and eliminated the use of fractionally owned aircraft for personal travel by non-employee directors. Details of our non-employee director compensation program are as follows:

•

An annual retainer of $100,000, payable in equal quarterly installments;

•

Quarterly grants of restricted stock with an aggregate annual value of $250,000;

•

An annual grant of additional restricted stock for the independent, non-executive chairman with a value of $250,000;

•

An annual grant of additional restricted stock for the Audit Committee chairman with a value of $25,000; and

•

An annual grant of additional restricted stock for other committee chairmen with a value of $15,000.

Restricted stock grants vest 25% immediately upon award and 75% ratably over the three years following the date of award. Grants of restricted stock are made pursuant to our Amended and Restated Long Term Incentive Plan, or LTIP (see page 56, “Voting Item 7: Proposal to Amend Long Term Incentive Plan”). In 2012, quarterly equity awards were made on the dates of the regularly scheduled meetings of the Board on March 1, June 7, September 20 and December 13, 2012. Directors are also reimbursed for travel and other expenses directly related to their service as directors.

Each new director has traditionally received an initial stock award upon appointment to the Board of 10,000 unrestricted shares pursuant to our 2003 Stock Award Plan for Non-Employee Directors. These awards have provided the Company with a valuable tool to ensure that the Board can recruit talented directors to serve on the Board and ensure that such directors’ interests are immediately aligned with shareholders. In 2012, our five new directors received the 30,000 remaining shares available under the 2003 Stock Award Plan and additional restricted stock under our LTIP, resulting in each new director receiving 6,000 unrestricted shares of stock and 4,000 shares of restricted stock. See page 18, “Voting Item 5: Proposal to Amend 2003 Stock Award Plan for Non-Employee Directors” for information regarding the stock award plan for new non-employee directors.

Directors are eligible to defer any or all of their annual cash retainers through a deferred compensation plan of the Company on a tax-deferred basis. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings. In addition, the Company has established a stock ownership guideline for non-employee directors to hold at least 15,000 shares of the Company’s common stock at all times while serving as a director. Newly appointed directors are generally given three years from the date of appointment to comply with this guideline. Failure to comply with this guideline or potential deferrals of the guideline due to hardship are addressed on a case-by-case basis by the Board. There were no failures or deferrals in 2012.

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Director Compensation Table for 2012

Name	Fees Earned or Paid in Cash(a)	Stock Awards(b)	Option Awards(c)	All Other Compensation(d)	Total
Bob G. Alexander	$50,000	$312,334	$—	$—	$362,334
Archie W. Dunham	50,000	1,062,339	—	—	1,112,339
Vincent J. Intrieri	50,000	312,334	—	—	362,334
R. Brad Martin	50,000	312,334	—	—	362,334
Merrill A. (“Pete”) Miller, Jr.	100,000	285,024	—	51,852	436,876
Frederic M. Poses	50,000	312,334	—	—	362,334
Louis A. Simpson	100,000	265,035	—	30,670	395,705
Richard K. Davidson(e)	87,500	116,679	—	79,095	283,274
Kathleen M. Eisbrenner(e)	87,500	116,679	—	47,119	251,298
V. Burns Hargis(e)	100,000	275,028	—	52,060	427,088
Frank Keating(e)	87,500	131,691	—	45,394	264,585
Charles T. Maxwell(e)	75,000	116,679	—	—	191,679
Don Nickles(e)	87,500	131,691	—	61,546	280,737

(a)

Reflects annual retainer for all directors.

(b)

Reflects the aggregate grant date fair value of 2012 restricted stock awards determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 8 to the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013. On March 1, 2012 and June 7, 2012, each serving non-employee director received a regular quarterly award of 2,006 and 3,735 shares of restricted stock with a grant date fair value of $50,010 and $66,670, respectively. On September 20, 2012 and December 13, 2012, respectively, each Messrs. Alexander, Dunham, Intrieri, Martin and Poses received a regular quarterly award of 3,206 and 3,748 shares of restricted stock with a grant date fair value of $62,517 and $62,517, respectively. On September 20, 2012 and December 13, 2012, respectively, each of Messrs. Hargis, Miller and Simpson received a regular quarterly award of 3,419 and 3,997 shares of restricted stock with a grant date fair value of $66,671 and $66,670, respectively. For their additional responsibilities on the Board, on June 7, 2012, Messrs. Hargis and Miller, Governor Keating and Senator Nickles received 1,401, 1,961, 841 and 841 additional shares of restricted stock, respectively, with a grant date fair value of $25,008, $35,004, $15,012 and $15,012, respectively, due to their service as committee chairmen or lead independent director. On September 20, 2012, following his appointment as chairman of the Nominating, Governance and Social Responsibility Committee, Mr. Simpson received 770 additional shares of restricted stock with a grant date fair value of $15,015. On June 21, 2012, Mr. Dunham was granted 13,797 restricted shares with a grant date fair value of $250,002 due to his service as independent, non-executive Chairman. As part of his agreement to serve as Chairman, Mr. Dunham was also granted 27,594 shares of restricted stock on June 21, 2012 with a grant date fair value of $500,003. On July 2, 2012, all new non-employee directors received a grant of 10,000 shares of common stock, 4,000 of which were restricted and 6,000 of which were unrestricted, with a grant date fair value of $187,300. As of December 31, 2012, the aggregate number of shares of unvested restricted stock held by each of the serving non-employee directors was as follows: Messrs. Alexander, Intrieri, Martin and Poses, 8,215; Mr. Dunham, 39,257; Mr. Hargis, 18,606; Mr. Miller, 19,218; and Mr. Simpson, 14,527. In accordance with their restricted stock award agreements, previously awarded restricted stock became fully vested upon director departures in 2012.

(c)

The Company granted no stock options in 2012. As of December 31, 2012, the aggregate number of shares of common stock subject to stock options held by each of the non-employee directors was as follows: Mr. Maxwell, 12,500; and Senator Nickles, 25,000. These stock options expire in 2015.

(d)

Includes the directors’ personal use of fractionally owned Company aircraft prior to the discontinuance of such use in May 2012. The value of the personal use of fractionally owned Company aircraft is based on the incremental cost to the Company determined by the amount invoiced to the Company by NetJets for the operating costs of such use, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees and trip-related parking/hangar costs. Since the fractionally owned Company aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on the usage, such as purchase costs and maintenance costs not related to trips.

(e)

Messrs. Davidson, Keating and Nickles and Ms. Eisbrenner resigned from the Board effective June 21, 2012 and Mr. Hargis resigned from the Board effective March 7, 2013. Mr. Maxwell retired from the Board at the Company’s 2012 annual meeting of shareholders.

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Voting Item 5:  Proposal to Amend 2003 Stock Award Plan for Non-Employee Directors

We are asking shareholders to vote to approve an amendment to our 2003 Stock Award Plan for Non-Employee Directors, or the Director Plan, to increase the aggregate number of shares of common stock which are available for award under the Director Plan from 100,000 shares to 250,000 shares. The additional 150,000 shares requested will allow the Company to continue to provide one-time awards of up to 10,000 shares to new non-employee directors upon their appointment to our Board of Directors. Our Board approved the amendment, subject to shareholder approval, on March 8, 2013.

The purpose of the Director Plan is to attract independent persons of outstanding competence who have the qualities determined by our Board to fulfill the current needs of the Board to serve on our Board and to enable such persons to acquire or increase their ownership interests in the Company. The awards have been a valuable tool for such recruitment purposes in the past and are crucial to the success of such efforts going forward. Under the terms of the plan, each newly appointed non-employee director is awarded no greater than 10,000 shares of our common stock on his or her first day of service as a director.

Our non-employee directors are each required to hold, at all times during their service on the Board, at least 15,000 shares of our common stock and new directors are given three years from their date of appointment to attain the required ownership level. Awards from the Director Plan provide our new non-employee directors with immediate ownership in the Company and reduce the out-of-pocket investment required by the director to meet the ownership requirement.

Since its inception in January 2003, we have issued 100,000 shares to new non-employee directors under the Director Plan, leaving no further shares available for recently appointed directors or newly appointed directors in the future. The additional 150,000 shares of common stock the Board has reserved for issuance under the Director Plan pursuant to the amendment will provide at least fifteen awards for new directors and represents approximately 0.02% of our outstanding common shares. If the Director Plan is approved, we intend to immediately grant Mr. Raspino 10,000 shares of common stock under the plan. If the amendment is not approved by shareholders, we will not be able to continue to award unrestricted shares of common stock to new directors in the future and we may reconsider the stock ownership guidelines applicable to our directors, including the initial period of time given to each director to meet our ownership requirements.

Amended Plan Features

We are proposing to amend the Director Plan to increase the number of shares of common stock available for issuance under the plan and to provide flexibility in the amount of shares granted to new directors. The following summary of the material features of our Director Plan (including the proposed amendment) does not purport to be complete and is qualified in its entirety by reference to the specific language of our Director Plan, which is attached to this proxy statement as Exhibit D.

Administration

The Board is responsible for administration of the Director Plan and has complete discretion to formulate policies and establish rules and regulations for its administration.

Eligible Participants

Only individuals who are not officers or otherwise employed by the Company or any of its subsidiaries and who become directors of the Company after the effective date of the Director Plan are eligible for awards under the Director Plan.

Shares Available for Award

The maximum number of shares of common stock which are available for award under the Director Plan will be 250,000 shares, an increase of 150,000 shares. Each individual who becomes a non-employee director will be awarded up to 10,000 shares of common stock on his or her first day of service as a non-employee director. If the amendment is approved, awards to at least fifteen new non-employee directors may be made under the Director Plan. Upon approval, Mr. Raspino will be awarded 10,000 shares of common stock under the plan.

The Director Plan provides for appropriate adjustments in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares.

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Termination and Amendment

The Board may suspend or terminate the Director Plan at any time. In addition, the Board may, from time to time, amend the Director Plan in any manner, but may not adopt any amendment without shareholder approval if in the opinion of counsel to the Company, shareholder approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Federal Income Tax Consequences

For U.S. federal income tax purposes, on the date of a stock award for which no payment was made by the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock on the award date. Stock awards provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. A participant’s adjusted basis in the common stock received through stock awards is equal to any ordinary income related to the award recognized by the participant. If a participant thereafter sells the common stock, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

The Board of Directors recommends a vote “FOR” the amendment of the 2003 Stock Award Plan for Non-Employee Directors

Transactions with Related Persons

The Company has adopted written policies and procedures for the Audit Committee’s review of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant and (3) any of its directors, executive officers, or greater than 5% shareholders, or any of their immediate family members, has or will have a material direct or indirect interest. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Oklahoma City Thunder

In 2011, Chesapeake entered into a license and naming rights agreement with The Professional Basketball Club, LLC (“PBC”) for an arena in downtown Oklahoma City. PBC is the owner of the Oklahoma City Thunder (the “Thunder”) basketball team, a National Basketball Association (“NBA”) franchise and the arena’s primary tenant. Mr. McClendon has a 19.2% equity interest in PBC. Under the terms of the agreement, Chesapeake has committed to pay annual fees ranging from $2.9 million, the amount paid for the 2011-2012 season, escalating ratably to $4.1 million payable in 2023 for the arena naming rights and other associated benefits. The arena naming rights provide Chesapeake with enhanced public awareness through recognition locally, nationally and internationally. For the 2012-2013 season, Chesapeake paid a fee of $2.6 million, which reflects a reduction of $480,000 as a result of the NBA lockout at the beginning of the 2011 season. Mr. McClendon made annual charitable contributions for the benefit of Oklahoma schools equal to his percentage ownership of the Thunder (19.2%) times the fees paid by the Company under the naming rights agreement for the first two seasons covered by the agreement.

In 2011, the Company also entered into a 12-year sponsorship agreement, committing to pay an average annual fee of $3.0 million for advertising, use of an arena suite and other benefits. For the 2011-2012 season, the Company paid a fee of $1.5 million pursuant to the sponsorship agreement, which included a reduction of $433,000 as a result of the NBA lockout at the beginning of the season. For the 2012-2013 season, the Company committed to pay a fee of $2.4 million pursuant to the sponsorship agreement. Chesapeake has been a founding sponsor of the Thunder since 2008.

For the 2011-2012 season, the Company paid $3.2 million for additional tickets for regular season games and $1.7 million for sponsorship, advertising and tickets for 2012 home playoff games. For the 2012-2013 season, the Company reduced its regular season commitment for additional game tickets to a net amount of $1.6 million, which gives effect to a refund of $1.2 million from PBC and $678,000 received by the Company for the sale of approximately 15% of its tickets to Company management, including the sale of season tickets to Mr. McClendon for approximately $140,000, and Access Midstream Partners, L.P. at the same price the Company paid to the PBC. The Company has committed to purchase a reduced number of tickets and certain sponsorship benefits for any 2013 home playoff games, the total amount for which will depend on the number of playoff rounds played by the Thunder.

The Audit Committee reviewed and approved the transactions with the Thunder described above in accordance with its policy on transactions with related persons.

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Founder Well Participation Program

The FWPP permits Mr. McClendon, the Company’s co-founder, to participate and invest as a working interest owner in new wells drilled by the Company. In 2005, the FWPP was documented as a formal plan containing substantially the same terms as prior agreements with the Company’s two co-founders that had been in place since the Company’s initial public offering in 1993. Shareholders approved the FWPP on June 10, 2005 for a term ending on December 31, 2015. The participation of co-founder Tom L. Ward terminated following his separation from the Company in 2006. In April 2012, the Board and Mr. McClendon agreed to the early termination of the FWPP on June 30, 2014, 18 months before the end of its original expiration date. Mr. McClendon’s participation rights under the FWPP will continue through the expiration of the FWPP on June 30, 2014 following his separation from the Company on April 1, 2013. See “—CEO Separation Arrangements” below for additional information on the terms of his separation.

Under the FWPP, Mr. McClendon has the right to participate in either all or none of the wells spudded by or on behalf of the Company during each calendar year. Prior to the beginning of each year, Mr. McClendon must provide written notice to the members of the Compensation Committee of his election to participate in the FWPP and his proposed working interest percentage for that year. His working interest percentage may not exceed a 2.5% working interest in a well and is not effective for any well where the Company’s working interest after Mr. McClendon’s participation election would be reduced to below 12.5%. Subject to these limitations, if Mr. McClendon elects to participate in the FWPP, he must participate in all wells spudded by or on behalf of the Company during the given calendar year and cannot elect to participate on a well-by-well basis. Mr. McClendon has elected to participate in the FWPP through the expiration of the FWPP on June 30, 2014 at the maximum 2.5% working interest permitted, the same participation percentage that Mr. McClendon has elected every year since 2004.

The FWPP is administered and interpreted by the Compensation Committee of the Board. Mr. McClendon’s right to participate in the FWPP will terminate on the earlier of (i) the expiration or termination of any and all covenants not to compete applicable to him subsequent to his termination of employment, or (ii) the termination of the FWPP on June 30, 2014. Mr. McClendon may participate in the drilling of wells under the FWPP through entities in which all equity interests are owned solely by Mr. McClendon and his immediate family members, subject to approval by the Compensation Committee. Under the FWPP, Mr. McClendon cannot change his working interest percentage during any calendar year without the prior approval of the Compensation Committee, and he is required to pay all joint interest billings immediately on receipt of the Company’s invoice and to advance to the Company any amounts which the Company is required to prepay to third-party operators with respect to Mr. McClendon’s working interest to be assigned under the FWPP. Mr. McClendon has never requested, nor has the Committee ever made, an adjustment to the participation percentage during a participation period.

The FWPP provides that the amount paid by Mr. McClendon for acreage assigned in connection with his participation in the FWPP is to be recomputed as of the first day of each calendar year and is equal to a fully-costed average per acre amount computed as follows: (i) direct costs capitalized in the appropriate accounting pool in accordance with the Company’s accounting procedures (including all capitalized interest, leasehold payments, acquisition costs, landman charges and seismic charges) divided by (ii) the acreage in the applicable pool at the time of computation. The annual computation allows the Company to reflect the acreage and costs with respect to newly acquired acreage, acreage sold by the Company and acreage that has expired. All other costs are billed in accordance with the Company’s accounting procedures applicable to third-party participants pursuant to any joint operating agreement or exploration agreement relating to a particular well, and such amounts paid by Mr. McClendon in connection with his participation in a well are on no better terms than the terms agreed to by unaffiliated third-party participants in connection with the participation in such well or similar wells operated by the Company.

Mr. McClendon pays the Company for lease operating expenses and capital expenditures related to his FWPP interests promptly upon receipt of each invoice. The following table sets forth the revenue received from, and well costs paid to, the Company with respect to Mr. McClendon’s FWPP interests during the first quarter of 2013 and each of the three years in the period ended December 31, 2012:

	First Quarter
	2013	2012	2011	2010
Natural gas and oil revenues	$62,929,725	$198,859,938	$184,270,948	$127,064,861
Lease operating expenditures	(14,414,046)	(54,181,910)	(42,457,253)	(26,102,787)
Net cash flow	48,515,679	144,678,028	141,813,695	100,962,074
Capital expenditures	(71,172,577)	(434,263,113)	(457,151,007)	(242,839,086)
Net after capital expenditures	$(22,656,898)	$(289,585,085)	$(315,337,312)	$(141,877,012)

The foregoing information has been derived solely from the Company’s records. Accordingly, it excludes revenues and expenses for some FWPP interests that are not operated by the Company, and it may include revenue and expenses for producing FWPP interests conveyed to others. For example, the foregoing amounts include revenue attributable to volumetric production payments (VPPs) owed to third parties under transactions that Mr. McClendon has entered into from time to time. Mr. McClendon pays the related lease operating expenses and disburses revenue to the VPP owners.

Mr. McClendon has advised us that his cumulative expenditures under the FWPP have significantly exceeded his cumulative production revenues to date. Substantial front-end investments of capital are required to drill oil and natural gas wells, and Mr. McClendon’s FWPP capital investment has necessarily kept pace with the Company’s capital expenditures over the years. Production and cash flow from sales of natural gas and oil for new wells occur over an extended period of time. Mr. McClendon believes the present value of the future net revenue (pretax) of the estimated proved developed producing reserves attributable to his FWPP interests at December 31, 2012, discounted at 10% per year and based on prices and costs under existing conditions at such date as prescribed by the SEC’s reserves reporting rules, was approximately $335 million. The Company’s reservoir engineering staff provides data and analysis to Mr. McClendon’s affiliates with respect to reserves associated with FWPP interests using the engineering prepared for the Company’s interest in the same wells. In 2012, Mr. McClendon reimbursed the Company approximately $650,000 to cover the estimated cost of such services. As indicated in the Company’s 2012 Form 10-K filed on March 1, 2013 and other filings that include estimates of the Company’s proved natural gas and oil reserves, any computation of proved producing reserves is an estimate, subject to a number of variables and not a reflection of fair market value. A portion of the leasehold owned by Mr. McClendon with respect to the FWPP consists of interests that are not categorized as proved developed producing reserves.

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Mr. McClendon’s FWPP interests are his personal assets and are separate and distinct from the Company’s interest in its oil and gas properties and other assets. The FWPP does not restrict sales, other dispositions or financing transactions involving FWPP interests acquired from the Company. The Company does not extend loans to Mr. McClendon for participation in the FWPP or any other purposes, the Company has no obligation to repay loans Mr. McClendon may obtain from third parties, and no Company interests in any assets are exposed to such loans or the mortgages securing them. From time to time, Mr. McClendon has sold FWPP interests separately and concurrently with sales by the Company of its interests in the same properties. In any concurrent sales the proceeds related to the properties have been allocated between Mr. McClendon and the Company based on their respective ownership interests. From January 1, 2012 through March 31, 2013, Mr. McClendon realized approximately $88 million from such concurrent sales, and he paid approximately $837,961 of deal costs.

CEO Separation Arrangements

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, which was effective as of January 29, 2013. See “Post-Employment Compensation—Mr. McClendon’s Separation” on page 48 for a discussion of the Founder Separation and Services Agreement.

Pursuant to the Founder Separation and Services Agreement, on April 18, 2013, the Company, Mr. McClendon and certain affiliates of Mr. McClendon, or the Founder Affiliates, entered into a Founder Joint Operating Services Agreement, or FJOSA, effective as of January 29, 2013, relating to the jointly developed oil and gas wells, increased density locations, leases and acreage jointly owned by the Company and the respective Founder Affiliates, or the Joint Interests. The FJOSA is intended to enable the parties to maintain and continue their previously developed methods and practices for access to and sharing of information essential for the efficient administration of their respective interests in the Joint Interests and to provide a framework for the continued efficient administration thereof. The Company will continue to provide reserve reports on Joint interests through no later than December 31, 2016, and the Founder Affiliates will reimburse the Company for the costs of such services. Through June 30, 2014, the Company will provide Mr. McClendon and the Founder Affiliates data, licenses and services related to Joint Interests, as well as certain transition services reasonably necessary or appropriate to effect the orderly transfer to the Founder Affiliates of land administration and reserve engineering services relating to the Joint Interests. In addition, the Company will continue to provide certain routine monthly services. Routine services relating to the preparation of schedules and exhibits to mortgages will be billed to the applicable Founder Affiliates at a monthly rate of $50,000 as part of the monthly joint interest billings beginning July 1, 2014, subject to termination or reduction in services as well as an annual adjustment. The Company will recoup its costs of providing other routine services set forth in the FJOSA through standard overhead billings pursuant to the terms of any applicable joint operating agreements with the Founder Affiliates. The Company will provide a monthly credit of $50,000 in the aggregate to reduce the marketing fees billed by the Company or its affiliates under the existing marketing fee arrangements between the Founder Affiliates and the Company or its affiliates beginning April 1, 2013, provided that the credit may not reduce the marketing fees below zero in any month. The FJOSA also provides that if the Company agrees to sell all or a portion of the Company’s Joint Interests in an area or play, the Company or the applicable Founder Affiliate may elect to include the applicable Founder Affiliates’ Joint Interests in the sale transaction (in the same proportion as those being sold by the Company in the sale transaction), with the applicable Founder Affiliates to receive their respective portion of the sale proceeds from any such sale transaction.

Rescission of Map Sale

Pursuant to a settlement agreement with certain plaintiff shareholders following the trial court’s dismissal of their claim, the sale of a historical map collection that occurred in December 2008 between Mr. McClendon and the Company will be rescinded. Mr. McClendon will pay the Company approximately $12 million plus interest through the closing date, and the Company will reconvey the map collection to Mr. McClendon. The transaction is scheduled to be completed not later than 30 days after the entry of a final non-appealable judgment. Pursuant to the Founder Separation and Services Agreement, on April 18, 2013, the Company and Mr. McClendon entered into an agreement to memorialize the terms, as set forth in the aforementioned settlement, of the rescission of the sale of the map collection. The agreement provides for the storage and care of the map collection pending a final non-appealable judgment in the litigation, and establishes a procedure to facilitate such rescission. The settlement, which was approved by the District Court of Oklahoma County, Oklahoma on January 30, 2012, has been appealed and, at this time, it is unknown when such appeal will be resolved.

Employment of Family Members

Douglas J. Jacobson’s son, Isaac Jacobson, has been an employee of the Company since June 2008. Mr. Jacobson’s total cash and equity compensation for 2012 was $137,155. Douglas J. Jacobson’s daughter, Hillary Raubach, was an employee of a midstream subsidiary of the Company from June 2011 until December 2012. Following the sale of our midstream assets, Ms. Raubach became an employee of Access Midstream Partners, L.P. (NYSE:ACMP), formerly Chesapeake Midstream Partners, L.P. Ms. Raubach’s total cash and equity compensation for 2012 was $134,019, which includes a separation payment made to employees of ACMP in connection with our midstream sale. The Company is a significant employer in Oklahoma City with over 5,000 employees in the greater Oklahoma City area. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees.

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Beneficial Ownership

The table below sets forth (i) the name and address and beneficial ownership of each person known by management to own beneficially more than 5% of our outstanding common stock, and (ii) the beneficial ownership of common stock of our nominees, directors and named executive officers and all directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of April 15, 2013, the record date, and the persons named below have sole voting and/or investment power with respect to such shares.

Beneficial Owner	Common Stock
	Outstanding Shares		Share Equivalents		Total Ownership		Percent of Class
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	87,455,895		4,569,199		92,025,094	(a)	13.7%
Carl C. Icahn c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153	59,698,689		—		59,698,689	(b)	8.9%
Aubrey K. McClendon	2,763,083	(c)(d)	—		2,763,083		*
Steven C. Dixon	858,849	(d)(e)(f)	22,500	(g)	881,349		*
Domenic J. (“Nick”) Dell’Osso, Jr.	199,293	(d)(e)	—		199,293		*
Douglas J. Jacobson	678,795	(d)(e)	—		678,795		*
Jeffrey A. Fisher	217,904	(d)(e)	—		217,904		*
Bob G. Alexander	11,987	(d)	—		11,987		*
Archie W. Dunham	297,086	(d)	—		297,086		*
Vincent J. Intrieri	12,975	(d)(h)	—		12,975		*
R. Brad Martin	156,737	(d)(i)	—		156,737		*
Merrill A. (“Pete”) Miller, Jr.	156,826	(d)	—		156,826		*
Frederic M. Poses	528,637	(d)	—		528,637		*
Louis A. Raspino	26,000	(d)	—		26,000		*
Louis A. Simpson	533,567	(d)	—		533,567		*
All directors and executive officers as a group	4,449,966	(j)	22,500		4,472,466		*

*

Less than 1%.

(a)

This information is as of June 8, 2012, as reported in a Schedule 13D/A filed jointly by Southeastern Asset Management, Inc. and O. Mason Hawkins on June 8, 2012. The Schedule 13D/A includes 4,569,199 shares of common stock underlying 73,420 and 51,680 shares, respectively, of 5.75% Cumulative Convertible Preferred Stock and 5.75% Cumulative Convertible Preferred Stock (Series A). The Schedule 13D/A reports (i) sole power to vote or to direct the vote of 51,938,249 shares, including 848,602 shares underlying convertible preferred stock; (ii) shared power to vote or direct the vote of 31,131,173 shares with Longleaf Partners Funds Trust, including 3,720,597 shares underlying convertible preferred stock; (iii) no power to vote 8,955,672 shares; (iv) sole power to dispose or to direct the disposition of 60,893,921 shares, including 848,602 shares underlying convertible preferred stock; and (v) shared power to dispose or to direct the disposition of 31,131,173 shares with Longleaf Partners Fund, including 3,720,597 shares underlying convertible preferred stock.

(b)

This information is as of November 19, 2012, as reported in a Schedule 13D/A filed jointly by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn. The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue Suite 1210, White Plains, NY 10601, (ii) Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands, and (iii) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

According to the filing, High River has sole voting power and sole dispositive power with regard to 11,939,739 shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master has sole voting power and sole dispositive power with regard to 18,778,370 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master II has sole voting power and sole dispositive power with regard to 7,528,432 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master III has sole voting power and sole dispositive power with regard to 3,315,789 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 18,136,359 shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

According to the filing, each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the shares which each of Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(c)

Includes (i) 13,671 shares held by Chesapeake Investments, an Oklahoma limited partnership of which Mr. McClendon is sole general partner; (ii) 119,255 shares purchased on behalf of Mr. McClendon in the 401(k) Plan; (iii) 118,880 shares of vested common stock purchased on behalf of Mr. McClendon in the Chesapeake Energy Corporation Deferred Compensation Plan; and (iv) 1,095 shares held by Mr. McClendon’s son who shares the same household.

(d)

Includes unvested restricted stock granted after January 1, 2013 with respect to which executive officers and directors have voting power.

(e)

Includes shares held in the 401(k) Plan (Mr. Dixon, 29,654 shares; Mr. Dell’Osso, 3,873 shares; Mr. Jacobson, 18,728 shares; and Mr. Fisher, 8,509 shares) and shares of vested common stock held in the Chesapeake Energy Corporation Deferred Compensation Plan (Mr. Dixon, 67,264 shares; Mr. Dell’Osso, 2,584 shares; Mr. Jacobson, 34,408 shares; and Mr. Fisher, 12,299 shares).

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(f)

Includes 163,838 shares held by Mr. Dixon in grantor retained annuity trusts and 52,965 shares held by the Farethewell Foundation, over which Mr. Dixon has voting control.

(g)

Represents shares of common stock which can be acquired through the exercise of stock options on the record date or within 60 days thereafter.

(h)

Includes 1,238 shares purchased on behalf of Mr. Intrieri in the Chesapeake Energy Corporation Deferred Compensation Plan for Non-Employee Directors.

(i)

Includes 25,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control.

(j)

Does not include shares held by Mr. McClendon as he was not an executive officer on the record date.

Section 16(a)   Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and subsequent changes with the SEC. Based only on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that there were no late filings under Section 16(a) by any such persons during 2012.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation system for the Company’s named executive officers listed below, whose compensation is set forth in the 2012 Summary Compensation Table and other compensation tables contained in this proxy statement.

Aubrey K. McClendon	President and Chief Executive Officer, or CEO; co-founded the Company in 1989(1)
Steven C. Dixon	Acting Chief Executive Officer, or Acting CEO, and Executive Vice President – Operations and Geosciences and Chief Operating Officer; has been with the Company for 22 years(2)(3)
Domenic J. (“Nick”) Dell’Osso, Jr.	Executive Vice President and Chief Financial Officer, or CFO; has been with the Company for four years(3)
Douglas J. Jacobson	Executive Vice President—Acquisitions and Divestitures; has been with the Company for 14 years
Jeffrey A. Fisher	Executive Vice President—Production; has been with the Company for 10 years

(1)

Mr. McClendon ceased serving as President and CEO of the Company on April 1, 2013.

(2)

Mr. Dixon was named Acting CEO effective April 1, 2013.

(3)

Messrs. Dixon and Dell’Osso, along with the Company’s independent, non-executive Chairman Mr. Dunham, were named to the Office of the Chairman upon its formation on March 29, 2013.

We present our Compensation Discussion and Analysis in the following sections:

1.

Say-on-Pay Response and Compensation Highlights. In this section, we discuss the response of the Compensation Committee of our Board to the 2012 shareholder advisory vote on named executive officer compensation and highlight aspects of our redesigned executive compensation system.

2.

Executive Compensation System. In this section, we describe the Company’s executive compensation philosophy and the material components of our executive compensation system, including certain important changes the Compensation Committee recently implemented.

3.

2012 Named Executive Officer Compensation. In this section, we detail the Company’s 2012 named executive officer compensation and explain how and why the Compensation Committee arrived at specific compensation decisions.

4.

Other Executive Compensation Matters. In this section, we provide a brief overview of policies related to minimum stock ownership, prohibition of margining and derivative or speculative transactions involving Company stock and executive compensation clawbacks. We also review the risks associated with our compensation programs and accounting and tax treatment of compensation.

5.

Actions Related to 2013 Executive Compensation. In this section, we provide an overview of certain Compensation Committee executive compensation decisions for 2013.

6.

Mr. McClendon’s Separation; Mr. Dixon’s Appointment as Acting CEO. In this section, we provide details with regard to compensatory arrangements related to Mr. McClendon’s separation from the Company and Mr. Dixon’s appointment as Acting CEO.

Say-on-Pay Response and Compensation Highlights

Response to 2012 Shareholder Advisory Vote on Named Executive Officer Compensation

At our 2012 annual meeting of shareholders, approximately 80% of shares were cast “against” our named executive officer compensation. Shortly thereafter, in June 2012, the Board appointed five new independent directors, including an independent, non-executive Chairman of the Board, as discussed in more detail under “Corporate Governance—Board of Directors” on page 4. The Compensation Committee, comprised of entirely new members, considered the results of the advisory vote and believed it conveyed our shareholders’ dissatisfaction with the Company’s executive compensation in light of performance. The Compensation Committee engaged in a comprehensive review of the Company’s executive compensation system, considering the outcome from the 2012 annual meeting, with a goal of ensuring that the Company’s compensation programs appropriately tie executive pay to Company performance. To assist in its review, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or F.W. Cook, as its independent compensation consultant. The Company discussed its 2012 compensation program with many of its major shareholders. In addition, the Company’s largest shareholder, representing 13.7% of the Company’s common stock, recommended two directors who currently serve on our Compensation Committee.

The Compensation Committee implemented substantial changes to the Company’s executive compensation system in 2012, including implementing annual and long-term incentive programs that are based on objective performance criteria and that are designed to tie pay to performance. In response to shareholder feedback emphasizing the importance of incorporating both total shareholder return, or TSR, and operational performance goals in order to provide named executive officers with effective incentives associated with the Company’s long-term growth and performance, the Company included operational metrics as part of the performance-based component of its long-term incentive program for 2012. The Compensation Committee’s decisions with regard to the Company’s executive compensation system for 2012 included the following:

•

Adopted a formal compensation philosophy that emphasizes pay for performance and targets peer median compensation levels.

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•

Exercised downward discretion to further reduce payouts calculated based on a formulaic assessment of Company performance under the annual incentive program in 2012 to an average of approximately 50% of 2011 annual incentive payouts for the named executive officers and, after considering Mr. McClendon’s recommendation to such effect, awarded no annual incentive compensation to Mr. McClendon.

•

Held base salaries flat in 2012 for the majority of our named executive officers. Only Messrs. Dell’Osso and Fisher received base salary increases in 2012, which were driven by competitive positioning and internal pay equity considerations. The salaries of Messrs. Dixon and Jacobson were not increased in 2012, and remained at levels set for each in July 2008. Similarly, Mr. McClendon’s salary remained at $975,000, reflecting no increase since 2006. We increased Mr. Dixon’s salary to $975,000 in connection with his appointment as Acting CEO effective April 1, 2013. See “—Mr. McClendon’s Separation; Mr. Dixon’s Appointment as Acting CEO” on page 40.

•

Significantly reduced perquisites for executive officers, including eliminating, or further limiting in the case of Mr. McClendon, personal use of fractionally owned Company aircraft by named executive officers.

The connection between pay and performance is further reflected in decisions of the Compensation Committee for 2013 executive compensation, including:

•

Entered into new executive employment agreements that contain substantial changes from the Company’s previous executive employment agreements, including the elimination of “single-trigger” change-of-control cash payments and cash payments upon death or disability.

•

Maintained base salary levels for the named executive officers at 2012 levels, other than for Mr. Dixon, whose base salary was increased upon his appointment as Acting CEO.

•

Implemented a new Annual Incentive Plan and based annual incentive opportunities on the Company’s performance relative to eleven pre-established objective operational and financial performance goals. Target annual incentive opportunities remained flat for named executive officers.

•

Reduced target long-term incentive awards for named executive officers by approximately 10% from 2012 target levels.

At the 2013 annual meeting, we will again hold an advisory vote to approve named executive officer compensation (see “Voting Item 6: Shareholder Advisory Vote to Approve Named Executive Officer Compensation” on page 55), in accordance with the shareholders’ advisory vote in 2011 in favor of annual advisory votes on executive compensation. The Compensation Committee will consider the results from this year’s and future advisory votes on executive compensation.

Compensation Highlights

Our redesigned executive compensation system has the following attributes:

Compensation System Attributes	Description
Compensation philosophy*	Adopted formal compensation philosophy that emphasizes pay for performance and targets peer median compensation levels
Objective long-term performance measures*	Over 50% of long-term compensation is subject to achievement of objective pre-determined performance goals tied to operational and strategic objectives and the creation of long-term shareholder value
Objective annual incentive program with pre-determined performance measures*	Annual incentive compensation based on achievement of pre-determined objective operational and financial performance goals
2012 CEO compensation reduced*	Reduced 2012 CEO total compensation by $1 million, including no 2012 annual incentive compensation, following an earlier 2011 reduction of total compensation of over $3 million
No tax gross-ups for executive officers	No tax gross-ups for executive officers
Historical and expected future use of tally sheets

Tally sheets allow the Compensation Committee to analyze both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation

Minimum stock ownership guidelines*	Enhanced minimum stock ownership guidelines for all named executive officers
Margining and speculative transactions prohibited*	Full prohibition on margining, derivative or speculative transactions, such as hedges, pledges and margin accounts, by executive officers
Incentive plans designed to qualify for Section 162(m) tax deductibility

Performance share unit (PSU) awards are intended to qualify as performance-based compensation under Section 162(m); we are asking that shareholders approve the 2013 annual incentive plan, which will permit 2013 and future annual incentive compensation to so qualify

Substantially all perquisites ended*

Ended substantially all perquisites for named executive officers, including personal use of Company aircraft, except in the case of Mr. McClendon, who agreed to increase his reimbursement to the Company for personal travel in excess of $250,000

Double trigger upon change of control*	Effective January 1, 2013, new employment agreements with our named executive officers eliminated “single-trigger” change-of-control cash payments
Clawback policy*

Implemented a compensation recovery policy to recapture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under the law that leads to an accounting restatement

Representative and relevant peer group*

The Compensation Committee worked with its independent compensation consultant to increase the number of companies in the peer group from five to 11 while satisfying other important peer group criteria such as comparable size and relevance to the Company’s industry

No cash payments on death and disability*

Effective January 1, 2013, new employment agreements with our named executive officers other than the CEO eliminated lump sum payments of 52 weeks of base salary in the event of death and 26 weeks of base salary in the event of a disability

* Indicates item has been implemented or further enhanced by the Compensation Committee since the beginning of 2012.

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Executive Compensation System

Philosophy and Objectives of our Executive Compensation System

In 2012, to guide its review and future compensation decisions, the Compensation Committee adopted a formal compensation philosophy. The philosophy reflects the Compensation Committee’s intent to generally set all elements of target compensation (e.g., base salary, target annual incentive award opportunity and target long-term incentive award opportunity) at the median of similarly situated executives among the Company’s peer group or other relevant industry benchmarks. The competitive positioning of target compensation levels for individuals may vary above or below the median based on executive-specific factors such as tenure, experience, proficiency in role or criticality to the organization. The Compensation Committee’s objective is to have a program that:

•

Attracts and retains high performing executives;

•

Pays for performance and thus has a meaningful portion of pay tied to business performance;

•

Aligns compensation with shareholder interests while rewarding long-term value creation;

•

Discourages excessive risk by rewarding both short-term and long-term performance;

•

Reinforces high ethical conduct, environmental awareness and safety; and

•

Maintains flexibility to better respond to the dynamic and cyclical energy industry.

Unlike target compensation levels, which are set by the Compensation Committee near the beginning of the year, actual compensation is a function of the Company’s operational, financial and stock price performance, as reflected through annual incentive payouts, performance share payouts and the value of all other long-term incentive awards at vesting. Actual compensation is intended to vary above or below target levels commensurate with Company performance.

Elements of our Executive Compensation System

The purpose and key characteristics of each element of our 2012 executive compensation system are summarized below:

Element	Purpose	Key Characteristics
Base salary

Reflects each named executive officer’s base level of responsibility, leadership, tenure, qualifications and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry.

Fixed compensation that is reviewed annually and adjusted if and when appropriate.
Annual incentive award

Motivates named executive officers to achieve our short-term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions.

Variable performance-based annual cash award. Awards were based on corporate performance compared to pre-established performance goals. Adjusted downward for all named executive officers in 2012.
PSU award

Motivates named executive officers to achieve our business objectives by tying incentives to our financial and key operational metrics over the performance period while continuing to reinforce the link between the interests of our named executive officers and our shareholders.

Variable performance-based long-term award. The ultimate number of units earned is based on the achievement of relative and absolute total shareholder return and production and proved reserve growth performance goals.

Restricted stock award

Motivates named executive officers to achieve our business objectives by tying incentives to the performance of our common stock over the long term; reinforces the link between the interests of our named executive officers and our shareholders; motivates our named executive officers to remain with the Company by mitigating swings in incentive values during periods of high commodity price volatility.

Long-term restricted stock award with a ratable vesting period over four years. The ultimate value realized varies with our common stock price.
Other compensation	Provides benefits that promote employee health and work-life balance, which assists in attracting and retaining our named executive officers.	Indirect compensation element consisting of health and welfare plans and minimal perquisites.

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2012 Named Executive Officer Compensation

2012 Process for Determining Executive Compensation

Role of the Compensation Committee

In determining compensation, the Compensation Committee makes an overall assessment of the performance of the named executive officer team and the role and relative contribution of each of its members. In 2012, the Compensation Committee transitioned to conducting performance and compensation reviews of our named executive officers on an annual basis instead of on a semi-annual basis. In 2012, the Compensation Committee’s approach consisted of both subjective consideration of each named executive officer’s performance and overall role in the organization and objective consideration of the Company’s performance relative to predetermined metrics as more fully described beginning on page 30 under “—2012 Named Executive Officer Compensation Elements”. In its assessment of the performance of each named executive officer in 2012, the Compensation Committee considered the following:

Individual Performance	Company Performance	Intangibles

•

Named executive officer’s contributions to the development and execution of the Company’s business plans and strategies (including contributions that are expected to provide substantial benefit to the Company in future periods)

•

Performance of the named executive officer’s department or functional unit

•

Level of responsibility

•

Longevity with the Company

•

Overall performance of the Company, including progress made with respect to production, reserves, operating costs, drilling results, risk management activities and asset monetizations

•

Financial performance as measured by cash flow, net income, cost of capital, general and administrative costs, progress towards debt reduction goals and common stock price performance

• Leadership ability • Demonstrated commitment to the Company • Motivational skills • Attitude • Work ethic

Role of the Compensation Consultant

The Compensation Committee has the sole authority for the appointment, compensation and oversight of the Company’s outside compensation consultant. Our Compensation Committee set out to redesign our executive compensation system and, from the second half of 2011 through June 2012, retained Cogent Compensation Partners, an independent compensation consulting firm with extensive experience in the energy industry, to provide recommendations to the Compensation Committee for the Company’s 2012 executive compensation system. At the request of the Compensation Committee, Cogent conducted a peer group benchmarking analysis and assessed all elements of the Company’s executive compensation system and practices and designed and proposed new program elements, including a performance-based annual incentive program and a mix of long-term incentives consisting of over half PSUs. The Compensation Committee formally adopted the proposed program elements, as discussed in detail below under “—2012 Named Executive Officer Compensation Elements”. The compensation services provided also included advising on director compensation.

In support of the comprehensive review of the Company’s executive compensation system initiated by the Compensation Committee following the 2012 annual meeting, the Compensation Committee retained F.W. Cook as its independent compensation consultant to replace Cogent. F.W. Cook provided an objective analysis of, and counsel on, the Company’s executive compensation system, attending meetings of the Compensation Committee upon request and communicating with the chairman of the Compensation Committee between meetings. Both Cogent and F.W. Cook reported directly to the Compensation Committee and neither provided additional services to the Company.

During 2012, Pay Governance LLC was retained by Company management to provide services related to the Company’s compensation program, policies and processes, including consulting on the Company’s executive compensation system. On occasion, the Compensation Committee obtained the advice of Pay Governance through meetings in which F.W. Cook also participated. The Compensation Committee further directed F.W. Cook to review and coordinate with Pay Governance on the delivery of any work product by Pay Governance to the Committee, to perform an independent, objective analysis of market and other data provided by Pay Governance and to generally counsel the Committee as to the advice obtained from Pay Governance.

The Compensation Committee evaluated whether conflicts of interest were created by the retention of any of the advisors providing compensation consulting services in 2012, considering the following factors: (1) other services provided to the Company by the advisor; (2) past fees paid to the advisor as a percentage of total revenue of the advisor; (3) conflicts of interest policies of the advisor; (4) relationships between the advisor and members of the Board; (5) company stock owned by employees of the advisor; and (6) relationships between the advisor and any executive of the Company. As a result of this assessment, the Compensation Committee concluded that (i) no conflicts of interest exist with respect to F.W. Cook and (ii) Pay Governance is not independent from management given the reporting relationship with management, the responsibility of management for the oversight of Pay Governance’s work product and the services provided. The Compensation Committee concluded that any potential conflict posed by the Compensation Committee’s receipt of advice from Pay Governance was sufficiently mitigated by the direct involvement of F.W. Cook and the Compensation Committee’s own examination and assessment of the objectivity of Pay Governance’s advice.

Benchmarking

In 2011, at the request of the Compensation Committee, Cogent conducted a peer group benchmarking analysis. The objective of this analysis was to understand the competitiveness of the named executive officers’ total direct compensation, consisting of base salary, annual incentive compensation and the value of long-term incentive awards, relative to our compensation peer group companies. The peer group consisted of certain exploration and production peer companies which are similar to the Company in size, scope and nature of business operations. Cogent collected and analyzed the benchmark data based on publicly disclosed information and presented its analysis to the Compensation Committee. The analysis indicated that total direct compensation for our CEO and each of the other named executive officers in 2011 generally ranged from the median to the seventy-fifth percentile of benchmark data as compared to our peer group. These results informed the Compensation Committee’s decisions with respect to setting 2012 executive compensation, including establishing the targets for the newly implemented performance-based annual incentive award program and PSU component of the Company’s long-term incentive program for named executive officers. Our 2011 industry peer group consisted of the following companies: Anadarko Petroleum Corporation, Apache Corporation, Devon Energy Corporation, EOG Resources, Inc. and Occidental Petroleum Corporation.

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During 2012, F.W. Cook was asked by the Compensation Committee to review the Company’s peer group in support of the Committee’s comprehensive review of the Company’s executive compensation system following the 2012 annual meeting of shareholders. In 2012, following F.W. Cook’s review, the Compensation Committee enlarged the peer group to better align it with typical market practice in terms of the number of peers and the Company’s relative size. Peer group candidates were drawn from the relevant Global Industry Classification Standard group and narrowed based on size criteria, primarily revenue and market capitalization. Marathon Oil Corporation and Noble Energy, Inc. satisfied the size, scope and nature of business operations criteria and were added to the peer group. Within the exploration and production industry, there are a small number of companies that closely resemble us in size, scope and nature of business operations. Enlarging our peer group also required that the Compensation Committee broaden its industry screen to include integrated oil and gas companies that also satisfied the revenue and market capitalization criteria, which resulted in adding Hess Corporation and Murphy Oil Corporation to the Company’s peer group. These companies are also considered peers by other companies in our peer group. Finally, the Compensation Committee added Continental Resources, Inc. and SandRidge Energy, Inc. to the peer group as they are Oklahoma-based exploration and production companies that are direct competitors with the Company for local talent.

Our resulting industry peer group contains companies in our industry that are both larger and smaller in size and scope. With the exception of the integrated oil and gas companies discussed above, all of the peer companies are independent exploration and production companies. We considered companies that compete in our industry, but are significantly larger than we are, and companies that compete in unrelated industries within the energy sector such as the mining or coal industries but did not include such companies in our peer group.

We compete with the companies in our compensation peer group for talent and the Compensation Committee believes the selected companies are currently the most appropriate for use in executive compensation benchmarking. The differences and similarities between us and the companies in our industry peer group are taken into consideration when referencing benchmarks for named executive officer compensation decisions. As discussed above under “—Executive Compensation System—Philosophy and Objectives of Our Executive Compensation System”, the Compensation Committee intends to generally set all elements of target compensation at the median of similarly situated executives among the Company’s peer group and may also consider other relevant industry benchmarks in making compensation decisions. The Compensation Committee directed F.W. Cook to conduct a peer group benchmarking analysis using the new peer group companies and determined that, relative to the new peer group companies, target total cash compensation for our CEO and other named executive officers was near the median of the Company’s peer group target total cash compensation. Target total direct compensation for our CEO and other named executive officers, however, exceeded the median, falling around the 75% percentile, suggesting the stronger than necessary competitive positioning of target long-term incentive grants. This determination became one factor in the Compensation Committee’s determination to reduce the long-term incentive as detailed below under “—Actions Related to 2013 Executive Compensation”.

CEO and Management Role in Executive Compensation Process

Mr. McClendon generally met with the chairman of the Compensation Committee in 2012 and, as appropriate, made recommendations and participated in discussions in order to provide information to the Compensation Committee regarding the compensation of the other named executive officers. On occasion, Mr. McClendon attended Compensation Committee meetings; however, the Compensation Committee met in executive session without Mr. McClendon throughout the year. Following such recommendations, the Compensation Committee discussed the compensation of each named executive officer and approved the final named executive officer compensation amounts, subject to such modifications as it deemed appropriate. Following such approval, the Compensation Committee made a report to the Board of Directors for discussion and ratification. Mr. McClendon, not being a member of the Compensation Committee, did not vote at Compensation Committee meetings, and he did not participate in the Board’s vote on the acceptance and approval of the Compensation Committee’s recommendations or reports with respect to his compensation.

In addition, our CEO, CFO, COO, Senior Vice President - Human and Corporate Resources and Senior Vice President, Treasurer and Corporate Secretary typically provide the Compensation Committee and its advisors with detailed analyses and recommendations regarding each element of named executive officer compensation to facilitate the Compensation Committee’s annual review of named executive officer compensation.

Use of Tally Sheets in Executive Compensation Process

The information provided to the Compensation Committee has historically included tally sheets detailing for each named executive officer:

•

the components of the named executive officer’s current compensation, including cash compensation, equity-based compensation, accumulated 401(k) and deferred compensation balances and perquisites;

•

potential payouts under the termination of employment and change of control provisions under the named executive officer’s employment agreement and applicable equity compensation plans; and

•

projected wealth accumulation from the named executive officer’s outstanding equity compensation awards assuming 0%, 5% and 10% appreciation and depreciation in the price of the Company’s common stock over the next five years.

The tally sheets bring together in one place all of the elements of actual and potential future compensation of the named executive officers, as well as information about their wealth accumulation. This allows the Compensation Committee to analyze both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation. In light of the comprehensive review of executive compensation in 2012 conducted with the assistance of Pay Governance and F.W. Cook, the Committee did not incorporate the use of tally sheets. However, the Compensation Committee intends to use tally sheets in the future.

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2012 Corporate Performance Highlights

2012 was a period of transition and provided many challenges for our Company. We are the second-largest producer of natural gas, a top 11 producer of liquids and the most active driller of wells in the U.S. The natural gas commodities environment of 2012 placed significant stress on our financial performance and weighed heavily on the Company’s TSR, along with other financial performance measures.

The period was also one of substantial accomplishment. In that time, the Company continued its transition to an operational focus on asset development, concluding its leasehold acquisition phase and exiting ancillary businesses that were no longer integral parts of our overall business strategy. Further, lower natural gas prices in 2012 and early 2013 have confirmed the Company’s strategy, initiated in 2011, to focus leasehold acquisitions and production activities on increasing liquids production, which includes oil and natural gas liquids. In 2012, the Company executed value-creating asset sales of approximately $12 billion of assets and had one of the best liquids growth stories in the industry, with liquids production up approximately 54% on average relative to 2011.

In 2012, Chesapeake delivered the following major accomplishments:

•

Continued Growth Through the Drillbit. We believe that our most distinctive characteristic is our commitment and ability to grow production and proved reserves organically through the drillbit at a low cost in areas with large unconventional accumulations of natural gas and liquids. We are currently utilizing 83 operated drilling rigs and 31 non-operated drilling rigs to conduct the most active drilling program in the U.S. We are active in most of the nation’s major unconventional plays, where we drill more horizontal wells than any other company in the industry. For many years, we have invested large amounts of capital in undeveloped leasehold, three dimensional (3-D) seismic information and human resources to take full advantage of our capacity to grow through the drillbit. As a result of those investments, we have been able to increase production for 23 consecutive years. Our daily production for 2012 averaged 3.89 bcfe, an increase of 614 mmcfe, or 19%, over the 3.272 bcfe of daily production for 2011, and consisted of 3.08 bcf of natural gas (80% on a natural gas equivalent basis), approximately 85,420 bbls of oil (13% on a natural gas equivalent basis) and approximately 48,130 bbls of natural gas liquids (7% on a natural gas equivalent basis). Our natural gas production in 2012 grew by 12%, or 333 mmcf per day; our oil production increased by 84%, or approximately 38,950 bbls per day; and our NGL production increased by 19%, or approximately 7,820 bbls per day.

•

Increased Liquids Production. In recognition of the value gap between liquids and natural gas prices that has widened to historic levels in the last five years, we directed a significant portion of our technological and leasehold acquisition expertise to identify, secure and commercialize new unconventional liquids-rich plays. This transition results in a more balanced and likely more profitable portfolio between natural gas and liquids. To date, we have established production in multiple liquids-rich plays on approximately 6.4 million net acres. Our production of liquids averaged approximately 133,550 bbls per day during 2012, a 54% increase over the average during 2011, as a result of the increased development of our unconventional liquids-rich plays. In 2012, approximately 85% of our drilling and completion expenditures were allocated to liquids-rich plays, compared to 50% in 2011 and 30% in 2010.

•

Continued to Focus our Operations in the “Core of the Core” of our Leasehold. We have made significant acquisitions of leasehold inventory and necessary investments in infrastructure, oilfield services, seismic data and human resources that have allowed us to drill wells more successfully and at a lower cost. Recently, we have shifted our focus to the development of the 10 plays in which we have a #1 or #2 ownership position. In an effort to optimize our portfolio around our core natural gas and oil properties, during 2012 we completed sales of assets natural gas and oil properties, midstream and other assets for proceeds of approximately $12 billion (including $1.25 billion from the sale of a preferred security in a subsidiary). By concentrating on the “core of the core” of our assets, we believe we can leverage our past investments to prioritize our drilling program around our highest-return assets and enhance returns on capital.

We believe this is an excellent series of accomplishments in a very tough year for the industry as natural gas prices reached 10-year lows in early 2012 and remained depressed throughout the year.

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2012 Named Executive Officer Compensation Elements

In December 2011, the Compensation Committee adopted substantial changes which are reflected in our 2012 executive compensation system. As shown below, our 2012 system continued to utilize base salary and restricted stock awards and also featured the following new performance-based components: (1) annual incentive awards based on objective pre-established performance goals and (2) PSUs under our LTIP.

Base Salary

Base salaries reflect each named executive officer’s base level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry. With the exception of Messrs. Dell’Osso and Fisher, base salaries for named executives remained flat for 2012.

Annual Incentive Compensation

The annual incentive component of our executive compensation system is intended to motivate and reward named executive officers for achieving our short-term business objectives that we believe drive the overall performance of the Company over the long term. In 2012, the Compensation Committee focused heavily on redesigning the annual incentive program, implementing a formulaic approach to awarding annual incentives based on an evaluation of the Company’s performance relative to seven pre-established, objective operational and financial goals. The Company proposed the 2012 Annual Incentive Plan at the 2012 annual meeting of shareholders, which failed to receive shareholder approval. In response to that vote and the Company’s 2012 say on pay vote, the Compensation Committee reformulated the 2012 annual incentive program using the proposed 2012 Annual Incentive Plan as a framework and establishing a formulaic methodology for determining annual incentive awards based on the Company’s achievement of performance goals based on the original performance goals established by the Compensation Committee in 2011 and communicated to shareholders in the 2012 proxy statement. In doing so, the Compensation Committee removed any ability to exercise upward discretion; however, the Compensation Committee retained the ability to reduce payouts below the amounts calculated by the formula based on qualitative factors.

Calculating Annual Incentive Awards. The following formula was used to calculate the maximum payment that could be awarded to a named executive officer under the reformulated 2012 annual incentive program:

The Compensation Committee used the base salary in effect on the last day of 2012 in calculating the annual incentive payments. The Compensation Committee established the target percentage of base salary of 150% for the CEO, 125% for EVPs and 100% for SVPs to provide an annual incentive opportunity that is competitive with our peers. Following the end of 2012, the Compensation Committee determined the payout factor based on the Company’s achievement of pre-established threshold, target and maximum performance levels and the corresponding payout opportunities of 50%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling in between threshold and target and between target and maximum) with no payment for performance not achieving the minimum 50% threshold performance level, as discussed below. The following chart shows the range of annual incentive award opportunities expressed as a percentage of salary for the named executive officers by title, based on the target percentage of base salary multiplied by the above-listed threshold, target and maximum payout opportunities.

Executive Level	Threshold	Target	Maximum
CEO	75%	150%	300%
EVP	62.5%	125%	250%
SVP	50%	100%	200%

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The 2012 annual incentive awards payable to certain named executive officers were further subject to limitations previously imposed under the executives’ employment agreements. Given the outcome of the formulaic analysis described below and the Compensation Committee’s further reduction of annual incentive payouts, in 2012, the annual incentive payments did not exceed the limitations prescribed by any of our named executive officers’ employment agreements.

Calculation of Payout Factor. In reformulating the 2012 annual incentive program, the Compensation Committee established the performance goals detailed in the table below based on the annual incentive performance goals previously disclosed in the Company’s 2012 proxy statement, which it believed appropriately reflected factors that positively impact shareholder value. The table below also details the Company’s level of achievement with respect to each performance goal and the final payout factor to be applied to each named executive officer’s target annual incentive award opportunity calculated using linear interpolation as described above.

A	B	C	D		E = D/C	F (a function of E)	G = F x B
Goal	Weighting	Performance Target	Performance		Achievement Level	Individual Payout Factor	Weighted Payout Factor
Operating cash flow	10.0%	$4.691 billion	$4.053 billion		86%	72%	7.2%
Adjusted EBITDA	10.0%	$4.6 billion	$3.754 billion		82%	64%	6.4%
Long-term debt reduction	10.0%	$1.126 billion	$(1.531 billion	)	0%	0%	0.0%
Adjusted net income	10.0%	$2.064 billion	$0.285 billion		14%	0%	0.0%
Liquids production (% of production mix)	20.0%	20%	20%		100%	100%	20.0%
2012 production (bcfe)(1)	20.0%	1,294	1,477		114%	156%	31.2%
Organic proved reserves added (tcfe)(2)	20.0%	3.5	3.62		103%	112%	22.4%
FINAL PAYOUT FACTOR:							87.2%

(1)

The production target is measured against full-year Company performance ignoring production gains/losses associated with asset sales and purchases. The Compensation Committee believes this adjustment is appropriate in light of the Company’s strategic goal of divesting non-core assets.

(2)

The proved reserves growth target is an organic growth goal and ignores changes in proved reserves caused by changes in oil and natural gas prices and asset sales and purchases. The Compensation Committee believes these adjustments are appropriate in light of the Company’s strategic goal of divesting non-core assets and promoting organic proved reserves growth through the drillbit.

Please see Exhibit E for an explanation of the non-GAAP financial measures used in the table above.

Summary of Payments for 2012. The annual incentive analysis under the reformulated annual incentive program yielded below target payouts for all executives. In light of the Company’s performance in 2012, the Compensation Committee exercised negative discretion to further reduce the payouts otherwise calculated by the formula above, resulting in average year-over-year reductions to named executive officers’ annual incentive compensation of approximately 50% and, after considering Mr. McClendon’s recommendation to such effect, awarded him no annual incentive compensation for 2012. The following table shows how the formula was applied and the actual amounts awarded under the 2012 annual incentive program.

Name	Base Salary(1)	Target Annual Incentive(2)	Target Value of Annual Incentive	Potential Payments at Grant Date(3)	Payout Factor	Range of Payments based on 2012 Performance	2012 Actual Award	2011 Cash Bonus Award	Percentage Change
Aubrey K. McClendon	$975,000	150%	$1,462,500	$0 - $1,951,000	87.2%	$0 - $1,275,300	$0	$1,950,000	-100.0%
Steven C. Dixon	860,000	125%	1,075,000	0 – 1,361,000	87.2%	0 – 937,400	775,000	1,360,000	-43.01
Domenic J. (“Nick”) Dell’Osso, Jr.	725,000	125%	906,250	0 – 1,812,500	87.2%	0 – 790,250	750,000	1,025,000	-26.83
Douglas J. Jacobson	800,000	125%	1,000,000	0 – 1,201,000	87.2%	0 – 872,000	700,000	1,200,000	-41.67
Jeffrey A. Fisher	725,000	125%	906,250	0 – 1,812,500	87.2%	0 – 790,250	575,000	965,000	-40.41

(1)

As of December 31, 2012.

(2)

Reflected as a percentage of base salary.

(3)

Maximum amounts for Messrs. McClendon, Dixon and Jacobson reflect contractual caps on annual cash bonus payments pursuant to their employment agreements with the Company effective through 2012. See “—Executive Compensation Tables—Grants of Plan-based Awards Table for 2012” for more details.

The Compensation Committee has continued to improve the annual incentive program applicable to our named executive officers for 2013 as discussed in more detail under “—Actions Related to 2013 Executive Compensation” on page 38 below. We are asking our shareholders to approve the 2013 Annual Incentive Plan under “Voting Item 28: Proposal to Adopt Annual Incentive Plan” on page 61.

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Long-Term Incentive Compensation

Long-term incentive compensation aligns the interests of the named executive officers with our shareholders, consistent with our goal of shareholder value creation. In 2012, the Compensation Committee and the Board approved significant modifications to our long-term incentive compensation program, incorporating PSU awards under the LTIP into the mix of long-term incentive compensation. Total compensation for the named executive officers is weighted heavily toward long-term incentive compensation, and for 2012 a substantial majority of each named executive officer’s total incentive compensation consisted of the grant of restricted stock and PSUs. For 2012, the Compensation Committee determined that long-term incentive compensation that consists of approximately half restricted stock and half performance-based incentives best met our compensation objectives. This approach is intended to motivate our named executive officers to achieve our business objectives by tying incentives to the achievement of our key financial and operational performance objectives and continuing to reinforce the link between the interests of our named executive officers and our shareholders.

2012 Restricted Stock Awards. Since 2004, the Company has provided long-term incentive compensation in the form of restricted stock granted under the LTIP. On the first trading day of January 2012, the Compensation Committee awarded shares of restricted stock, with a ratable vesting period of four years, in an amount equal to approximately half of the aggregate long-term incentive award value intended for such officer. The Compensation Committee continues to believe that restricted stock grants to named executive officers play an important role in accomplishing the objectives of the executive compensation system, in particular, retention and alignment with shareholder interest. Further, in 2012, the Compensation Committee approved the right of holders of unvested outstanding and future restricted stock awards to receive dividends on restricted shares.

2012 PSU Awards. On the first trading day of January 2012, the Compensation Committee awarded PSUs to each named executive officer in an amount equal to approximately half of the aggregate long-term incentive award value intended for such officer. The final number and value of the PSUs paid to a named executive officer depends on the Company’s performance relative to objective performance goals following the end of the performance periods. The Compensation Committee established the performance goals in early 2012, based on performance measures enumerated in the LTIP and, if met, each PSU awarded entitles a named executive officer to a cash payment based on the price per share of the Company’s common stock. No dividend equivalents are paid on PSUs.

The 2012 PSU awards consist approximately 12.5% of one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on January 1 over the applicable performance period (i.e., the one-, two- and three-year performance period PSUs vest 100%, 50% and 33% on January 1, 2013, respectively, the two- and three-year performance period PSUs vest 50% and 33% on January 1, 2014, respectively, and the three-year performance period PSUs vest 33% on January 1, 2015). The mix of one-, two- and three-year performance goal PSUs was intended to provide a transition from a restricted stock program with ratable annual payouts to a hybrid program under which 50% of the long-term incentive does not pay out until the end of a three-year performance period. Beginning in 2013, PSU awards have only three-year performance periods.

The 2012 PSUs granted to each named executive officer were subject to the Company’s performance relative to objective performance goals measured at the end of the applicable performance period. Based on engagement with several of the Company’s largest shareholders, the 2012 PSU performance goals incorporate both TSR and operational performance goals to provide named executive officers with effective incentives associated with our long-term growth and performance and to align named executive officer compensation with shareholder interests. 2012 PSU award payouts are based on a modifier comprised of two equally weighted components, total shareholder return and operational performance:

Total Shareholder Return Modifier		Operational Modifier
50% Weighting	Assessment	50% Weighting	Assessment

Based on absolute and relative TSR goals. Absolute TSR measures the percentage change in the Company’s share price and dividends during the performance period.

Relative TSR measures the performance of the Company’s share price and dividends compared to its peer group during the performance period.

Based on proved reserves growth and production growth over the performance period (both as adjusted for asset purchases or dispositions).

The industry peer group used to measure achievement of relative TSR goals consisted of Anadarko Petroleum Corporation, Apache Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation and Occidental Petroleum Corporation.

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For 2012, the Compensation Committee granted PSUs in the following amounts:

Name	Total Target PSUs	Grant Date Fair Value of Award(1)	Target 1-Year PSUs	Target 2-Year PSUs	Target 3-Year PSUs
Aubrey K. McClendon	296,615	$8,204,556	37,077	64,885	194,653
Steven C. Dixon	156,780	4,336,632	19,598	34,296	102,886
Domenic J. (“Nick”) Dell’Osso, Jr.	105,935	2,930,228	13,242	23,173	69,520
Douglas J. Jacobson	122,885	3,399,076	15,361	26,881	80,643
Jeffrey A. Fisher	65,681	1,816,778	8,210	14,368	43,103

(1)

Grant date value of awards determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 8 to the Company’s consolidated financial statements in the Form 10-K filed on March 1, 2013. Such amounts represent approximately half of each named executive officer’s long term incentive award.

The Compensation Committee determines the final number of PSUs awarded to named executive officers based on the TSR and Operational Modifier matrices below, which correlate to the Company’s performance over the applicable performance periods. Modifiers are expressed as a percentage and have a combined range of 0 - 250%.

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The ultimate cash payout earned by a named executive officer is determined by multiplying the number of units, as modified above, by the average closing price per share of our common stock as reported on the New York Stock Exchange for the 20 trading days including and immediately preceding the last day of the performance period. Cash awards under the PSU program are calculated as of the end of the performance period and delivered as follows:

We believe the 2012 PSU awards granted by the Compensation Committee appropriately reflect our compensation philosophy by establishing a clear connection between the compensation of our named executive officers and the achievement of performance goals that are important for long-term value creation. We believe that our 2012 stock performance goals, by incorporating both absolute and relative TSR performance measures, correctly balance accountability to shareholders for absolute TSR with the need for compensation incentives that reward named executive officers for outstanding achievement relative to our peers even when low commodity prices weigh on our stock price. Similarly, we believe that our operational performance goals balance two of the most important factors that drive long-term value creation for our shareholders, production growth and proved reserves growth.

All 2012 PSU awards are intended to comply with Section 162(m) of the Code.

In January 2013, the Compensation Committee certified the Company’s performance with respect to the one-year 2012 PSU performance goals and made payments as follows:

Name	Target One-Year PSUs	Final Modifier(1)	Final One-Year PSUs Award	One-Year PSU Cash Payment(2)
Aubrey K. McClendon	37,077	75%	27,808	$472,176
Steven C. Dixon	19,598	75%	14,699	249,581
Domenic J. (“Nick”) Dell’Osso, Jr.	13,242	75%	9,932	168,637
Douglas J. Jacobson	15,361	75%	11,521	195,622
Jeffrey A. Fisher	8,210	75%	6,158	104,554

(1)

The final modifier applicable to the one-year PSUs equals the sum of the one-year TSR modifier and the one-year operational modifier, which were 0% and 75%, respectively.

(2)

Based on the 20-day closing average of the Company’s common stock ending on December 31, 2012, or $16.98 per share.

Results for the two- and three-year performance period PSUs granted in 2012 will be measured at the end of 2013 and 2014 and certified in early 2014 and 2015, respectively.

Other Compensation Arrangements

We also provide compensation in the form of benefits and perquisites to the named executive officers, including health and welfare insurance benefits, matching contributions of common stock under the Company’s 401(k) Plan and nonqualified deferred compensation plan (up to 15% of an employee’s annual base salary and cash bonus compensation) and financial planning services (see “Executive Compensation Tables—All Other Compensation Table” below). The foregoing benefits and perquisites are provided to all employees or large groups of senior-level employees.

For a portion of 2012, we provided our named executive officers personal use of fractionally owned company aircraft (see “Executive Compensation Tables—All Other Compensation Table” below). As part of its review of executive compensation in 2012, the Compensation Committee undertook a comprehensive review of executive officer perquisites in order to ensure that the Company’s practices are in line with its peers. The review resulted in the elimination of the personal use of fractionally owned Company aircraft by all executive officers, other than Mr. McClendon, effective September 30, 2012 (such program is described under “Executive Compensation Tables—Non-Employment Agreement Benefits” beginning on page 44). Mr. McClendon and the Compensation Committee agreed that he would reimburse the Company for the 2012 incremental cost of his personal use of fractionally owned Company aircraft in excess of $250,000.

In addition, we provided certain other perquisites exclusively to our CEO in 2012 that are discussed below under “—CEO Compensation in 2012”. The Company includes the above benefits and perquisites as taxable income to the executive on Form W-2 after each fiscal year, in accordance with Internal Revenue Service, or IRS, guidelines.

2008 Incentive Awards

In conjunction with the execution of new employment agreements in September 2009, each named executive officer (except our CEO and current CFO) was awarded a special incentive award for his efforts in executing significant asset monetization transactions in 2008, each a 2008 Incentive Award, to be paid in cash in four equal annual installments. The Compensation Committee intended the 2008 Incentive Awards to reward the named executive officers for the leadership role they played in enabling, negotiating and consummating joint ventures in our Haynesville, Fayetteville and Marcellus Shale plays and the sale of all our interest in the Woodford Shale in 2008. These transactions monetized $10.1 billion in assets, including $4.4 billion of drilling and completion carries, compared to our net cost of only $1.4 billion, during an extraordinarily challenging time in both the commodity and stock markets. Additionally, each of our executive vice presidents at the time, including Messrs. Dixon and Jacobson, agreed to salary and bonus caps in their respective employment agreements which remained in place through 2012. The final installment of the 2008 Incentive Awards was paid in 2012 and is reflected in the Summary Compensation Table below.

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CEO Compensation in 2012

Regular Compensation. Even more than for our other named executive officers, Mr. McClendon’s total 2012 compensation was heavily weighted toward long-term incentive compensation. Though the Company performed well operationally under his leadership in 2012, given historically low natural gas prices, the Compensation Committee reduced Mr. McClendon’s total compensation in 2012 compared to 2011 by approximately $945,000. Mr. McClendon’s salary remained at $975,000 since 2006 and remained at that level through his departure in 2013 in accordance with his employment agreement. His employment agreement also provided that his annual bonus compensation for each of the years 2009 through 2013 may not exceed $1,951,000, although, as noted above, he was awarded no annual incentive compensation in 2012.

Pursuant to his employment agreement, for safety, security and efficiency, the Company provided Mr. McClendon with the use of fractionally owned company aircraft. The Company also provided Mr. McClendon with certain home security services due to the high profile nature of his position. Additionally, the Company provided Mr. McClendon with accounting and engineering support services to enable him to focus on his job duties. Mr. McClendon and the Compensation Committee agreed that he would reimburse the Company for the incremental cost of his personal use of fractionally owned Company aircraft in 2012 in excess of $250,000. Mr. McClendon fully reimbursed the Company for the costs related to personal accounting and engineering support provided to him by our employees in 2012. See “Executive Compensation Tables—All Other Compensation Table” on page 42 for details regarding such perquisites in 2012.

Severance Compensation. On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. In connection with Mr. McClendon’s separation from the Company, on April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, which was effective January 29, 2013. See “Post-Employment Compensation—Mr. McClendon’s Separation” on page 48 for a discussion of the Founder Separation and Services Agreement.

Founder Well Participation Program

Because of Mr. McClendon’s unique role as co-founder of the Company, he was the only named executive officer with the opportunity to participate and invest as a working interest owner in the Company’s wells under the Founder Well Participation Program, or the FWPP. The FWPP is described in greater detail under “Corporate Governance—Transactions with Related Persons—Founder Well Participation Program” beginning on page 20.

Other Named Executive Officer Compensation in 2012

The Compensation Committee takes a comprehensive approach in determining the mix and level of named executive officer compensation by making an overall assessment of the performance of the named executive officer team and the role and relative contribution of each member of that team. Each named executive officer’s 2012 compensation was based on a comprehensive, subjective review of his individual performance as described below.

Steven C. Dixon

Mr. Dixon’s total compensation was greater than that of our other named executive officers (except our CEO) in 2012 in recognition of his broad-ranging responsibilities, experience and tenure with the Company. Among other factors the Compensation Committee considered Mr. Dixon’s leadership in executing and building on the strong liquids production growth and cost discipline trends which he helped put in place, in the focused operational development effort of the “core of the core” of the Company’s leasehold and in the optimization of our leasehold portfolio through facilitation of our highly successful asset sales program, all in light of the impact on the Company’s overall performance.

Pursuant to his September 2009 employment agreement, the Compensation Committee maintained Mr. Dixon’s base salary at $860,000. Under his employment agreement, his annual bonus compensation could not exceed $1,361,000 during the three-year term. Mr. Dixon demonstrated exemplary individual performance in 2012; however, due to the Company’s financial performance in 2012, the Compensation Committee limited his annual incentive compensation to $775,000, as discussed in more detail above under “—2012 Named Executive Officer Compensation Elements—Annual Incentive Compensation” beginning on page 30 above. For 2012, the Compensation Committee increased the grant date fair value of his long-term incentive award to $8,036,640 from $6,813,778.

In connection with Mr. Dixon’s appointment as Acting CEO effective April 1, 2013, his base salary was increased from $860,000 to $975,000 and his 2013 Annual Incentive Plan, or AIP target opportunity was increased from 125% to 150% of base salary. In each case, payments will be allocated pro rata between the prior and increased levels based on the duration of Mr. Dixon’s service as Acting CEO. See “—Mr. McClendon’s Separation; Mr. Dixon’s Appointment as Acting CEO” on page 40.

Domenic J. (“Nick”) Dell’Osso, Jr.

Mr. Dell’Osso was appointed Executive Vice President and CFO in November 2010. In connection with his appointment, Mr. Dell’Osso entered into an employment agreement with the Company providing for a base salary, cash bonus, equity compensation and certain other benefits, as described below under “Executive Compensation Tables—Employment Agreements” on page 42. With respect to Mr. Dell’Osso’s 2012 compensation, the Compensation Committee considered, among other things, the execution of the Company’s 2012 strategic and financial plan, the quality of the Company’s financial reporting and the negotiation and execution of various asset sale and financing transactions by Mr. Dell’Osso’s team, all in light of the impact of the foregoing on the Company’s overall performance.

Mr. Dell’Osso demonstrated exemplary individual performance in 2012; however, due to the Company’s financial performance in 2012, the Compensation Committee limited his annual incentive compensation to $750,000, as discussed in more detail above under “—2012 Named Executive Officer Compensation Elements—Annual Incentive Compensation” beginning on page 30 above. For 2012, the Compensation Committee increased the grant date fair value of his long-term incentive award to $5,430,294 from $3,708,176 and increased his base salary to $722,596 from $559,904.

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Douglas J. Jacobson

With respect to Mr. Jacobson’s 2012 compensation, the Compensation Committee considered, among other things, the Company’s crucial 2012 asset sale program, which included the negotiation and execution of the Company’s exit from the Permian Basin, in light of the impact of the foregoing on the Company’s overall performance.

Pursuant to his September 2009 employment agreement, the Compensation Committee has maintained Mr. Jacobson’s base salary at $800,000 since July 2008. Under his employment agreement, Mr. Jacobson’s annual bonus compensation could not exceed $1,201,000 for the three-year term of such agreement. Mr. Jacobson demonstrated exemplary individual performance in 2012; however, due to the Company’s financial performance in 2012, the Compensation Committee limited his annual incentive compensation to $700,000, as discussed in more detail above under “—2012 Named Executive Officer Compensation Elements—Annual Incentive Compensation” beginning on page 30 above. For 2012, the Compensation Committee increased the grant date fair value of his long-term incentive award to $6,299,162 from $5,401,807.

Jeffrey A. Fisher

With respect to Mr. Fisher’s 2012 compensation, the Compensation Committee considered his successful increase in production despite the Company’s very active 2012 asset sale program and his role in the Company’s ongoing strategic focus on liquids production, leading the Company in achieving the second-best track record in the U.S. of liquids production growth compared to our industry peers, with liquids production up 54% in 2012 compared to 2011.

The Compensation Committee established Mr. Fisher’s base salary at $724,519 for 2012. Mr. Fisher demonstrated exemplary individual performance in 2012; however, due to the Company’s financial performance in 2012, the Compensation Committee limited his annual incentive compensation to $575,000, as discussed in more detail above under “—2012 Named Executive Officer Compensation Elements—Annual Incentive Compensation” beginning on page 30 above. For 2012, the Compensation Committee established the grant date fair value of his long-term incentive award at $3,366,826.

Perquisites

As discussed above, the perquisites we provided in 2012 exclusively to our executive vice presidents and senior vice presidents included limited personal use of fractionally owned Company aircraft, which was eliminated for all executive officers, other than Mr. McClendon, in September 2012. This and other perquisites are described under “—2012 Named Executive Officer Compensation Elements—Other Compensation Arrangements” beginning on page 34.

Employment Agreements and Termination Arrangements

We maintain employment agreements with the named executive officers, the material terms of which are described throughout this proxy statement and in detail below under “Executive Compensation Tables—Employment Agreements” on page 42. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the named executive officers and the competitiveness, value and adequacy of the severance arrangements. The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits named executive officers are entitled to upon the occurrence of specified termination events. Please refer to “Post-Employment Compensation” beginning on page 48 for additional details of the employment agreements and termination arrangements for the named executive officers.

Other Executive Compensation Matters

Minimum Stock Ownership Guidelines

The Compensation Committee has established stock ownership levels for our executive officers, including the named executive officers, because we believe stock ownership directly aligns their interests with those of our shareholders. Historically, the Compensation Committee established stock ownership levels in our executive officers’ employment agreements. The Compensation Committee reviews compliance with the stock ownership guidelines semi-annually.

Effective for 2013, the Compensation Committee adopted stand alone stock ownership guidelines for the Company’s executives concurrent with the execution of new employment agreements with the named executive officers other than the CEO (as further discussed under “Executive Compensation Tables—Employment Agreements” on page 42 below). Executives are expected to be in compliance with these minimum guidelines within five years of employment or assignment to a new organizational tier. All of the named executive officers currently meet these guidelines. The stock ownership policy requires that each executive own at least a number of shares of common stock equal to a multiple of the executive’s base salary, measured against the value of the executive’s holdings, based on the greater of a spot price or the trailing 36 month average closing price of the Company’s common stock. After achieving the minimum stock ownership guidelines, each executive must continue to meet the minimum stock ownership guidelines for his or her current office. An executive that has fallen out of compliance with the guidelines has six months to cure, measured from the later of the date of receipt of written notice of non compliance or the first day of the next open trading window following receipt of such notice. The ownership guidelines are as follows:

Position	Guideline
CEO	5.0 times total cash compensation (base salary plus bonus)
EVPs	3.0 times base salary, subject to a 25,000 share floor
SVPs	2.5 times base salary, subject to a 10,000 share floor

In measuring compliance with the guidelines, the Company includes shares purchased in the open market; shares held in Company plans (401(k) and deferred compensation); the unvested portion of restricted stock units and restricted stock; and shares beneficially owned both directly and indirectly. Neither unexercised stock options nor unearned PSUs count toward satisfaction of the guidelines.

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Prohibition of Margining and Derivative or Speculative Transactions

Our Insider Trading Policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. In March 2013, the Compensation Committee revised the policy, eliminating the practice of applying the prohibition only with respect to shares held in satisfaction of the minimum stock ownership guidelines and making the policy an outright prohibition on any derivative or speculative transactions involving Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Company stock or engaging in hedging or monetization transactions with respect to Company stock. The policy also prohibits directors and executive officers from holding Company stock in a margin account or pledging Company stock as collateral for a loan. We believe the expanded application of the prohibition more effectively aligns each officer’s interests with those of our shareholders.

Compensation Recovery or “Clawback” Policy

In 2012, the Board adopted a compensation recovery policy, also known as a “clawback,” wherein the Company will recover from any current or former executive officer incentive-based compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to recovery would be the amount in excess of what the executive officer would have earned under the restatement as determined by the Compensation Committee.

The Company also maintains compensation recovery provisions relating to stock options, restricted shares and PSUs. Under these provisions, the Company may cancel such long-term incentive awards, in whole or in part, whether or not vested, of executives who engage in serious breaches of conduct, including violations of employment agreements, confidentiality or other proprietary matters, or otherwise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders.

Relationship Between Compensation Program and Risk

Our Compensation Committee performed a review of key attributes and structures of the Company’s compensation policies and programs and has determined that they do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

•

The compensation programs that apply to non-executive employees consist of competitive base salaries, discretionary annual incentives and variable long-term incentive compensation in the form of restricted stock awards that vest over four years. The steady income provided by base salaries allows employees to focus on the Company’s business. The discretionary annual incentives that apply to non-executive employees provide motivation without incentivizing inappropriate risk-taking. The restricted stock awards align employees’ long-term interests with those of our shareholders and generally discourages short-term risk taking. The Compensation Committee has determined that compensation programs with these characteristics do not represent a material risk to the Company.

•

In addition to restricted stock awards, the variable long-term incentive compensation for executive officers in 2012 also included awards of PSUs, the substantial majority of which have multiple-year performance periods, thereby discouraging short-term risk taking, and are comprised of equal parts operational performance goals and performance goals based on the Company’s stock price performance.

•

The annual incentive compensation for executive officers in 2012 consisted of a mix of seven financial and operational goals which are aligned with the Company’s strategic short-term goals.

•

Our minimum stock ownership guidelines encourage our directors and executives to maintain a long-term perspective.

•

Our prohibition on derivative or speculative transactions involving Company stock by directors and executive officers reinforces the alignment of our directors’ and executives’ long-term interests with those of our shareholders.

•

Our compensation recovery policy is designed to recapture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under applicable law that leads to an accounting restatement and permits the cancelation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with the business of the Company.

•

With the exception of the award of PSUs and awards made under the 2012 annual incentive program, which we believe do not encourage excessive or inappropriate risk taking, our compensation programs have been in place for many years and we have seen no evidence that they encourage excessive risk taking.

•

With the exception of the award of PSUs and awards made under the 2012 annual incentive program, both of which are awarded exclusively to our executive officers, essentially all of our employees participate in our compensation programs, which encourages consistent behavior across the Company.

Accounting and Tax Treatment of Compensation

In structuring executive compensation, the Company analyzes the anticipated accounting and tax treatment of various arrangements and payments, including the deductibility of executive compensation under Section 162(m). Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless such compensation qualifies as performance-based compensation under Section 162(m). Accounting for compensation arrangements is prescribed by the Financial Accounting Standards Board. In determining the design of our incentive arrangements, the accounting and tax treatment or method was considered, but the accounting for or deductibility of compensation is not a determinative factor in compensation decisions. In 2012, we awarded compensation that is not deductible under Section 162(m) because we believed it was consistent with our compensation objectives and would be in the best interest of the Company and its shareholders. For example, the Compensation Committee recognized that the 2012 grant of restricted stock is not deductible under Section 162(m), but believed that its retentive value outweighed any impact resulting from the inability to claim such a deduction. As detailed on page 32 under “—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation”, the 2012 PSU awards were designed with the intent to qualify as performance-based compensation under Section 162(m). Additionally, the 2012 Annual Incentive Plan was not approved by shareholders and therefore annual incentive awards under the 2012 executive compensation system did not qualify as performance-based compensation under Section 162(m). The 2013 Annual Incentive Plan was designed with the intent to so qualify, if shareholders approve the plan at this annual meeting (see “Voting Item 8: Proposal to Adopt Annual Incentive Plan” on page 61).

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Actions Related to 2013 Executive Compensation

After considering the recommendations of F.W. Cook, the Company’s performance in 2012 and the competitive market, the Compensation Committee set base salaries, incentive compensation opportunities and performance measures for 2013. The Compensation Committee maintained base salaries and target annual incentive opportunities for the named executive officers at 2012 levels. The Compensation Committee reduced the target 2013 long-term incentive opportunity for named executive officers by an average of over 10% compared to the 2012 long-term incentive opportunity. Mr. Dixon’s compensation was increased in connection with his appointment as Acting CEO effective April 1, 2013. See “—Mr. McClendon’s Separation; Mr. Dixon’s Appointment as Acting CEO” on page 40 below.

2013 Annual Incentive Plan

In January 2013, the Compensation Committee and the Board approved the Chesapeake Energy Corporation 2013 AIP, subject to shareholder approval at our 2013 annual meeting of shareholders. The AIP is a cash-based incentive program utilizing pre-established performance goals. It is intended to motivate our named executive officers by rewarding them for achieving short-term business objectives that we believe drive the overall long-term performance of the Company. As with the reformulated 2012 annual incentive program, the annual incentive awards made under the AIP are subject to a formulaic methodology for determining award payments based on the Company’s achievement of performance goals established by the Compensation Committee before, or during the initial quarter of, the performance period.

Calculating Annual Incentive Awards. The following formula is used to calculate the payment awarded to a named executive officer:

The Compensation Committee will use the base salary in effect on the last day of the performance period in calculating the annual incentive payment. The Compensation Committee established a target percentage of base salary of 150% for the CEO, 125% for EVPs and 100% of SVPs to provide an annual incentive opportunity that is competitive with our peers. Following the end of the performance period, the Compensation Committee will determine the payout factor based on the Company’s achievement of pre-established threshold, target and maximum performance levels and the corresponding payout opportunities of 50%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling in between threshold and target and between target and maximum). The Compensation Committee may make upward or downward adjustments to earned awards to account for material circumstances affecting the Company’s performance, subject to the maximum award opportunity. The following chart shows the range of annual incentive opportunities expressed as a percentage of salary for the named executive officers by title, based on the target percentage of base salary multiplied by the above-listed threshold, target and maximum payout opportunities.

Executive Level	Threshold	Target	Maximum
CEO	75%	150%	300%
EVP	62.5%	125%	250%
SVP	50%	100%	200%

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2013 Performance Goals. For the 2013 annual incentive award program for named executive officers and other senior executive participants, the Compensation Committee set the following performance goals, which it believes appropriately reflect factors that positively impact shareholder value.

Criteria	Weighting	Threshold	Target	Maximum
Financial
Adjusted EBITDA	7.5%	$4.136 billion	$4.536 billion	$4.936 billion
Long-term debt reduction(1)	7.5%	$10.5 billion	$9.5 billion	$8.5 billion
Adjusted net income	7.5%	$606 million	$681 million	$756 million
Drilling and completion costs	7.5%	$6.25 billion	$6.0 billion	$5.5 billion
Leasehold costs	7.5%	$425 million	$400 million	$350 million
Non-employee overhead reduction	7.5%	$50 million	$60 million	$70 million
Operational
Production (bcfe)(2)	15.0%	1,366 bcfe	1,426 bcfe	1,486 bcfe
Proved reserves organically added (tcfe)(3)	15.0%	2.75 tcfe	3.0 tcfe	3.25 tcfe
Asset sales	15.0%	$4.0 billion	$5.0 billion	$6.0 billion
Operational – Safety
Improvement in TRIR (expressed as a reduction)(4)	5.0%	8.0%	10.0%	12.0%
Improvement in LTIR (expressed as a reduction)(5)	5.0%	8.0%	10.0%	12.0%

(1)

The long-term debt target is based on the Company’s goal to reduce long-term debt to $9.5 billion. Year-end 2012 debt was approximately $12.2 billion.

(2)

The production target is measured against full-year Company performance and is adjusted for production gains/losses associated with asset sales and purchases. The Compensation Committee believes this adjustment is appropriate in light of the Company’s strategic goal of divesting non-core assets.

(3)

The proved reserves growth target is an organic growth goal and is adjusted for changes in proved reserves caused by changes in oil and natural gas prices and asset sales and purchases. The Compensation Committee believes these adjustments are appropriate in light of the Company’s strategic goal of divesting non-core assets and promoting organic proved reserves growth through the drillbit.

(4)

TRIR refers to the Company’s total recordable incident rate, a workplace safety indicator calculated in accordance with Occupational Safety and Health Administration, or OSHA, guidelines.

(5)

LTIR refers to the Company’s lost time injury rate, a workplace safety indicator calculated in accordance with OSHA guidelines.

Please see Exhibit E for an explanation of the non-GAAP financial measures used in the table above.

We are asking our shareholders to approve the AIP under “Voting Item 8: Proposal to Adopt Annual Incentive Plan” on page 61 below, where we also describe the AIP in more detail.

2013 Long-Term Incentive Program

For 2013, the Compensation Committee reduced target long-term incentive awards for named executive officers by approximately 10% from 2012 target levels and adopted additional refinements to the Company’s long-term incentive program for its executive officers, including its named executive officers, as set forth below:

Target Long-Term Incentive Mix. On January 29, 2013, the Compensation Committee granted annual long-term incentive awards to the Company’s named executive officers pursuant to the LTIP. Half of each named executive officer’s long-term incentive award was in the form of PSUs (the value of which is determined in part based on the closing price of the Company’s common stock and in part by a Monte Carlo simulation, each on the grant date) and the other half was equally divided between restricted stock (the value of which is based on the closing price of the Company’s common stock on the grant date) and stock options (the value of which is determined using the Black-Scholes option pricing on the grant date). The grants of PSUs and restricted stock are consistent with the Company’s prior practice; however, for 2013, the Compensation Committee added stock options as an element of long-term incentive compensation to further tie compensation to Company performance, given that stock options only have value if the Company’s stock price increases after the date of grant. The exercise price of the stock options is equal to the closing price of the Company’s common stock on the grant date.

Restricted Stock Voting Rights. In addition to the right to receive dividends on restricted shares discussed under “—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32 above, the Compensation Committee granted full voting rights to holders of unvested restricted stock awarded following its December 2012 meeting.

Vesting Periods. The Compensation Committee established a ratable vesting schedule over 3 years for restricted stock and stock options to match the 3-year performance period and vesting schedule of PSUs.

PSU Program. The Compensation Committee approved the following for the Company’s 2013 PSU program:

•

Performance Goals. 2013 PSU performance goals consist of relative TSR, relative proved reserves growth and relative production growth goals measured over a 3-year performance period as shown in the table below, which correlates the Company’s performance over the applicable performance period with modifiers expressed as a percentage with a combined range of 0 to 250%. The Company’s performance respecting these goals will be measured against the Company’s newly established peer group consisting of Anadarko Petroleum Corporation, Apache Corporation, Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy Inc., Occidental Petroleum Corporation and SandRidge Energy, Inc.

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2013 PSUS: RELATIVE PERFORMANCE AND PLAN PAYOUT

3-Year Modifiers	<25th	25th	50th	75th	100th
Relative TSR over 3 Years	0.0%	25.0%	50.0%	75.0%	125.0%
Relative Proved Reserves Growth over 3 Years	0.0%	12.5%	25.0%	37.5%	62.5%
Relative Production Growth over 3 Years	0.0%	12.5%	25.0%	37.5%	62.5%

•

Maximum Modifier. The final PSU modifier, which is the sum of relative total shareholder return, relative proved reserves growth and relative production growth modifiers described above is subject to a 200% maximum which caps the award even if the aggregate modifier would be greater than 200%. This reduces the maximum modifier from 250% for 2012 awards.

•

Absolute TSR Circuit Breaker. 2013 PSUs will be subject to an absolute total shareholder return circuit breaker to moderate payouts when absolute total shareholder return is negative over the performance period. The final PSU modifier is subject to a 100% maximum which caps the award in situations where absolute total shareholder return is less than zero. The circuit breaker does not apply if the Company’s performance results in an aggregate modifier of less than 100%.

•

Performance Period. The performance period is three years.

Mr. McClendon’s Separation; Mr. Dixon’s Appointment as Acting CEO

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, which was effective as of January 29, 2013. See “Post-Employment Compensation—Mr. McClendon’s Separation” on page 48 for a discussion of the Founder Separation and Services Agreement.

On March 29, 2013, the Company announced that Mr. Dixon was named Acting CEO of the Company in addition to his continuing service as Executive Vice President – Operations and Geosciences and Chief Operating Officer. Mr. Dixon’s appointment as Acting CEO was effective April 1, 2013, following Mr. McClendon’s separation from the Company. In connection with Mr. Dixon’s appointment as Acting CEO, his base salary was increased from $860,000 to $975,000 and his 2013 AIP target opportunity was increased from 125% to 150% of base salary. In each case, payments will be allocated pro rata between the prior and increased levels based on the duration of Mr. Dixon’s service as Acting CEO.

Retention Awards

On January 29, 2013, the Compensation Committee approved retention awards in the form of time-vested stock options for Messrs. Dixon, Dell’Osso and Fisher who received 360,000, 300,000 and 250,000 stock options, respectively. This grant was intended to promote stability and continuity during the Company’s search for Mr. McClendon’s replacement and period of transition. These stock option awards have an exercise price equal to the closing price of the Company’s common stock on the grant date and vest one-third on each of the third, fourth and fifth anniversaries of the grant date. The retention options are subject to accelerated vesting upon disability, death or if the executive is terminated (other than for cause) during the vesting period or voluntarily resigns for good reason; however, the options will be forfeited if the executive voluntarily terminates employment, other than for good reason, including by means of retirement or resignation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2012 Form 10-K and this proxy statement.

Members of the Compensation Committee:

Merrill A. (“Pete”) Miller, Jr., Chairman

Bob G. Alexander

R. Brad Martin

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Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(a)	Stock Awards(b)	Option Awards	Non-Equity Incentive Plan Compen- sation(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(d)	All Other Compen- sation(e)	Total
Aubrey K. McClendon Former Chief Executive Officer	2012	$975,000	$750	$15,204,670	$—	$—	$—	$721,025	$16,901,445
	2011	975,000	1,951,000	13,627,556	—	—	—	1,328,441	17,881,997
	2010	975,000	1,951,000	16,804,500	—	—	—	1,314,452	21,044,952
Steven C. Dixon Acting Chief Executive Officer	2012	860,000	2,403,875	8,036,640	—	775,000	—	463,269	12,538,784
	2011	860,000	3,764,125	6,813,778	—	—	—	791,632	12,229,535
	2010	860,000	3,764,125	5,099,200	—	—	—	697,969	10,421,294
Domenic J. (“Nick”) Dell’Osso, Jr. Executive Vice President and Chief Financial Officer	2012	722,596	1,550	5,430,294	—	750,000	—	450,041	7,354,481
	2011	559,904	1,026,000	3,708,176	—	—	—	429,586	5,723,665
	2010	353,385	651,000	1,444,420	—	—	—	60,254	2,509,059
Douglas J. Jacobson Executive Vice President —Acquisitions and Divestitures	2012	800,000	2,403,875	6,299,162	—	700,000	—	477,023	10,680,060
	2011	800,000	3,604,125	5,401,087	—	—	—	678,690	10,483,902
	2010	800,000	3,604,125	4,016,900	—	—	—	541,912	8,962,936
Jeffrey A. Fisher(f) Executive Vice President —Production	2012	724,519	289,125	3,366,826	—	575,000	—	232,692	5,188,162

(a)

The bonus amounts shown above as earned in 2012 include (i) the final installment of 2008 Incentive Awards paid on September 30, 2012 to each of Messrs. Dixon, Jacobson and Fisher in the amount of $2,403,125, $2,403,125 and $288,375, respectively and (ii) holiday and fitness bonuses for which all employees are eligible. The bonus amounts shown as earned in 2011 and 2010 include (i) cash bonuses paid to the named executive officers in July of the respective year and January of the following year, (ii) the third and second installments of 2008 Incentive Awards paid on September 30, 2011 and 2010, respectively, to each of Messrs. Dixon and Jacobson in the amount of $2,403,125; (iii) a special bonus of $100,000 awarded to Mr. Dell’Osso upon his promotion in 2010 to Executive Vice President and Chief Financial Officer; and (iv) holiday and fitness bonuses for which all employees are eligible.

(b)

These amounts represent the aggregate grant date fair value of restricted stock and, in 2012, PSU awards, determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 8 to the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. The grant date fair value of PSUs has been determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date. The PSUs are settled in cash upon vesting and the maximum award opportunity for each named executive officer as of the grant date is as follows: Mr. McClendon, $17,500,285; Mr. Dixon, $9,250,020; Mr. Dell’Osso, $6,250,165; Mr. Jacobson, $7,250,215; and Mr. Fisher, $3,875,179. Refer to the Grants of Plan-Based Awards Table for 2012 for additional information regarding restricted stock and PSU awards made to the named executive officers in 2012.

(c)

The amounts in this column represent 2012 annual incentive program awards paid to the named executive officers in January 2013 as described on pages 30-31.

(d)

The Company does not have a pension plan. In addition, our nonqualified deferred compensation plan does not provide for above-market or preferential earnings. Our nonqualified deferred compensation plan is discussed in detail in the narrative to the Nonqualified Deferred Compensation Table for 2012.

(e)

See the All Other Compensation Table below for additional information.

(f)

Mr. Fisher was not a named executive officer in 2011 or 2010.

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All Other Compensation Table

Name	Year	Personal Use of Fractionally Owned Company Aircraft(a)	Company Matching Contributions to Retirement Plans(b)	Other Perquisites and Benefits(c)	Total
Aubrey K. McClendon(d)	2012	$250,000	$292,500	$178,525	$721,025
	2011	500,000	438,750	389,691	1,328,441
	2010	500,000	438,750	375,702	1,314,452
Steven C. Dixon	2012	214,649	231,000	17,620	463,269
	2011	439,230	333,000	19,402	791,632
	2010	332,063	333,000	32,906	697,969
Domenic J. (“Nick”) Dell’Osso, Jr.	2012	219,032	213,389	17,620	450,041
	2011	237,046	172,673	19,867	429,586
	2010	27,655	16,500	16,099	60,254
Douglas J. Jacobson	2012	249,403	210,000	17,620	477,023
	2011	359,249	300,000	19,441	678,690
	2010	216,978	300,000	24,934	541,912
Jeffrey A. Fisher	2012	31,425	183,678	17,589	232,692

(a)

Includes the named executive officers’ personal use of fractionally owned Company aircraft prior to the discontinuance of such use in September 2012 for all named executive officers except Mr. McClendon. The value of personal use of fractionally owned Company aircraft is based on the incremental cost to the Company determined by the amount invoiced to the Company by NetJets for operating costs of such use, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees and trip-related parking/hangar costs, net of any applicable employee reimbursement. Since the fractionally owned Company aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on the usage, such as purchase costs and maintenance costs not related to trips.

(b)

This column represents the matching contributions made by the Company for the benefit of the named executive officers under the 401(k) Plan and nonqualified deferred compensation plan. These plans are discussed in more detail in the narrative to the Nonqualified Deferred Compensation Table for 2012 beginning on page 47.

(c)

This column represents the value of other benefits provided to the named executive officers. Included are amounts for supplemental life insurance premiums for all named executive officers and, other than Mr. McClendon, amounts for financial advisory services. For Mr. McClendon, amounts include $174,325 for personal security provided to Mr. McClendon. The named executive officers also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events.

(d)

Mr. McClendon’s 2012 amounts are net of his aggregate reimbursement of $1,906,253 for certain benefits provided to him in 2012. The incremental cost to the Company before reimbursement for Mr. McClendon’s personal accounting support, engineering support and personal use of fractionally-owned Company aircraft in 2012 was $913,130, $658,492 and $584,631, respectively. Mr. McClendon fully reimbursed the Company for personal accounting and engineering support. Personal accounting support costs for Mr. McClendon include the following with respect to personnel providing such support: (i) cash compensation; (ii) equity compensation; (iii) Company matching contributions under the 401(k) Plan and deferred compensation plan; (iv) Company-paid life insurance premiums; (v) Chesapeake’s portion of payroll taxes; and (vi) overhead (utilities, office equipment, health and welfare benefit plans, etc.). Mr. McClendon fully reimbursed the Company for all costs related to dedicated engineering support. Mr. McClendon also reimburses the Company for the following for each employee who provides part-time engineering or security services to Mr. McClendon: (i) cash compensation for the hours worked on Mr. McClendon’s matters and (ii) a 25% additional charge for each employee for overhead and other employee costs.

Employment Agreements

We maintain employment agreements with the named executive officers, the material terms of which are described throughout this proxy statement. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the named executive officers and the competitiveness, value and adequacy of the severance arrangements. Below is a discussion of the employment agreements that we have entered into with our named executive officers. In addition to the terms described below, the employment agreements provide that payments will be due to the named executive officers upon the occurrence of specified events, such as termination of their employment or a change of control of the Company. The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits named executive officers are entitled to upon the occurrence of specified termination events. See “Post-Employment Compensation” beginning on page 48 for a discussion of payments due upon such events. In addition, the Company entered into new employment agreements with each named executive officer, other than Mr. McClendon, effective January 1, 2013.

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Aubrey K. McClendon

The Company’s employment agreement with Mr. McClendon in effect on December 31, 2012 was effective March 1, 2009 and expires on December 31, 2016, pursuant to Mr. McClendon’s agreement to toll the provision of his employment agreement that automatically extends its term for one additional year on each December 31. Such agreement provides, among other things, for (i) an annual base salary capped at $975,000 for the initial five-year term of the agreement; (ii) eligibility for annual bonus compensation not to exceed $1,951,000 for the initial five-year term of the agreement; (iii) eligibility for equity awards under the Company’s stock compensation plans; and (iv) health and other benefits, including personal accounting support. Mr. McClendon is required by his employment agreement to reimburse the Company for 100% of the cash salaries, cash bonuses, and Chesapeake’s portion of payroll taxes of the personnel who provide him such accounting support. Additionally, the agreement requires Mr. McClendon to reimburse the Company for indirect costs related to employees providing personal accounting support, which is calculated by multiplying the total reimbursable compensation as described above by a percentage determined by the Compensation Committee and Mr. McClendon. In 2012, Mr. McClendon timely reimbursed the Company for all such costs.

The Company owns fractional interests in several aircraft through the NetJets program. For safety, security and efficiency, Mr. McClendon is required by his employment agreement to use aircraft owned or leased by the Company for business and personal use. Mr. McClendon is not contractually required to reimburse the Company for any costs related to such use; however, the Compensation Committee may permit Mr. McClendon to reimburse the Company for any such costs. In 2012, the Compensation Committee requested, and Mr. McClendon agreed, to reimburse the Company for such personal use in excess of $250,000. Previously, Mr. McClendon had reimbursed the Company for such personal use in excess of $500,000 per year.

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, which was effective January 29, 2013. See page 48 under “Post-Employment Compensation—Mr. McClendon’s Separation” for a discussion of the Founder Separation and Services Agreement.

Domenic J. (“Nick”) Dell’Osso, Jr.

The Company’s employment agreement with Mr. Dell’Osso, which was effective November 5, 2010, was amended on September 29, 2012 to extend its term through December 31, 2012 to allow the Compensation Committee sufficient time to complete its review of executive compensation matters. The employment agreement provided for (i) a base salary of at least $450,000, $500,000 and $600,000 for calendar years 2010, 2011 and 2012, respectively; (ii) a special bonus of $100,000 and grant of 20,000 restricted shares of the Company’s stock awarded in connection with Mr. Dell’Osso’s promotion in 2010 to Executive Vice President and Chief Financial Officer; (iii) eligibility for annual bonus compensation of at least $500,000 and $700,000 in 2011 and 2012, respectively; (iv) eligibility for equity awards with a value of at least $1,250,000 and $2,400,000 in 2011 and 2012, respectively, under the Company’s stock compensation plans; and (iv) health and other benefits.

Other Named Executive Officers

The Company’s employment agreements with Messrs. Dixon, Jacobson and Fisher were amended on September 29, 2012 to extend their terms through December 31, 2012 to allow the Compensation Committee sufficient time to complete its review of executive compensation matters. The employment agreements provided for (i) an annual base salary not to exceed $860,000 for Mr. Dixon and $800,000 for Mr. Jacobson and at least $625,000 for Mr. Fisher; (ii) eligibility for annual bonus compensation for each of Messrs. Dixon, Jacobson and Fisher, but not exceeding $1,361,000 and $1,201,000, per year respectively, for Messrs. Dixon and Jacobson; (iii) eligibility for equity awards under the Company’s stock compensation plans; (iv) health and other benefits; and (v) 2008 Incentive Awards, payable in four equal annual cash installments of $2,403,125 each for Messrs. Dixon and Jacobson and $288,375 for Mr. Fisher. The final installments of the 2008 Incentive Award were paid in September 2012. See page 34 under “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—2008 Incentive Awards” for a discussion of the 2008 Incentive Award.

2013 Employment Agreements

Effective January 1, 2013, the Company entered into new three-year employment agreements with the named executive officers other than Mr. McClendon. Such new employment agreements provide for (i) a specified minimum annual base salary, with no base salary increases from 2012 levels made for any named executive officer in connection with his new employment agreement; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Company’s then current-annual incentive program; (iii) eligibility for equity awards under the Company’s stock compensation plans; and (iv) health and other benefits. Mr. Dixon’s compensation was increased in connection with his appointment as Acting CEO effective April 1, 2013. See “—Compensation Discussion and Analysis—Mr. McClendon’s Separation; Mr. Dixon’s Appointment as Acting CEO”.

In addition to the terms described above, the new employment agreements provide that payments will be due to the named executive officers upon the occurrence of specified events, such as termination of their employment. See page 48 under “Post-Employment Compensation” for a discussion of payments due upon such events and the changes incorporated into the new employment agreements.

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Non-Employment Agreement Benefits

Aircraft Usage

In September 2012, the Company discontinued the allowance of personal usage of fractionally owned Company aircraft for the named executive officers other than for Mr. McClendon, who was required by his employment agreement to use fractionally owned Company aircraft as discussed above. In 2012, Mr. McClendon and the Compensation Committee agreed that he would reimburse the Company for the incremental cost of his personal use of fractionally owned Company aircraft in excess of $250,000 as described under “—Employment Agreements—Aubrey K. McClendon” above.

Engineering Support

Mr. McClendon receives support services from certain of the Company’s reservoir engineering staff who provide reserve data and analysis related to accounting and personal financing transactions entered into by Mr. McClendon with respect to certain of his interests in the Company’s wells acquired under the FWPP (such program is described under “Corporate Governance—Transactions with Related Persons—Founder Well Participation Program” beginning on page 20). In 2012, Mr. McClendon reimbursed the Company for the full cost of using such personnel, which was estimated to be approximately $650,000. See “—All Other Compensation Table” above for a description of this reimbursement.

Personal Security

The Company’s executive security procedures, which prescribe the level of personal security to be provided to the CEO and other executive officers, are based on business-related security concerns and are an integral part of the Company’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of the named executive officers. The security services and equipment provided to the Company’s executive officers may be viewed as conveying personal benefits to the executives and, as a result, the value of such services and equipment is required to be reported above in the Summary Compensation Table. In 2012, only the Company’s CEO received such services.

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Grants of Plan-Based Awards Table for 2012

Name	Type of Award(a)	Grant Date	Approval Date(b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(c)			Estimated Future Payouts Under Equity Incentive Plan Awards(d)			All Other Stock Awards: Number of Shares of Stock(e)	Grant Date Fair Value(f)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Aubrey K. McClendon	AIP	—	—	$731,250	$1,462,500	$1,951,000
	PSU	01/03/2012	12/15/2011				37,077	296,615	741,538		$8,204,556
	RS	01/03/2012	12/15/2011							296,615	$7,000,114
Steven C. Dixon	AIP	—	—	$537,500	$1,075,000	$1,361,000
	PSU	01/03/2012	12/15/2011				19,598	156,780	391,950		$4,336,632
	RS	01/03/2012	12/15/2011							156,780	$3,700,008
Domenic J. (“Nick”) Dell’Osso, Jr.	AIP	—	—	$453,125	$906,250	$1,812,500
	PSU	01/03/2012	12/15/2011				13,242	105,935	264,838		$2,930,228
	RS	01/03/2012	12/15/2011							105,935	$2,500,066
Douglas J. Jacobson	AIP	—	—	$500,000	$1,000,000	$1,201,000
	PSU	01/03/2012	12/15/2011				15,361	122,885	307,213		$3,399,076
	RS	01/03/2012	12/15/2011							122,885	$2,900,086
Jeffrey A. Fisher	AIP	—	—	$453,125	$906,250	$1,812,500
	PSU	01/03/2012	12/15/2011				8,210	65,681	164,203		$1,816,778
	RS	01/03/2012	12/15/2011							65,680	$1,550,048

(a)

These awards are described in the Compensation Discussion and Analysis beginning on page 24.

(b)

The Compensation Committee approved the restricted stock and PSU awards to the named executive officers at regularly scheduled meetings. Restricted stock and PSU awards approved on December 15, 2011 reflected a grant date of the first trading day of January 2012.

(c)

The actual amount earned in 2012 was paid in January 2013 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Maximum possible payouts for Messrs. McClendon, Dixon and Jacobson reflect contractual maximum bonus opportunities under their employment agreements. See “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Annual Incentive Compensation” for more information regarding our 2012 annual incentive program.

(d)

These columns reflect the potential payout range of aggregate PSUs granted in 2012. 2012 PSU awards consisted approximately 12.5% of one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on each January 1 over the applicable performance period. No PSUs will be earned unless the Company’s relative TSR meets the minimum threshold of the 25th percentile or the Company’s absolute TSR, proved reserve growth or production growth meets the minimum threshold of 1.64%, 3.31% or 5% applicable to the one-year performance period PSUs, two-year performance period PSUs and three-year performance period PSUs, respectively. See “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” for more information regarding our 2012 long-term incentive program.

(e)

The restricted stock awards vest ratably over four years from the date of the award.

(f)

These amounts represent the aggregate grant date fair value of restricted stock and PSU awards based on the closing price of the Company’s common stock on the grant date, determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 8 to the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. The grant date fair value of PSUs has been determined based on the vesting of 100% of the PSUs awarded, which is the performance threshold the Company believed was probable on the grant date.

Equity compensation for the named executive officers is evaluated on an annual basis. As discussed under “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” beginning on page 32, restricted stock is typically awarded effective the first trading day of January based on amounts approved by the Compensation Committee at its December meeting.

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Outstanding Equity Awards at Fiscal Year End 2012 Table

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options - Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(a)		Market Value of Shares of Stock That Have Not Vested(b)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(c)	Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested(d)
Aubrey K. McClendon	—	$—	—	1,173,535	(e)	$19,504,152	287,346	$4,879,135
Steven C. Dixon	22,500	10.08	06/24/2013	483,990	(f)	8,043,914	151,881	2,578,939
Domenic J. (“Nick”) Dell’Osso, Jr.	—	—	—	246,251	(g)	4,092,692	102,625	1,742,573
Douglas J. Jacobson	10,000	10.08	06/24/2013	382,658	(h)	6,359,776	119,045	2,021,384
Jeffrey A. Fisher	—	—	—	208,056	(i)	3,457,891	63,629	1,080,420

(a)

By their terms, these restricted stock awards vest ratably over four years from the grant date of the award.

(b)

The values shown in this column are based on the closing price of the Company’s common stock on December 31, 2012, $16.62 per share.

(c)

2012 PSU awards consisted approximately of 12.5% one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on each January 1 over the applicable performance period. The PSUs shown consist of PSUs for the period ending December 31, 2012 at 75% of target and PSUs for the periods ending December 31, 2013 and December 31, 2014 at target. For details regarding the PSU awards, see “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32.

(d)

The values shown in this column are based on the 20-day average closing price of the Company’s stock ending on December 31, 2012, $16.98 per share, in accordance with the PSU award agreements.

(e)

Includes 93,750 shares of restricted stock granted January 2, 2009; 96,250 shares of restricted stock granted July 1, 2009; 225,000 shares of restricted stock granted January 4, 2010; 100,000 shares of restricted stock granted July 1, 2010; 187,500 shares of restricted stock granted January 3, 2011; 174,420 shares of restricted stock granted July 1, 2011; and 296,615 shares of restricted stock granted January 3, 2012.

(f)

Includes 20,000 shares of restricted stock granted January 2, 2009; 21,250 shares of restricted stock granted July 1, 2009; 50,000 shares of restricted stock granted January 4, 2010; 55,000 shares of restricted stock granted July 1, 2010; 93,750 shares of restricted stock granted January 3, 2011; 87,210 shares of restricted stock granted July 1, 2011; and 156,780 shares of restricted stock granted January 3, 2012.

(g)

Includes 7,500 shares of restricted stock granted January 2, 2009; 5,000 shares of restricted stock granted July 1, 2009; 10,000 shares of restricted stock granted January 4, 2010; 10,500 shares of restricted stock granted July 1, 2010; 10,000 shares of restricted stock granted November 5, 2010; 41,250 shares of restricted stock granted January 3, 2011; 56,066 shares of restricted stock granted July 1, 2011; and 105,935 shares of restricted stock granted January 3, 2012.

(h)

Includes 16,250 shares of restricted stock granted January 2, 2009; 17,500 shares of restricted stock granted July 1, 2009; 40,000 shares of restricted stock granted January 4, 2010; 42,500 shares of restricted stock granted July 1, 2010; 75,000 shares of restricted stock granted January 3, 2011; 68,523 shares of restricted stock granted July 1, 2011; and 122,885 shares of restricted stock granted January 3, 2012.

(i)

Includes 8,750 shares of restricted stock granted January 2, 2009; 9,375 shares of restricted stock granted July 1, 2009; 22,500 shares of restricted stock granted January 4, 2010; 25,000 shares of restricted stock granted July 1, 2010; 39,375 shares of restricted stock granted January 3, 2011; 37,376 shares of restricted stock granted July 1, 2011; and 65,680 shares of restricted stock granted January 3, 2012.

Option Exercises and Stock Vested Table for 2012

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(a)
Aubrey K. McClendon	—	$—	628,140	$13,238,017
Steven C. Dixon	55,000	612,600	187,820	3,917,440
Domenic J. (“Nick”) Dell’Osso, Jr.	—	—	61,738	1,269,820
Douglas J. Jacobson	—	—	136,067	2,822,199
Jeffrey A. Fisher	—	—	82,184	1,713,135
(a) Represents restricted stock vested in 2012. The values in this column are based on the closing price of the Company’s common stock on the vesting dates.

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Nonqualified Deferred Compensation Table for 2012

Name	Executive Contribution in Last Fiscal Year(a)	Registrant Contributions in Last Fiscal Year(b)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year- End(c)
Aubrey K. McClendon	$270,000	$270,000	$(661,195)	$—	$7,029,047
Steven C. Dixon	208,500	208,500	(179,137)	—	4,429,219
Domenic J. (“Nick”) Dell’Osso, Jr.	196,389	196,389	(14,420)	—	798,423
Douglas J. Jacobson	187,500	187,500	136,952	—	3,602,847
Jeffrey A. Fisher	161,178	161,178	(66,753)	—	1,391,572

(a)

Executive contributions are included as compensation in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(b)

Company matching contributions are included as compensation in the All Other Compensation column of the Summary Compensation Table.

(c)

The aggregate balances shown in this column include amounts that were reported in previous years as compensation to the executive officers as follows: Mr. McClendon $5,665,313, Mr. Dixon $3,440,124, Mr. Dell’Osso $449,846 and Mr. Jacobson $3,035,510.

The Company maintains the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan, or the DCP, a nonqualified deferred compensation plan. In 2012, the Company matched employee-participant contributions to the DCP, on a quarterly basis in arrears, in our common stock dollar for dollar for up to 15% of the employee-participant’s base salary and bonus in the aggregate for the 401(k) Plan and the DCP. Each quarterly matching contribution to the DCP vests at the rate of 25% per year over four years from the date of each contribution. At age 55 with at least 10 years of service with the Company, all currently unvested and future matching contributions are deemed 100% vested.

Non-employee directors are able to defer up to 100% of their cash retainers into the DCP. However, directors now defer cash retainers into the newly adopted Chesapeake Deferred Compensation Plan for Non-Employee Directors. Director contributions are not eligible for matching contributions.

Participant contributions to the DCP are held in a “Rabbi trust”. Notional earnings on participant contributions are credited to each participant’s account based on the market rate of return of the available benchmark investment alternatives offered under the DCP. The benchmark investments are indexed to traded mutual funds and each participant allocates his or her contributions among the investment alternatives. Participants may change the asset allocation of their account balance or make changes to the allocation for future contributions at any time. Any unallocated portion of a participant’s account is deemed to be invested in the money market fund.

In 2012, the benchmark investments and their respective notional annual rates of return for the DCP were the following:

Benchmark Investment	2012 Rate of Return
3 Month T-Bill Index	0.09%
Barclays Capital US Aggregate Bond Index	4.22%
Barclays U.S. TIPS Index	6.98%
Russell 1000 Value Index	17.51%
S&P 500 Index	16.00%
Russell 1000 Growth Index	15.26%
Russell Midcap Value Index	18.51%
Russell Mid cap Index	17.28%
Russell Midcap Growth Index	15.81%
Russell 2000 Value Index	18.05%
Russell 2000 Index	16.35%
Russell 2000 Growth Index	14.59%
MSCI EAFE Value Index	17.69%
MSCI EAFE Growth Index	16.86%
S&P North American Natural Resources Sector Index	2.20%

Employees participating in the DCP who retire or terminate employment after attainment of age 55 with at least 10 years of service can elect to receive distributions of their vested account balances in full or partial lump sum payments or in installments up to a maximum of 20 annual payments. Upon retirement or termination of employment prior to the attainment of age 55 and at least 10 years of service with the Company, the employee will receive his or her entire account balance in a single lump sum. Participants can modify the distribution schedule for a retirement/termination distribution from lump sum to annual installments or from installments to lump sum if such modification requires that payments commence at least five years after retirement/termination and the modification is filed with the plan administrator at least twelve months prior to retirement/termination. Distributions from the DCP upon the death of a participant will be made in a single lump sum and upon a participant’s disability, as defined in the DCP, based on the participant’s retirement/termination distribution election. The Company has sole discretion to accelerate vesting of unvested Company matching contributions upon a participant’s retirement, death or disability. Under each named executive officer’s employment agreement, his or her unvested Company matching contributions in any nonqualified deferred compensation plan will become fully vested upon a termination without cause or upon his or her death or incapacity. All unvested Company matching contributions become fully vested upon a change in control. Employees who are considered “key employees” for purposes of Section 409A of the Code must wait six months after retirement/termination before distributions may begin.

Any assets placed in trust by the Company to fund future obligations of the DCP are subject to the claims of creditors in the event of insolvency or bankruptcy, and participants are general creditors of the Company as to their deferred compensation in the DCP.

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Post-Employment Compensation

Our key employees and officers will receive specified payments in the event of a termination without cause, change of control, retirement, incapacity or death. As of January 1, 2013, we will no longer provide such compensation in the case of disability or death and have made other changes to the compensation due to named executive officers in the event of other termination scenarios as described below. The termination arrangements with respect to our named executive officers are contained in their respective employment agreements and our long term incentive and deferred compensation plans. The discussion below describes these arrangements.

Mr. McClendon’s Separation

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. In connection with Mr. McClendon’s separation from the Company, on April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, or the Separation Agreement, which was effective January 29, 2013. The Separation Agreement provides that Mr. McClendon will receive all of the rights, benefits and obligations owed to him for a termination without cause under his employment agreement. For purposes of calculating the cash compensation payable to Mr. McClendon thereunder, annual base salary and bonus compensation are $975,000 and $1,950,000, respectively. The Separation Agreement provides that this compensation will be paid in 33 installments of $112,500 per pay period (except for the first pay period, which will be prorated to reflect Mr. McClendon’s active employment on April 1, 2013), commencing April 12, 2013 through July 3, 2014, plus a lump sum payment in the amount of $7,237,500 on July 1, 2014 in full satisfaction of the remaining payments that would have otherwise been made through December 31, 2016. Mr. McClendon will also receive $112,500 for accrued and unused vacation. The Separation Agreement provides that the grants of restricted stock, stock options and performance share units made to Mr. McClendon pursuant to the Company’s Amended and Restated Long Term Incentive Plan in 2013, or the 2013 LTIP Grant, will not be subject to accelerated vesting and, instead, the 2013 LTIP Grant will vest in three equal annual installments beginning January 29, 2014 in accordance with the terms of the agreements relating thereto. All other outstanding equity compensation rights became 100% vested immediately after Mr. McClendon’s resignation as a director and separation from employment with the Company on April 1, 2013. Pursuant to the Separation Agreement, no later than April 19, 2013, the Company will also transfer (in a manner that affords the full right to use, but not the ownership of) a 28.125% interest in a Citation X aircraft to an entity controlled by Mr. McClendon until December 31, 2016, and during this period will pay all costs, fees and expenses associated with such interest (other than special catering and ground transportation), in fulfillment of the Company’s obligations under Mr. McClendon’s employment agreement requiring him to use Company aircraft through the expiration of the employment agreement. In addition, he will continue to receive certain designated benefits from the Company through June 30, 2014 and will then receive a lump sum payment of $26,320 in exchange for termination of any remaining benefit continuation.

Under the Separation Agreement, Mr. McClendon also has agreed, for one year from the effective date of January 29, 2013, not to hire any employee of the Company as of or after April 1, 2013, except for (a) employees that have been assigned to him to provide the accounting support set forth in his employment agreement, (b) any employee assigned to Mr. McClendon as an assistant, (c) any employee who has been terminated by the Company (but who has not voluntarily departed the Company), (d) any employee who elects (or has elected) to accept any voluntary severance or retirement program offered by the Company or (e) any employee for whom the Company consents in advance to the soliciting and hiring by Mr. McClendon. In addition, if, during the relevant non-competition period set forth in Mr. McClendon’s employment agreement, Mr. McClendon acquires, attempts to acquire or aids another in acquisition of an interest in oil and gas assets or certain other oil and gas activities within a spacing unit in which the Company owned an oil and gas interest on April 1, 2013, other than additional interests that Mr. McClendon may acquire in jointly owned spacing units through the exercise of his rights as a joint interest owner, or the Restricted Properties, the Company has a preferential right to purchase any such Restricted Properties at the cost paid by Mr. McClendon. If Restricted Properties constitute more than 40% of the properties being acquired by Mr. McClendon, in addition to such preferential right, the Company’s consent is required for the completion of the acquisition.

The Separation Agreement also confirms that Mr. McClendon will retain all rights and benefits under the FWPP until June 30, 2014. Consistent with Mr. McClendon’s prior election to participate in the FWPP through June 30, 2014, he is obligated to participate in each eligible program well spud on or before June 30, 2014, subject to the terms and conditions of the FWPP.

Pursuant to the Separation Agreement, the Company entered into certain other agreements with Mr. McClendon and his affiliates relating to jointly owned oil and gas interests and the rescission of the 2008 sale to the Company by Mr. McClendon of a historical map collection. See “Corporate Governance—Transactions with Related Persons” beginning on page 19 for a discussion of these agreements.

Termination without Cause

Because of the cyclical nature of the industry and prevalence of mergers and acquisitions, executives in our industry are almost always protected against termination without cause. These termination provisions are integral to our ability to attract and retain key talent. We also believe such protection enables our executives to make decisions that are focused on the creation of shareholder value rather than their career interests. The Company may terminate its employment agreements with its named executive officers at any time without cause; however, upon such termination the named executive officers are entitled to continue to receive the following pursuant to the employment agreements in effect on December 31, 2012 and the terms of our equity compensation and nonqualified deferred compensation plans:

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Aubrey K. McClendon

Base salary on the date of termination plus annual bonus compensation received during the twelve-month period preceding the termination date, which we collectively refer to as Base Compensation, and benefits, including office space and personnel to provide accounting support and other services for personal business, investments and activities of Mr. McClendon and his immediate family members (subject to reimbursement as described under “Executive Compensation Tables—Employment Agreements—Aubrey K. McClendon” above), and fractionally owned Company aircraft usage, but excluding participation in any retirement or deferred compensation plan, for the balance of the contract term which expires on December 31, 2016. In recognition of Mr. McClendon’s visionary leadership and 24 years of tireless service to the Company, establishing it as one of the most valuable and innovative companies in the global energy industry, our Compensation Committee believes that the CEO is entitled to cash compensation and benefits for the remainder of his employment agreement in the event of Mr. McClendon’s involuntary termination without cause. In addition, unvested equity-based compensation and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan would immediately vest upon such termination.

Other Named Executive Officers

Base salary on the date of termination for 52 weeks, accelerated vesting of unvested equity-based compensation and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan. If good reason exists for a named executive officer’s termination of his or her employment agreement, such as the elimination of the named executive officer’s position or a reduction in the named executive officer’s duties and/or reassignment of the named executive officer to a new position of less authority or reduction in base salary, then, subject to a cure period, such a termination will be treated as a termination without cause and the named executive officer will be entitled to the aforementioned severance benefits.

Effective January 1, 2013, the employment agreements of our named executive officers, other than the CEO, provide for a severance payment upon the termination by the Company without cause or for good reason equal to base salary plus annual bonus compensation for 52 weeks. In addition, the agreements provide for immediate vesting of all unvested equity-based compensation awarded prior to January 1, 2013, and pro rata vesting of equity-based compensation awarded following January 1, 2013. In each case, the PSUs subject to such immediate or pro rata vesting shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement. The annual bonus compensation applicable to the payment is the average of the annual bonus payments the executive received during the immediately preceding three calendar years unless the executive has been employed by the Company or held the executive’s current title for less than fifteen months prior to the date of termination, in which case, the annual bonus is the greater of the executive’s target bonus for the year in which the date of termination occurs or the average annual bonus payments the executive has received during the immediately preceding three calendar years. The Compensation Committee believes this payment is appropriate given the risk and responsibility the executives have assumed.

Change of Control

Pursuant to the employment agreements in effect on December 31, 2012, upon a change of control, each named executive officer is entitled to the following:

Aubrey K. McClendon

If within three years after a change of control of the Company any one of the events described below occurs, which we refer to as a Change of Control Termination, Mr. McClendon would be entitled to a severance payment in an amount equal to three times his Base Compensation paid over the remaining term of the agreement (unless Mr. McClendon elects to be paid in a lump sum), in addition to the vesting of all unvested equity and deferred compensation immediately upon a change of control pursuant to the terms of the respective plans:

•

his employment agreement expires in accordance with its terms;

•

his employment agreement is not extended and he resigns within one year after such non-extension;

•

a required relocation of more than 25 miles from his then current place of employment;

•

a default by the Company under his employment agreement;

•

the failure by the Company after a change of control to obtain the assumption of his employment agreement by any successor or parent of the Company; or

•

after a change of control, he agrees to remain employed by the Company for a period of three months to assist in the transition and thereafter resigns.

We recognize that the CEO is not likely to be retained by a successor in the event of a change of control. Therefore, we provide the CEO these benefits if the CEO’s services are not retained under reasonable terms by the successor to motivate the CEO to continue to work for the Company, even if he perceives that a change of control is imminent.

As discussed above, on April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board.

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Other Named Executive Officers

Immediately following a change in control, our other named executive officers would be entitled to a severance payment in an amount equal to 200% of the sum of (i) the named executive officer’s base salary as of the date of the change of control and (ii) bonus compensation paid to the named executive officer during the twelve-month period immediately prior to the change of control. In addition, all unvested equity-based compensation and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan will immediately vest.

A Change of Control is defined in our named executive officers’ employment agreements to include:

(1)

a person acquiring beneficial ownership of 30% or more of the Company’s outstanding common stock or the voting power of the Company’s existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition directly from the Company or an acquisition by the Company or a Company employee benefit plan or, in the case of the employment agreements of named executive officers other than Mr. McClendon, an acquisition by or sponsored by Mr. McClendon;

(2)

a majority of the members of the Incumbent Board is replaced by directors who were not nominated or elected by the Incumbent Board (the current directors and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board);

(3)

the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets unless following such business combination (i) the persons who beneficially owned the Company’s common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions, (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination, and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; and

(4)

the approval by the shareholders of a complete liquidation or dissolution of the Company.

Effective January 1, 2013, the employment agreements of our named executive officers, other than the CEO, provide for a severance payment of two times the sum of base salary and annual bonus, calculated in the manner provided above for termination without cause, upon the termination by the Company without cause or for good reason during a 24-month period commencing on the effective date of a change of control. In addition, all unvested equity-based awards will immediately vest, and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change in control. Good reason is defined as the elimination of the named executive officer’s position or a reduction in the named executive officer’s duties and/or reassignment of the named executive officer to a new position of less authority, a reduction in base salary, or a requirement that the executive relocate outside a 50 mile radius of the location of his or her office, subject to a cure period.

The new employment agreements of our named executive officers, other than the CEO, define a Change of Control as:

(1)

a person acquiring beneficial ownership of 30% or more of the Company’s outstanding common stock or the voting power of the Company’s existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition by the Company or a Company employee benefit plan or any redemption, share acquisition or other purchase directly or indirectly by the Company;

(2)

during any period of not more than 24 months, a majority of the members of the Incumbent Board is replaced by directors who were not nominated or elected by the Incumbent Board (the directors as of the beginning of the period and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board);

(3)

the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets unless following such business combination (i) the persons who beneficially owned the Company’s common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions, (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination, and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; or

(4)

the approval by the shareholders of a complete liquidation or dissolution of the Company.

We recognize that the other named executive officers may not be retained by a successor in the event of a change of control. Therefore, we provide such officers these severance payments to motivate the named executive officers to continue to work for the Company, even if they perceive that a change of control is imminent. We believe this protection helps prevent the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change of control transaction for the benefit of the shareholders.

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Retirement

Pursuant to the employment agreements in effect on December 31, 2012, upon retirement after the attainment of age 55 and specified length of service conditions set forth in each named executive officer’s employment agreement, each named executive officer will be eligible for immediate vesting of a specified portion of his or her unvested equity-based compensation and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan. The percentage of unvested equity-based compensation to be vested upon retirement ranges from 0% to 100% based on the executive’s age and years of service at retirement. This provision recognizes the longevity of our named executive officer team and, because we do not have a pension plan, is intended to provide an incentive to motivate our executives to remain with the Company until retirement.

Under the terms of his employment agreement, if Mr. McClendon had retired from the Company prior to December 31, 2013, within 180 days after his retirement date Mr. McClendon would have been required to pay to the Company an amount equal to the original $75 million amount of his 2008 well cost incentive award multiplied by a percentage equal to the number of full calendar months remaining between his termination date and December 31, 2013 divided by 60 months. Please see “Corporate Governance—Transactions with Related Persons—Founder Well Participation Program” beginning on page 20 for more information regarding the FWPP.

Effective January 1, 2013, upon retirement after the attainment of age 55 and specified length of service conditions set forth in each named executive officer’s employment agreement, each named executive officer, other than the CEO, will be eligible for accelerated vesting of unvested awards granted prior to January 1, 2013 and continued post-retirement vesting of the unvested awards granted after January 1, 2013, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement. Named executive officers who are terminated without cause and have attained the age and service conditions will be eligible for such continued vesting in addition to termination without cause benefits described above. The Compensation Committee believes continued vesting more closely aligns departing named executive officers with the long-term interests of the Company and its shareholders.

Disability

Pursuant to the employment agreements in effect on December 31, 2012, if a named executive officer becomes disabled, as determined by the Company’s Board, and is unable to perform the duties set out in his or her employment agreement for a period of three consecutive months (four consecutive months for Mr. McClendon), the Board can terminate his or her services. If such a termination occurs, the named executive officer’s entitled to receive the following, which is intended to bridge the officer’s transition to another vocation or permanent disability insurance coverage, subject to reduction by any benefits payable under disability plans provided by the Company:

Aubrey K. McClendon

Base Compensation and benefits, including office space and personnel to provide accounting support and other services for personal business, investments and activities of Mr. McClendon and his immediate family members (subject to reimbursement as described under “Executive Compensation Tables—Employment Agreements—Aubrey K. McClendon” above), and fractionally owned Company aircraft usage, but excluding participation in any retirement or deferred compensation plan, for the balance of the contract term which expires on December 31, 2016. In addition, any unvested equity-based compensation and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan will become immediately vested upon such termination, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

Other Named Executive Officers

A lump sum payment of 26 weeks of base salary, accelerated vesting of unvested equity-based compensation, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement, and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan.

Effective January 1, 2013, the Company ended its practice of providing a lump sum payment of 26 weeks of base salary to named executive officers, other than the CEO, in the event of a termination resulting from such officer’s disability.

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Death

Pursuant to the employment agreements in effect on December 31, 2012, if a named executive officer dies during the term of his or her employment agreement, the named executive officer’s estate is entitled to receive the following:

Aubrey K. McClendon

Continuation of base salary and accounting support for 52 weeks after the date of death. The Company provides limited continuation of accounting support or financial advisory services for the CEO’s estate, as appropriate to respect the officer’s previous contributions to the Company. In addition, any unvested equity-based compensation and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan vest upon death, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

Other Named Executive Officers

A lump sum payment of 52 weeks of base salary, accelerated vesting of unvested equity compensation, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement, and unvested Company matching contributions under the 401(k) Plan and deferred compensation plan.

Effective January 1, 2013, the Company ended its practice of providing a lump sum payment of 52 weeks of base salary to the estates of the named executive officers, other than the CEO, in the event of death.

Payment Conditions

The named executive officers’ employment agreements also provide for a six-month non-competition period after termination of employment and prohibit disclosure of confidential information for a three-year period (or, with respect to Mr. McClendon, a one-year period) following the termination of the agreement. However, in accordance with Mr. McClendon’s employment agreement, compensation due Mr. McClendon as a result of a termination without cause, change of control or his incapacity would be paid out over the then remaining term of his employment agreement which expires on December 31, 2016, which extends his agreement not to compete with the Company through the term of such payment, plus six months. In addition, the agreements with our executive officers contain non-solicitation restrictions with respect to employees, contractors, customers, vendors and subcontractors. Effective January 1, 2013, a one-year non-competition period applies after termination of employment for named executive officers other than the CEO.

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Termination and Change of Control Tables

The tables below provide estimates of the compensation and benefits that would have been payable under each of the above described arrangements if such termination events had been triggered as of December 31, 2012.

Aubrey K. McClendon

Executive Benefits and Payments Upon Separation	Termination without Cause	Change of Control(a)	Retirement	Incapacity of Executive	Death of Executive
Compensation:
Cash Severance(b)	$7,803,000	$5,852,250	$—	$7,803,000	$975,000
Potential 2008 Well Cost Incentive Award Clawback	—	—	(15,000,000)	—	—
Acceleration of Equity-based Compensation:
Restricted Stock Awards	19,504,152	19,504,152	—	19,504,152	19,504,152
PSU Awards(c)	4,879,135	5,036,523	—	4,879,135	4,879,135
Deferred Comp Plan Matching	629,533	629,533	—	629,533	629,533
Benefits and Perquisites:
Benefit Continuation(b)	1,044,544	—	—	1,044,544	250,000
Accrued Vacation Pay	78,596	78,596	78,596	78,596	78,596
Personal Travel on Fractionally Owned Company Aircraft(b)	1,000,000	—	—	1,000,000	—
TOTAL	$34,938,960	$31,101,054	$(14,921,404)	$34,938,960	$26,316,416

(a)

Assumes the occurrence of a Change of Control Termination following a change of control.

(b)

Amounts and benefits payable under Termination without Cause and Incapacity of Executive will be paid over the balance of the term of the employment agreement which expires on December 31, 2016. Benefits consist of health, life and disability insurance benefits and personal accounting support. Amounts payable as a result of incapacity would be reduced by any benefits payable under disability plans provided by the Company. Amounts assume continued reimbursement to the Company by Mr. McClendon for the incremental cost of his personal accounting support and personal use of fractionally owned Company aircraft, each in excess of $250,000. Amounts also assume no further security services provided to Mr. McClendon by the Company.

(c)

Amounts payable under Termination without Cause, Incapacity of Executive or Death of Executive represent the sum of PSUs for the period ending December 31, 2012 at 75% of target and PSUs for the periods ending December 31, 2013 and December 31, 2014 at target, based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012, in accordance with the PSU award agreements. The amount payable under a Change of Control represents the sum of PSUs at target for the periods ending December 31, 2012, December 31, 2013 and December 31, 2014 which, in the event of a change of control, are earned based on the greater of target or actual performance relative to performance goals (as adjusted by the Compensation Committee to reflect a performance period ending on the date of the change of control) based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012. For details regarding the PSU awards, see “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32.

Steven C. Dixon

Executive Benefits and Payments Upon Separation	Termination without Cause	Change of Control	Retirement	Incapacity of Executive	Death of Executive
Compensation:
Cash Severance	$860,000	$3,081,500	$—	$430,000	$860,000
Acceleration of Equity-based Compensation:
Restricted Stock Awards	8,043,914	8,043,914	—	8,043,914	8,043,914
PSU Awards(a)	2,578,939	2,662,124	—	2,578,939	2,578,939
Deferred Comp Plan Matching	478,365	478,365	—	478,365	478,365
Benefits and Perquisites:
Accrued Vacation Pay	5,075	5,075	5,075	5,075	5,075
TOTAL	$11,966,293	$14,270,978	$5,075	$11,536,293	$11,966,293

(a)

Amounts payable under Termination without Cause, Incapacity of Executive or Death of Executive represent the sum of PSUs for the period ending December 31, 2012 at 75% of target and PSUs for the periods ending December 31, 2013 and December 31, 2014 at target, based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012, in accordance with the PSU award agreements. The amount payable under a Change of Control represents the sum of PSUs at target for the periods ending December 31, 2012, December 31, 2013 and December 31, 2014 which, in the event of a change of control, are earned based on the greater of target or actual performance relative to performance goals (as adjusted by the Compensation Committee to reflect a performance period ending on the date of the change of control) based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012. For details regarding the PSU awards, see “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32.

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Domenic J. (“Nick”) Dell’Osso, Jr.

Executive Benefits and Payments Upon Separation	Termination without Cause	Change of Control	Retirement	Incapacity of Executive	Death of Executive
Compensation:
Cash Severance	$725,000	$2,853,100	$—	$362,500	$725,000
Acceleration of Equity-based Compensation:
Restricted Stock Awards	4,092,692	4,092,692	—	4,092,692	4,092,692
PSU Awards(a)	1,742,573	1,798,776	—	1,742,573	1,742,573
401(k) Plan and Deferred Comp Plan Matching	245,043	245,043	—	245,043	245,043
Benefits and Perquisites:
Accrued Vacation Pay	36,212	36,212	36,212	36,212	36,212
TOTAL	$6,841,520	$9,025,823	$36,212	$6,479,020	$6,841,520

(a)

Amounts payable under Termination without Cause, Incapacity of Executive or Death of Executive represent the sum of PSUs for the period ending December 31, 2012 at 75% of target and PSUs for the periods ending December 31, 2013 and December 31, 2014 at target, based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012, in accordance with the PSU award agreements. The amount payable under a Change of Control represents the sum of PSUs at target for the periods ending December 31, 2012, December 31, 2013 and December 31, 2014 which, in the event of a change of control, are earned based on the greater of target or actual performance relative to performance goals (as adjusted by the Compensation Committee to reflect a performance period ending on the date of the change of control) based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012. For details regarding the PSU awards, see “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32.

Douglas J. Jacobson

Executive Benefits and Payments Upon Separation	Termination without Cause	Change of Control	Retirement	Incapacity of Executive	Death of Executive
Compensation:
Cash Severance	$800,000	$2,801,500	$—	$400,000	$800,000
Acceleration of Equity-based Compensation:
Restricted Stock Awards	6,359,776	6,359,776	6,359,776	6,359,776	6,359,776
PSU Awards(a)	2,021,384	2,086,587	2,021,384	2,021,384	2,021,384
Deferred Comp Plan Matching	649,078	649,078	649,078	649,078	649,078
Benefits and Perquisites:
Accrued Vacation Pay	40,969	40,969	40,969	40,969	40,969
TOTAL	$9,871,207	$11,937,910	$9,071,207	$9,471,207	$9,871,207

(a)

Amounts payable under Termination without Cause, Incapacity of Executive or Death of Executive represent the sum of PSUs for the period ending December 31, 2012 at 75% of target and PSUs for the periods ending December 31, 2013 and December 31, 2014 at target, based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012, in accordance with the PSU award agreements. The amount payable under a Change of Control represents the sum of PSUs at target for the periods ending December 31, 2012, December 31, 2013 and December 31, 2014 which, in the event of a change of control, are earned based on the greater of target or actual performance relative to performance goals (as adjusted by the Compensation Committee to reflect a performance period ending on the date of the change of control) based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012. For details regarding the PSU awards, see “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32.

Jeffrey A. Fisher

Executive Benefits and Payments Upon Separation	Termination without Cause	Change of Control	Retirement	Incapacity of Executive	Death of Executive
Compensation:
Cash Severance	$725,000	$2,451,500	$—	$362,500	$725,000
Acceleration of Equity-based Compensation:
Restricted Stock Awards	3,457,891	3,457,891	—	3,457,891	3,457,891
PSU Awards(a)	1,080,420	1,115,263	—	1,080,420	1,080,420
Deferred Comp Plan Matching	332,075	332,075	—	332,075	332,075
Benefits and Perquisites:
Accrued Vacation Pay	46,602	46,602	46,602	46,602	46,602
TOTAL	$5,641,988	$7,403,331	$46,602	$5,279,488	$5,641,988

(a)

Amounts payable under Termination without Cause, Incapacity of Executive or Death of Executive represent the sum of PSUs for the period ending December 31, 2012 at 75% of target and PSUs for the periods ending December 31, 2013 and December 31, 2014 at target, based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012, in accordance with the PSU award agreements. The amount payable under a Change of Control represents the sum of PSUs at target for the periods ending December 31, 2012, December 31, 2013 and December 31, 2014 which, in the event of a change of control, are earned based on the greater of target or actual performance relative to performance goals (as adjusted by the Compensation Committee to reflect a performance period ending on the date of the change of control) based on the 20-day average closing price of the Company’s common stock ending on December 31, 2012. For details regarding the PSU awards, see “—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 32.

In addition to the amounts shown above, the named executive officers would have been entitled to receive the distributions reflected in the Aggregate Balance at Last Fiscal Year-End column of the Nonqualified Deferred Compensation Table for 2012 (payments of which may be deferred to satisfy the provisions of Section 409A or made over time pursuant to individual elections).

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Voting Item 6:  Shareholder Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The affirmative vote of the holders of a majority of the shares of common stock present at the meeting, in person or by proxy, will be required for approval of the shareholder advisory vote on named executive officer compensation.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure provided in this proxy statement.

Even though this vote is advisory and not binding on the Company or the Board in any way, we value the opinions of our shareholders expressed through your vote on this item. Accordingly, the Compensation Committee will evaluate the outcome of this vote in making future compensation decisions with respect to our named executive officers.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement

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Voting Item 7:   Proposal to Amend Long Term Incentive Plan

We are asking shareholders to vote to approve an amendment to our LTIP to (i) increase the number of shares of common stock which are available for awards under the LTIP by 9,800,000 shares, (ii) amend the definition of change of control, (iii) make revisions to clarify the treatment of performance awards and stock options awarded under the LTIP in the event of a fundamental transaction or change of control, (iv) permit continued vesting of awards under the LTIP under certain termination scenarios, (v) permit payment of withholding taxes with respect to the exercise of option awards by withholding the requisite number of shares of common stock and (vi) clarify that the 5% limit on acceleration of unvested equity awards due to an involuntary termination applies on a per participant basis. Our shareholders initially approved the LTIP on June 10, 2005 and have approved amendments to increase the shares available under the LTIP each year thereafter. Our Board approved the current amendment, subject to shareholder approval, at its meeting on March 8, 2013. The full text of the LTIP, as proposed to be amended, is included as Exhibit F to this proxy statement.

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is extreme competition for qualified individuals by (1) attracting highly qualified new industry professionals, (2) rewarding and retaining our experienced professionals and (3) properly developing our less experienced employees. Chesapeake meets this talent challenge through a comprehensive human resource strategy that addresses it on multiple fronts—one key component of which is the issuance of equity-based incentive compensation awards. We believe equity-based incentive compensation fosters and promotes the sustained progress, growth and profitability of the Company by:

•

attracting, motivating and retaining individuals of exceptional ability;

•

allowing employees, directors and consultants to acquire a proprietary and vested interest in the growth and performance of the Company;

•

providing incentives and rewards to employees, directors and consultants who are in a position to contribute materially to the success and long-term objectives of the Company; and

•

aligning the interests of employees and directors with those of the Company’s shareholders.

Chesapeake’s culture makes the Company an employer of choice when we are recruiting new talent and is validated by the Company’s inclusion in the Fortune 100 Best Companies to Work For® for the past six years running, with our highest ranking of #18 in 2012, and various other employment-related awards the Company has received.

The Company typically grants restricted stock to all employees upon joining the Company and semi-annually (other than to executives) thereafter. The rapid growth of the Company combined with the extreme competition in the industry for highly qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for additional shares under the LTIP. We believe that stock-based compensation and employee and director stock ownership have greatly contributed to the Company’s growth and success to date and should continue to contribute to its success in the future.

The additional 9,800,000 shares of common stock the Board has reserved for issuance under the LTIP pursuant to the amendment represent less than 1.5% of our outstanding common shares and less than 1.2 % of our fully diluted common shares. In 2012, we granted 9,479,866 shares of restricted stock under the LTIP, of which 747,895 shares, or 7.9%, were awarded to our named executive officers; 170,151 shares of restricted stock, or 1.8%, were awarded to our non-employee directors, five of which joined our Board in 2012; and the remaining 8,561,820 shares, or 90.3%, were awarded to our broad-based employee population. In addition, in January 2013, we granted 910,000 stock options to certain of our named executive officers pursuant to retention grants.

In its review of the LTIP, our Board considered the three-year average annual percentage of the Company’s outstanding common stock that was issued under the Company’s various equity incentive plans, or the Company’s “burn rate”, which was 2.94%, well below the ISS cap for our industry of 4.57%. We calculated our burn rate by (a) applying a factor of two to restricted stock awards of our common stock during the calendar year and (b) dividing the resulting number by the weighted average number of shares of the Company’s common stock outstanding during such year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 about shares of the Company’s common stock issuable under the equity compensation plans we maintain for our employees, consultants and directors:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1)) (3)
Equity compensation plans approved by shareholders	283,133	$14.36	10,775,290	(a)
Equity compensation plans not approved by shareholders	197,629	$10.29	—
TOTAL	480,762	$12.69	10,775,290

(a)

Consists of 10,692,640 shares available under the LTIP pursuant to the types of awards described on pages 58-59 and 82,650 shares available for issuances of restricted stock and shares underlying stock options granted under our 2003 Stock Incentive Plan. As shown in the table below, only 3,916,571 shares remain available for issuance by the Company and 2003 Stock Incentive Plan after accounting for awards made to employees in the first quarter of 2013.

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The material features of all our plans are described in note 8 of the notes to our financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 1, 2013.

As of April 15, 2013, the record date, stock options outstanding and shares available for issuance under the Company’s stock incentive plans are the following:

	LTIP	2003 Stock Incentive Plan(a)	Terminated Plans	Total
Outstanding stock options, 12/31/12	100,000	—	380,762	480,762
Granted	4,563,410	—	—	4,563,410
Exercised	—	—	(184,967)	(184,967)
Canceled/forfeited	—	—	—	—
Outstanding stock options, 4/15/13(b)	4,663,410	—	195,795	4,859,205
Shares available for future awards, 12/31/12	10,692,640	82,650	—	10,775,290
Regular semi-annual and new hire awards(c)	(9,464,510)	(43,864)	—	(9,508,374)
Canceled/forfeited/traded for taxes	2,688,441	86,143	659	2,775,243
Shares available for future awards, 4/15/13(d)	3,916,571	—	—	3,916,571

(a)

The 2003 Stock Incentive Plan expired on April 14, 2013.

(b)

As of the record date, the Company had 4,663,410 stock options that were granted, but unvested.

(c)

Amounts represent shares of restricted stock awarded Company-wide on January 7, 2013, restricted stock and stock options awarded to senior management on January 29, 2013 and restricted stock to newly hired employees on the last trading days of January, February and March 2013.

(d)

As of the record date, the Company had 16,761,682 shares of granted, but unvested, restricted stock outstanding.

As of the record date, the weighted average exercise price of all outstanding stock options is $18.6512 per share and the weighted average remaining contractual life is approximately 9.24 years.

The selection of officers, employees, consultants and non-employee directors who will receive future awards under the LTIP and the size and types of awards will be determined by the Employee Compensation and Benefits Committee, or ECBC, Compensation Committee and Board, as applicable. Equity awards are expected to be made to directors in the amounts described under “Corporate Governance—Director Compensation”. Other than projected director awards, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups eligible to receive future awards.

Amended Plan Features

We are proposing amendments to the LTIP to (i) increase the number of shares of common stock available for issuance, (ii) amend the definition of change of control, (iii) clarify the treatment of performance awards and stock options awarded under the LTIP in the event of a fundamental transaction or change of control, (iv) permit continued vesting of awards under the LTIP under certain termination scenarios, (v) permit payment of withholding taxes with respect to the exercise of option awards by withholding the requisite number of shares of common stock and (vi) clarify that the 5% limit on acceleration of unvested equity awards due to an involuntary termination applies on a per participant basis. The following summary of the material features of our LTIP (including the proposed amendment) does not purport to be complete and is qualified in its entirety by reference to the specific language of our LTIP, which is attached to this proxy statement as Exhibit F.

Administration

The Compensation Committee of the Board has overall authority to administer the LTIP. The Board may designate another committee or committees to administer the LTIP with respect to non-executive officer participants. The Board has designated the ECBC to grant and determine the terms and conditions of awards granted to employees who are not executive officers. The Compensation Committee and ECBC are collectively referred to as the Committee. Messrs. Miller, Alexander and Martin serve as the Compensation Committee and the Company’s Chief Executive Officer serves as the ECBC for the purpose of granting equity awards to employees who are not executive officers. Any awards or formula for granting awards under the LTIP made to non-employee directors must be approved by the Compensation Committee. The Compensation Committee is authorized and has complete discretion to formulate policies and establish rules and regulations for the administration of the LTIP.

Eligible Participants

As of the record date, the Company had nearly 12,000 employees (eight of whom were executive officers) and eight non-employee directors who were eligible to participate in the LTIP. The Committee determines from time to time the awards to be granted under the LTIP, taking into account the duties of the respective participants, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant.

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Shares Available for Award

Subject to the approval of the shareholders, the aggregate number of shares of common stock which are available for award under the LTIP will not exceed 59,300,000 shares, an increase of 9,800,000 shares from the presently authorized 49,500,000 shares. Any of the authorized shares of common stock may be used for any of the types of awards described in the LTIP, except that no more than 3,000,000 shares of common stock may be issued pursuant to incentive stock options. Performance awards, which include PSUs awarded under the LTIP, that are payable solely in cash will not be counted against the aggregate number of shares of common stock available for award under the LTIP. The aggregate number of shares of common stock underlying options and stock appreciation rights that may be granted to any participant in any calendar year will not exceed 1,000,000 shares and the aggregate number of shares of common stock pursuant to restricted stock, performance awards or other stock awards granted to any participant in any calendar year will not exceed 1,000,000 shares. For purposes of PSU awards, which are payable solely in cash, the annual grant limit relates to the target number of shares of common stock allocated to such awards for a participant in a given year. In addition, the maximum amount payable to a participant pursuant to a PSU award with respect to a performance period may not exceed the value of 3,000,000 shares of common stock.

Common stock that is related to awards that (i) are forfeited, cancelled, terminated or expire prior to the delivery of the common stock; (ii) are ultimately paid in cash rather than common stock; (iii) are surrendered in order to satisfy payment of the exercise price of an option; or (iv) are tendered or withheld in order to satisfy payment of withholding tax obligations, will again be available for future awards under the LTIP. Common stock related to performance awards or other stock awards that are payable exclusively in cash will be available for future awards under the LTIP.

The LTIP provides for appropriate adjustments in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company.

Types of Awards

The LTIP authorizes the issuance of the following types of awards:

•

Options. Incentive stock options and nonqualified stock options may be granted under the LTIP. The exercise price of options may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value of such shares in the case of an incentive stock option granted to a person who holds more than 10% of the combined voting power of the Company’s outstanding securities) and no option may be exercised after the expiration of ten years from the date of grant. An option may be exercised only to the extent that the option is vested in accordance with a schedule determined by the Committee in its sole discretion.

•

Incentive stock options (may only be granted to employees). The aggregate fair market value (determined as of the grant date) of the stock which an optionee may first have the right to acquire pursuant to the exercise of any incentive stock options in any calendar year under all incentive stock options of the Company may not exceed $100,000. In the event options exceed the $100,000 annual limitation, the optionee will be deemed to have been granted incentive stock options with respect to shares within the $100,000 limitation and nonqualified stock options with respect to shares which cause such limitation to be exceeded. The fair market value of shares of common stock is determined by reference to the reported closing price on the NYSE on the date of grant.

•

Stock appreciation rights. SARs may be granted to participants alone or in tandem with concurrently or previously issued stock options. The exercise price of a SAR may not be less than the fair market value of our common stock on the date of grant and no SAR may be exercised after the expiration of ten years from the date of grant. A SAR issued in tandem with an option will only be exercisable to the extent that the related option is exercisable, and when a tandem SAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the tandem SAR is exercised. Similarly, when the option is exercised, the tandem SARs relating to the shares covered by such option exercise will terminate. The payment of the appreciation associated with the exercise of a SAR will be made by the Company in shares of our common stock.

•

Performance awards and performance measures. Performance awards issued under the LTIP will become payable in accordance with the achievement of certain performance or other criteria as determined by the Compensation Committee. Performance measures may be based on the achievement of target levels of one or more of the following: aggregate earnings, earnings per share, share price, net income, operating income, gross revenue, cash flows, reserve additions or replacements, progress toward debt reduction goals, credit rating upgrades, production volume, meeting geographic expansion goals, objectively identified project milestones, market share, expense levels, finding costs, operating costs, overhead or other costs, drilling results, new discoveries, development or use of new technology, acquisitions and divestitures, risk management activities, asset monetization strategies, environmental compliance and safety and accident rates, return on equity, total or comparative shareholder return, or changes in capital structure. Approval of the amendment of the LTIP will be considered approval of the use of these performance measures for purposes of Section 162(m) of the Code. The Committee has the discretion to (i) permit a participant who ceases to be an eligible participant in the LTIP before the end of any performance period, or the personal representative of a deceased participant, to continue to be subject to a performance award relative to the current performance period until such awards are forfeited or earned pursuant to their terms and conditions; or (ii) authorize the payment to such participant, or the personal representative of a deceased participant, of the performance shares which would have been paid to the participant had the participant remained an eligible participant in the LTIP to the end of the performance period. A participation period may be no less than one year in duration.

•

Restricted stock. Restricted stock issued under the LTIP will vest in accordance with a schedule or achievement of certain performance or other criteria as determined by the Committee. The Committee has the discretion to grant a holder of restricted stock the right to vote such shares and to receive dividends. In 2012, the Compensation Committee granted holders of all outstanding and future restricted stock awards the right to receive dividends on unvested restricted shares and, effective for grants of restricted stock on or after January 1, 2013, granted full voting rights to future unvested restricted stock awards. The minimum restriction period applicable to any restricted stock that is not subject to performance criteria will be three years from the date of grant.

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•

Other stock awards. The Committee, in its sole discretion, may specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purpose of the LTIP and the interests of the Company, which awards may provide for cash payments based in whole or in part on the value or future value of our common stock, for the acquisition or future acquisition of common stock, or any combination thereof. The minimum restriction period applicable to other stock awards that are not subject to performance criteria will be three years from the date of grant.

No Discounted Options or SARs; No Repricing; No Dividend Equivalents

The LTIP does not permit the granting of discounted stock options or SARs and, without the approval of shareholders, prohibits the repricing or cancellation and re-grant of stock options, and the repurchase of underwater stock options or SARs. The LTIP also prohibits dividend equivalents with respect to stock options and SARs.

Fundamental Transaction; Change of Control

Upon the occurrence of a fundamental transaction or a change of control, (i) all outstanding options and SARs will be fully exercisable; (ii) restrictions on outstanding restricted stock, other stock awards, performance awards and cash awards will lapse; and (iii) each outstanding performance award is deemed to have achieved a level of performance as specified by the Compensation Committee in the award agreement governing the performance award. A fundamental transaction is defined as the merger of the Company with another entity in which the Company is not the surviving entity or other business combination or transaction resulting in other securities being substituted for our common stock or our common stock no longer being issued.

Termination and Amendment

The LTIP will terminate at midnight, September 30, 2014, but will continue in effect until all matters relating to the exercise or settlement of awards outstanding as of the time of termination of the LTIP have been completed. Prior to such time, the LTIP may be earlier terminated or amended by the Board. Shareholder approval is required for any amendment to the LTIP if (i) such approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) in the opinion of counsel to the Company, shareholder approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Acceleration of Vesting of Awards

The Committee has the sole discretion to accelerate the vesting, or permit the continued vesting, of unvested awards in the case of retirement from employment or service on the Board, death, disability or involuntary termination, except to the extent that such acceleration would cause an award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code to not so qualify.

Transferability

Awards are not transferable except by will or by the laws of descent and distribution; however, options held by non-employee directors may be transferable under certain circumstances, as determined by the Committee.

U.S. Federal Income Tax Consequences

Under current federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to restricted stock, performance shares, other stock awards and options granted under the LTIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the IRS, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of restricted stock, performance shares or other stock awards. Upon the vesting of an award for which no payment was made by the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock on the vesting date. Income recognized upon vesting by a participant who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. A participant’s adjusted basis in the common stock received through stock awards is equal to any ordinary income related to the award recognized by the participant. If a participant thereafter sells the common stock, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes. If a participant forfeits an award prior to its vesting, the participant will not recognize any ordinary income as a result of such forfeiture.

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Upon the grant of restricted stock, performance shares or other stock awards, the participant may file an election under Section 83(b) of the Code to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the common stock on the grant date (assuming no payment by the participant for the stock) and is considered compensation subject to withholding for employees. If a participant subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the participant will not be eligible for capital loss treatment with respect to the stock.

There are no tax consequences associated with the grant or timely exercise of an incentive stock option. If a participant holds the common stock acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the common stock equal to the difference between the amount realized on the sale and the exercise price. If the common stock is not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the participant upon disposition will be capital gain. The excess of the fair market value of common stock received upon the exercise of an incentive stock option over the option price for the common stock is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the participant recognizes ordinary income.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells common stock acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

If a participant surrenders common stock which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant’s holding period for such shares will commence on the day after such exercise.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a stand-alone or tandem SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a SAR is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the SAR. If a participant thereafter sells common stock acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

Upon the receipt of a cash award, the participant will recognize ordinary income in an amount equal to the cash received. Income recognized upon the receipt of a cash award by a participant who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless certain performance-based requirements are met. Stock option and stock appreciation rights granted under the LTIP meet the performance-based requirements. PSUs and other awards will meet such requirements if they are subject to performance objectives and administered in a manner that satisfies Code Section 162(m).

The Board of Directors recommends a vote “FOR” the amendment of the Long Term Incentive Plan

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Voting Item 8:  Proposal to Adopt Annual Incentive Plan

We are asking our shareholders to approve the Chesapeake Energy Corporation 2013 Annual Incentive Plan, or the AIP, a cash-based annual incentive program that utilizes pre-determined performance goals to determine annual cash-based award payouts. Our Board approved the AIP, subject to shareholder approval, at its meeting on January 29, 2013.

We previously asked shareholders to approve a similar plan at the Company’s 2012 annual meeting, however that plan failed to receive shareholder approval. Following our 2012 annual meeting, and in response to the 2012 Shareholder Advisory Vote on named executive officer Compensation (as further discussed under “Executive Compensation—Compensation Discussion and Analysis—Say-on-Pay Response and Compensation Highlights—Response to 2012 Shareholder Advisory Vote on Named Executive Officer Compensation” beginning on page 24) our Compensation Committee conducted an extensive review of the Company’s executive compensation system, which resulted, among other things, in the redesign of the Company’s annual incentive program. Unlike the previously proposed plan, the new annual incentive program applies a formulaic methodology for determining annual incentive awards based on the achievement of performance goals established by the Compensation Committee, selected from the specific performance metrics enumerated in the AIP. The Compensation Committee believes that the AIP is an integral part of its efforts to structure the Company’s executive compensation system in a way that appropriately ties compensation to Company performance. This approach is more fully described under “Executive Compensation—Compensation Discussion and Analysis—Actions Related to 2013 Executive Compensation” beginning on page 38.

The purpose of the AIP is to provide cash-based annual incentive compensation to those officers, executives, and key employees who, in the opinion of the Company, contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of our shareholders. Awards made under the AIP are intended to comply with Section 162(m), and to comply with, or be exempt from, Section 409(a) of the Code. Approval by shareholders is necessary in order for cash incentive awards granted under the AIP to be eligible to qualify as “performance-based” compensation under Section 162(m), subject to other conditions, which qualification would allow the company to deduct amounts paid as compensation under the AIP to certain named executive officers. The Company has granted awards under the AIP for 2013, subject to shareholder approval of the AIP. If our shareholders do not approve the AIP, no payments will be made with respect to such awards pursuant to the AIP; however, in that event, the Company may elect to award cash-based annual incentive compensation that is not deductible under Section 162(m).

The following is a general description of the material terms of the AIP. This summary is qualified in its entirety by reference to the terms of the AIP, a copy of which is included as Exhibit G to this proxy statement, and shareholders are urged to review it together with the following information.

Plan Features

Administration

The AIP will be administered by the Compensation Committee of the Board or another committee appointed by the Board, in either case consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee may adopt rules and regulations for carrying out the plan and may designate another committee or committees to administer the plan with respect to participants who are not “covered employees” as defined by Section 162(m) of the Code. The Compensation Committee has full authority and discretion with respect to awards made under the AIP, including (i) selecting participants, (ii) establishing the terms of each award, (iii) establishing restrictions and conditions to which the payment of awards may be subject and (iv) reducing or eliminating any award granted to any participant for any reason. All determinations, interpretations or other actions made or taken by the Compensation Committee pursuant to the provisions of the AIP will be conclusive and binding for all purposes and on all persons.

Participation

Each officer, executive and key employee who is selected and approved by the Compensation Committee to participate in the AIP is eligible to be granted awards for the relevant performance period. To fully comply with and meet the requirements of Section 162(m), certain provisions of the AIP may be deemed void to the extent such provisions conflict with Section 162(m). It is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups eligible to receive future awards.

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Performance Goals

For participants to be eligible for a cash payment from an award granted under the AIP, the Company must first achieve certain pre-established performance goals. The Compensation Committee will determine the payment amount of individual awards following the end of the performance period based on the Compensation Committee’s evaluation of the achievement level of the pre-established performance goals and the predetermined award payout levels. Such performance goals shall be established prior to the beginning of each performance period established by the Compensation Committee, or as soon as practicable thereafter (but within the time limitation of Section 162(m)) and may be based on any combination of Company and individual performance criteria set forth in the AIP. Pursuant to the AIP, in determining individual earned awards, the Compensation Committee has the sole discretion to reduce or eliminate the award to be granted to a participant for any reason, including, without limitation, the committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant’s service for less than the entire performance period. In addition, the Compensation Committee may implement annual incentive program structures under the AIP permitting it to make upward or downward adjustments to earned awards, subject to a maximum award opportunity and achievement of pre-established tax deductibility threshold goals. Such adjustments may be used to account for the impact of unforeseen circumstances on the Company’s performance that may otherwise result in a disconnect between pay and performance. For a discussion of the pre-established performance goals for 2013 under the AIP, see “Executive Compensation—Compensation Discussion and Analysis—Actions Related to 2013 Executive Compensation” beginning on page 38.

Payments

All awards will be payable in cash no later than March 15 of the year immediately following the year in which the performance period expires. The maximum amount payable under the AIP to a participant for any performance period will not exceed the lesser of 300% of the participant’s base salary or $5,000,000.

Termination of Employment

In the event of a participant’s termination of employment by the Company due to death, disability or retirement, the final award of such participant will be reduced pro rata to reflect participation prior to the termination only. In the event of any other kind of termination of service, the participant’s award respecting the performance period during which the termination occurred will be forfeited; provided, however, that the Compensation Committee has the sole discretion to pay a partial award for the portion of the year that the participant was employed by the Company. No awards will be paid unless the Company’s performance goals have been achieved at the end of the performance period.

Fundamental Transaction; Change of Control

Upon the occurrence of a fundamental transaction or a change of control, each outstanding award shall be deemed to have achieved a level of performance equal to the higher of (i) such performance level as required to achieve a bonus payment equal to 100% of such participant’s base salary or (ii) the actual performance level achieved as of the occurrence of such fundamental transaction or change of control (adjusting, in the Compensation Committee’s discretion, such performance goals by measuring performance criteria by an altered performance period ending on the date of the fundamental transaction or change of control).

Clawback of Awards

Any awards granted under the AIP to participants may be reduced or subject to recoupment to the extent required by applicable laws, rules and regulations or securities exchange listing requirements and the Company’s compensation recovery policy then in effect.

Duration of the AIP

Subject to approval by our shareholders, the AIP will become effective as of the Company’s 2013 annual meeting of shareholders, and shall remain in effect until terminated by the Board or the Compensation Committee.

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Amendment

The Board or the Compensation Committee may, at any time, amend any or all of the provisions of the AIP or suspend or terminate it; provided, however, that no amendments to the AIP will be effective without shareholder approval if such shareholder approval is required pursuant to Section 162(m) of the Code. No amendment, suspension or termination may reduce the rights of a participant under an award without the participant’s consent.

Transferability

Awards are not transferable except by testamentary will or by the laws of descent and distribution and as otherwise expressly permitted by the AIP.

New Plan Benefits

Amounts to be paid pursuant to the AIP are subject to the achievement of pre-established performance goals, and therefore actual payment amounts are not determinable as it is unknown whether the Company will meet any of the performance goals pre-established by the Compensation Committee for 2013 or thereafter. The table below reflects the threshold, target and maximum amounts payable pursuant to the awards made under the AIP in 2013. Target dollar values are equal to the participant’s current base salary multiplied by 150% for the CEO, 125% for executive vice presidents and 100% for senior vice presidents. This amount would be paid to a participant upon achievement of the target level of performance under the awards made under the AIP in 2013. Threshold dollar values are based on a 50% payout factor applied to the target value for achievement of the threshold level of performance under the awards made under the AIP in 2013. Maximum dollar values are based on a 200% payout factor applied to the target value for achievement of the maximum level of performance under the awards. If none of the performance goals are met, no payments will be made pursuant to the AIP. In addition, if our shareholders do not approve the AIP, no payments will be made pursuant to the AIP. The Compensation Committee’s evaluation methodology is more fully described under “Executive Compensation—Compensation Discussion and Analysis—Actions Related to 2013 Executive Compensation” beginning on page 38.

Name and Position	Threshold Dollar Value	Target Dollar Value	Maximum Dollar Value
Aubrey K. McClendon(a) Former Chief Executive Officer	$—	$—	$—
Steven C. Dixon(b) Acting CEO	682,813	1,365,625	2,731,250
Domenic J. (“Nick”) Dell’Osso, Jr. Executive Vice President and Chief Financial Officer	453,125	906,250	1,812,500
Douglas J. Jacobson Executive Vice President—Acquisitions and Divestitures	500,000	1,000,000	2,000,000
Jeffrey A. Fisher Executive Vice President—Production	453,125	906,250	1,812,500
Executive Group (9 participants)	3,339,063	6,678,125	13,356,250
Non-Executive Officer Employee Group (8 participants)	2,250,000	4,500,000	9,000,000
Non-Executive Director Group (no participants)	—	—	—

(a)

Mr. McClendon, our former CEO, separated from the Company on April 1, 2013. Mr. McClendon was not granted an award under the AIP.

(b)

Mr. Dixon was appointed Acting CEO effective April 1, 2013. Mr. Dixon’s threshold, target and maximum dollar values are calculated based on the combination of base salary and the multiplier applicable to the CEO and the base salary and multiplier applicable to an executive vice president. For the purpose of this calculation, it was assumed that Mr. Dixon will serve as an executive vice president for three months in 2013 and as Acting CEO for nine months in 2013.

U.S. Federal Income Tax Consequences

Under current federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards granted under the AIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Upon the receipt of a payment under the AIP, the participant will recognize ordinary income in an amount equal to the cash received. Income recognized upon the receipt of a cash award by a participant who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless certain performance-based requirements are met. Awards made pursuant to the AIP are intended to qualify as “performance-based compensation” that satisfies Section 162(m) of the Code and would therefore be deductible by the Company if such qualifications are met.

The Board of Directors recommends a vote “FOR” the Annual Incentive Plan

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Voting Item 9:  Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2013. PwC, or its predecessor firms, has served as our independent accountants since our initial public offering in 1993. We are asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm at the annual meeting. Representatives of PwC are expected to attend the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders’ questions.

The ratification of PwC is not required by our Bylaws or other organizational documents, but we are submitting the selection to our shareholders for ratification as a matter of good corporate governance. The affirmative vote of holders of a majority of shares of common stock present at the meeting in person or by proxy and entitled to vote will be required to ratify the appointment of our independent registered public accounting firm. If the Company’s shareholders do not ratify the selection of PwC as the Company’s independent public accounting firm, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accounting firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

Aggregate fees for professional services rendered for the Company by PwC in 2012 and 2011 were:

	2012	2011
Audit(a)	$7,098,842	$4,727,373
Audit-related(b)	87,000	77,000
Tax(c)	466,245	307,276
All other(d)	237,300	—
TOTAL	$7,889,387	$5,111,649

(a)

Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2012, $5,640,842 related to the annual audit and interim reviews, $300,000 related to services provided in connection with our issuance of securities, and $1,158,000 related to the audit of subsidiaries of the Company. In 2011, $2,816,873 related to the annual audit and interim reviews, $380,500 related to services provided in connection with our issuance of securities, and $1,530,000 related to the audit of subsidiaries of the Company.

(b)

In 2012 and 2011, these amounts related to the audits of employee benefit plans.

(c)

In 2012 and 2011, these amounts relate to professional services rendered for preparation of Form K-1 statements for Chesapeake Granite Wash Trust unitholders.

(d)

In 2012, this amount related to an information technology security assessment.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing audit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee. The Audit Committee pre-approves audit and non-audit services provided by the Company’s independent registered public accounting firm. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit and non-audit services and related fee levels on an annual basis. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee reviews the services performed pursuant to its pre-approval policy at its next scheduled quarterly meeting.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013

Audit Committee Report

In connection with fulfilling its responsibilities under its charter, the Audit Committee met with management and PwC and discussed and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2012. The Committee also discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Committee reviewed and discussed with PwC the auditor’s independence from the Company and its management. As part of that review, PwC provided the Committee the written disclosures and letter concerning independence required by the PCAOB.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2012 for filing with the SEC. Mr. Raspino, who joined the Audit Committee as its chairman on March 7, 2013, did not participate in the reviews and discussions described above. Mr. Hargis had previously been the chairman of the Audit Committee.

Members of the Audit Committee:

R. Brad Martin

Merrill A. (“Pete”) Miller, Jr.

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SHAREHOLDER PROPOSALS

Shareholder Proposals for the Meeting

We value ongoing dialogue with our shareholders and have made it our practice over the years to engage our shareholders on various corporate governance, compensation and other matters because we believe it facilitates a better understanding of the issues on both sides of our relationship. After thoughtfully considering the interests of the Company and our shareholders, our Board has taken concrete action in response to feedback we have received through conversations with shareholders. We urge you to read our “Governance Highlights” at the beginning of this document and our “Executive Compensation—Compensation Discussion and Analysis” starting on page 24 for a discussion of the meaningful actions the Board has taken in 2012 and 2013.

The shareholders identified below have submitted the proposals to be voted upon at the meeting. The proposals contain assertions about the Company that we believe are incorrect. We have set forth a response that the Board believes addresses the core of each proposal and states the reasons for its recommendations. Other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them.

Voting Item 10:  Shareholder Proposal Relating to Creation of Risk Oversight Committee

Ms. Gianna M. McCarthy, on behalf of the New York State Common Retirement Fund, 633 Third Avenue, 31st Floor, New York, New York 10017, a beneficial owner of 3,697,983 shares of the Company’s common stock, has advised us that she intends to submit the following proposal at the meeting:

Resolution

Shareholders request the Company’s Board of Directors take the steps necessary to establish a separate risk oversight committee of the Board of Directors.

Supporting Statement

The volatility of the world’s financial markets has focused attention on the importance of evaluating corporate and financial risk. PricewaterhouseCoopers noted in 2008 that companies “that vigorously interpret the results of their risk assessment process set a foundation for establishing an effective enterprise risk management program and are better positioned to capitalize on opportunities as they arise.”

In recognition of the importance of risk analysis, the Dodd-Frank Wall Street Reform and Consumer Protection Act requires large publicly traded financial institutions to establish separate board committees for risk oversight. Dedicated committees charged with evaluating corporate risks, however, can be beneficial to corporations outside of the financial industry as well, and can be particularly helpful in assisting the board not only in assessing risks that can be harmful to financial performance, but also in identifying risks that present financial opportunities for the corporation.

Chesapeake charges its Audit Committee with responsibility for “discuss[ing] with management (a) the Corporation’s major financial risk exposures and the steps management has taken to monitor and control those exposures and (b) the guidelines and policies to govern the process by which risk assessment and risk management is undertaken.” But this is only one of 29 responsibilities vested in that committee according to its charter. While it is appropriate for the Audit Committee to focus on risk, we believe the Company’s governance would be improved greatly by a dedicated committee charged with evaluating financial, operational, and governance risks overall.

Chesapeake identified numerous risk factors for the Company in its 10-K filed February 29, 2012, including wide fluctuations in natural gas and oil prices, indebtedness levels, significant capital expenditures to replace reserves, the possible effects of hedging activities, and legislative and regulatory initiatives and actions. Chesapeake’s exposure to environmental risks resulted in a fine of over $900,000 in May 2011, in Pennsylvania and a $600,000 fine in an October 2012, settlement with the U.S. Department of Justice. In November 2012, Chesapeake disclosed writing down $2 billion in natural gas reserves.

We believe that Chesapeake’s Board should establish a separate risk oversight committee in order to improve the Company’s overall performance with regard to risk analysis. The newly created risk oversight committee could be tasked with reviewing with management the Company’s risk appetite and risk tolerance, as well as ways of measuring or quantifying risk. The audit committee could then focus on matters such as reviewing management’s assessment of legal and regulatory risk, and discussing risk assessment and management policies. Given the myriad risks facing the Company, we believe it would be appropriate for the Company to have a dedicated committee whose sole charge is to monitor and evaluate risk and to report to the full Board.

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Board of Directors Statement in Opposition to Voting Item 10

Risk oversight by the Board is an essential component of effective corporate governance. For this reason, following the appointment of the Board’s independent, non-executive Chairman and the addition of four other independent directors to the Board in June 2012, the Board evaluated its processes and procedures related to risk oversight. The Board concluded that it is appropriate for the full Board to determine risk appetite and risk tolerance for significant risks, such as risks related to commodity price fluctuations and environmental, health and safety matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. The Board also concluded that certain risks directly related to matters delegated to its existing committees are best and most effectively handled by those committees as shown in the table below, with those committees reporting to the full Board on such risks.

Board Committee	Risk Oversight Responsibility
Audit Committee

•

Oversight of risks related to the integrity of the Company’s financial statements

•

Oversight of risks related to the Company’s compliance with legal and regulatory compliance

•

Oversight of Employee and Vendor Hotline for anonymous reporting of questionable activity

•

Oversight of enterprise risk management process

Compensation Committee	• Oversight of risks associated with the Company’s compensation programs and management retention, development and succession
Nominating, Governance and Social Responsibility Committee

•

Oversight of risks that may arise in connection with corporate governance and social responsibility matters

•

Oversight of reputational risks

•

Monitors compliance with corporate governance standards

The Board believes it is less effective and inefficient to delegate risk oversight related to existing committee matters to a separate Board committee. Because the Board has already established a strong risk oversight structure at the Board and Board committee levels, the Board believes that a separate risk oversight committee is unnecessary.

The Board of Directors recommends a vote “AGAINST” Voting Item 10

Voting Item 11:  Shareholder Proposal Relating to Re-Incorporation in Delaware

Mr. Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, a beneficial owner of 900 shares of the Company’s common stock, has advised us that he intends to submit the following proposal at the meeting:

Resolution

That the shareholders of CHESAPEAKE ENERGY CORPORATION request its Board of Directors to take the steps necessary, at the earliest possible time, to re-incorporate in the State of Delaware.

Supporting Statement

In the 2012 annual meeting of CHESAPEAKE ENERGY CORPORATION, shareholders voted 225,912,663 shares, 57% of the shares voted, worth $4,147,756,492.68 on the meeting date, for this proposal which had been endorsed by corporate governance consultants. At the time this proposal is being submitted, it appears that no action has been taken by the board of directors to accomplish this mandate of the shareholders.

The shareholders of Chesapeake Energy Corporation, in 2008, supported a shareholder proposal of this proponent to require all of its directors to be elected annually which received votes of 231,525,541 shares, 61% of the shares voted, worth $13,440,057,655 on the meeting date.

The board of Chesapeake disregarded this mandate and in the fall of 2010, caused the state legislature of Oklahoma to amend a proposed law, which was passed and signed by the governor, that included a requirement that all corporations incorporated in Oklahoma with more than 1,000 shareholders, be required to have a classified board of directors with three-year terms for each director.

ONEOK, Inc. and OGE ENERGY CORP. whose shareholders had supported one year terms for directors and amended the corporate articles accordingly, were suddenly in violation of Oklahoma statutes.

In the best interests of their shareholders, ONEOK and OGE sought, successfully, legislation to exempt corporations which had one-year terms for their directors, from the new “Chesapeake” stature [sic] which was eventually passed and signed by the governor.

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The proponent believes if CHESAPEAKE ENERGY CORPORATION, ONEOK, Inc., and OGE ENERGY CORP. were to reincorporate in Delaware, it would give each greater governance as the Delaware legislature is known for fairness and integrity in dealing with the many issues facing corporations and their shareholders and not be faced with the whims of a legislature and governor which were apparently influenced by Chesapeake Energy Corporation that seems to have had a powerful influence over the state legislature and governor who seem beholden to it.

The proponent believes that as there has no [sic] apparent change in the make-up of the state legislature of Oklahoma, Delaware would be a better domicile for our corporation. It should be noted that The Williams Companies, Inc. and Devon Corporation are two successful energy corporations which have adopted annual election provisions for all directors and are not affected by the whims of the Oklahoma legislature as both are incorporated in Delaware.

If you agree, please vote “FOR” this proposal.

Board of Directors Statement in Opposition to Voting Item 11

The Board believes that re-incorporation in Delaware is not necessary or appropriate. The proposal seeks to have the Company re-incorporate in Delaware so the Company can declassify the Board and hold annual elections for every director. After consideration of the results to the 2012 annual meeting, the Nominating, Governance and Social Responsibility Committee and Board supported the repeal of the Oklahoma statutory provision mandating classified boards of directors for certain Oklahoma-incorporated public companies and such provision no longer applies. Now both the Delaware General Corporation Law and the Oklahoma General Corporation Act permit classified boards, and neither requires a corporation to have a classified board. The Board has submitted a management proposal which would declassify our Board, and the outcome depends on the shareholder vote. See “Voting Item 2: Proposal to Declassify our Board”. Reincorporating in Delaware would put the Company in no better position than it is currently but would only create additional cost and divert Company resources to undertake the process.

In addition, in order to achieve annual elections of directors at the 2013 annual meeting, all directors and nominees are standing for election or re-election. Any director not receiving the support of a majority of our shareholders will submit his resignation pursuant to our Bylaws and Corporate Governance Guidelines, thus ensuring that the votes are acted upon in a manner consistent with the outcome of an annual shareholder election and the Company’s resignation policies. See “Voting Item 1: Election of Directors”.

Substantially Similar Law

The Oklahoma General Corporation Act was adopted as a virtual clone of the Delaware General Corporation Law in 1986, and Oklahoma courts look to Delaware case law to interpret Oklahoma corporate statutes that have not yet been interpreted. In fact, as demonstrated in the table below, the Oklahoma and Delaware statutes are virtually identical on significant shareholder rights issues:

Shareholder Right	Delaware Law	Oklahoma Law
Action by Written Consent

•

Unless otherwise provided in the certificate of incorporation, any action to be taken at an annual or special meeting of stockholders can be taken by written consent by holders of the majority of outstanding shares entitled to vote.

•

Unless otherwise provided in the certificate of incorporation, any action to be taken at an annual or special meeting of shareholders can be taken by unanimous written consent of the shareholders; however, a bill is pending in the Oklahoma legislature to amend this section of the Oklahoma Law to be the same as Delaware Law.

Annual Elections	• Unless directors are elected by unanimous written consent, an annual meeting of stockholders shall be held for the election of directors.	• Unless directors are elected by unanimous written consent, an annual meeting of shareholders shall be held for the election of directors.
Removal of Directors	• Directors of a corporation with no classified board may be removed with or without cause by a vote of the majority of the stockholders.	• Directors of a corporation with no classified board may be removed with or without cause by a vote of the majority of the shareholders.
Special Meetings	• Special meetings of the stockholders may be called by the board of directors or by the person or persons as may be authorized by the certificate of incorporation or by the bylaws.	• Special meetings of the shareholders may be called by the board of directors or by the person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Voting by Shareholders

•

Except in the election of directors, the affirmative vote of a majority of the stockholders present in person or by proxy shall be the vote of the stockholder.

•

Directors shall be elected by a plurality of the stockholders present in person or by proxy.

•

Amendment of the certificate of incorporation, merger, sale of all or substantially all of assets and dissolution require approval of a majority of the outstanding stock.

•

Except in the election of directors, the affirmative vote of a majority of the shareholders present in person or by proxy shall be the vote of the shareholder.

•

Directors shall be elected by a plurality of the shareholders present in person or by proxy.

•

Amendment of the certificate of incorporation, merger, sale of all or substantially all of assets and dissolution require approval of a majority of the outstanding stock.

Supermajority Vote Requirement	• The certificate of incorporation may include provisions requiring the vote of a larger portion of the stock having voting power than otherwise required.	• The certificate of incorporation may include provisions requiring the vote of a larger portion of the stock having voting power than otherwise required.

The Board of Directors recommends a vote “AGAINST” Voting Item 11

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Voting Item 12:  Shareholder Proposal Relating to Accelerated Vesting of Senior Executives’ Equity Awards Upon a Change of Control

Ms. Laura Campos, on behalf of The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, New York, 10018, a beneficial owner of 940 shares of the Company’s common stock, has advised us that she intends to submit the following proposal at the meeting:

Resolution

The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive compensation. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted.

Supporting Statement

Chesapeake Energy Corporation (the “Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at Chesapeake Energy may permit windfall awards that have nothing to do with a senior executive’s performance.

According to last year’s proxy statement, a termination with a change in control at the end of the 2011 fiscal year could have accelerated the vesting of $63 million worth of long-term equity to Chesapeake Energy’s five senior executives, with Mr. McClendon, the CEO, entitled to $34 million out of a total personal severance package worth $43 million.

In this regard, we note that Chesapeake Energy uses a “double trigger” mechanism to determine the CEO’s eligibility for accelerated vesting: (1) there must a change of control, which can occur as defined in the plan or agreement, and (2) employment must be terminated.

We are not persuaded by the argent [sic] that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive all accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, Dell, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. We urge you to vote FOR this proposal.

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Board of Directors Statement in Opposition to Voting Item 12

The Board opposes this proposal because it believes that provisions providing for the accelerated vesting of senior executive equity awards upon a change of control are in the best interest of the Company and our shareholders.

Meaningful Enhancements Made to Executive Compensation Arrangements

The Board has taken into account the feedback that we have received from our shareholders regarding our executive compensation practices and policies. As a result, the Compensation Committee has made fundamental changes to the Company’s executive compensation system, such as (i) approving new executive employment agreements with substantial changes from the Company’s previous executive employment agreements, including the elimination of “single-trigger” change-of-control cash payments; (ii) adopting a formal compensation philosophy that emphasizes pay for performance and targets peer median compensation levels; (iii) benchmarking executive compensation to the Company’s peer group, which peer group was also evaluated and modified by the Committee in 2012; (iv) substantially reducing executive annual incentive compensation for 2012; (v) developing annual and long-term incentive executive compensation programs for 2013 that appropriately tie pay to performance; and (vi) significantly reducing perquisites for executive officers, including eliminating, or further limiting in the case of Mr. McClendon, personal use of Company aircraft. For more information regarding the Company’s significant enhancements to its executive compensation system, see “Executive Compensation—Compensation Discussion and Analysis”.

Adoption of this Proposal Could Cause Competitive Harm

Adoption of this proposal could disadvantage the Company from a competitive standpoint, thus jeopardizing our long-term performance and ability to create and deliver maximum value to our shareholders. The majority of our peers provide for the accelerated vesting of equity of senior executives upon a change of control. In fact, outside of Occidental Petroleum Corporation, no other member of our executive compensation peer group provides for pro rata acceleration or forfeiture of awards upon a change of control. Our executive compensation system is designed to attract, motivate and retain a highly qualified executive management team and appropriately reward senior executives for their contribution to the achievement of our short-term and long-term goals and the creation and enhancement of shareholder value. Further, we recognize that senior executives are not likely to be retained by a successor in the event of a change of control of the Company. The accelerated vesting of equity awards motivates senior executives to continue to work for the Company, even if they perceive that a change of control is imminent, thereby preventing the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change of control transaction for the benefit of the shareholders.

In summary, we believe that the current structure of the Company’s executive compensation system, including provisions providing for the accelerated vesting of senior executive equity awards upon a change of control, is appropriate and effective, is consistent with the compensation practices of our industry peer companies and is in the best interest of the Company and its shareholders.

The Board of Directors recommends a vote “AGAINST” Voting Item 12

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Submitting Shareholder Proposals

At each annual meeting, the Board submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Shareholders also may submit proposals for inclusion in the Company’s proxy materials. These proposals must meet the shareholder eligibility and other requirements of the SEC. In order to be included in proxy material for our 2014 annual meeting, a shareholder’s proposal must be received not later than January 3, 2014 by the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Ms. Jennifer M. Grigsby, Senior Vice President, Treasurer and Corporate Secretary.

Our Bylaws provide that any shareholder intending to nominate a candidate for election to the Board or proposing any business to be brought before an annual shareholders’ meeting must deliver written notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the Bylaws, including information concerning the nominee or proposal, as the case may be, the shareholder’s ownership of and agreements related to our common stock, any material interest of the shareholder in the proposal and any arrangements between such shareholder and any other persons in connection with the proposal or nomination of the candidates, as the case may be. The Bylaws further provide that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

In the event that our shareholders vote to implement proxy access, certain shareholders and/or shareholder groups will be permitted to include shareholder-nominated director candidates in our proxy materials. Please see “Voting Item 3: Proposal to Implement Proxy Access” and Exhibit B for more details about the proposed process to include shareholder-nominated director candidates in our proxy materials.

Our annual meeting of shareholders is generally held on the second Friday of June. Assuming that our 2014 annual meeting is held on schedule, we must receive notice of your intention to introduce an item of business at that meeting, other than notice related to proxy access, which is detailed as stated above, no earlier than February 14, 2014 and no later than March 16, 2014. The chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our Bylaws or other requirements of rules under the Exchange Act.

Additional Shareholder Engagement: Community-Focused Initiatives

Chesapeake strives to be a charitable, engaged and responsible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 150 year history in the U.S., oil and natural gas development is still a very new industry in several areas of the country, and we understand the importance of educating community members about our activities, maintaining open lines of communication and proactively seeking out opportunities to provide further information about our safe and responsible drilling and completion processes, including the 65 year old process of hydraulic fracturing. Following discussions with shareholders, we recognize that addressing the community impacts of our operations has become increasingly important to a wider audience of stakeholders, including our shareholders. Consequently, we intend to continue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improvement in all of our operations, including our community engagement strategies and public disclosures.

OTHER MATTERS

Our management does not know of any matters to be presented at the meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the meeting, the person named in the enclosed proxy intends to vote the proxies in accordance with his best judgment.

By Order of the Board of Directors

Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary May 3, 2013

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EXHIBIT A

Proposal to Declassify our Board

Proposed Amendments to Article VII Section 3
of the Restated Certificate of Incorporation

Section 3. ~~Classes of Directors;~~  Election of Directors by Shareholders; Vacancies. All directors of the Corporation shall be elected annually. ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of a directors whose term expires at that annual meeting a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A~~  Each director shall hold office ~~until~~ for a term ending at the next succeeding annual meeting beginning with the annual meeting held in 2014 ~~for the year in which his term expires~~ and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office notwithstanding that any director may have been elected for a term that extended beyond the date of the annual meeting. ~~Any~~ Newly created directorships resulting from an increase in the authorized number of directors, or any other vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected or appointed to fill a vacancy shall hold office for a term ~~that shall coincide with the term of the class to which such director shall have been elected~~ to expire at the next annual meeting of shareholders following such director’s election or appointment. No reduction of the number of directorships shall remove or shorten the term of any director in office. No election of directors need be by written ballot.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation attributable to such Preferred Stock or the resolution or resolutions adopted by the Board of Directors pursuant to Section 2 of this Article VII applicable thereto, ~~and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms~~.

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EXHIBIT B

Proposal to Implement Proxy Access

Proposed Amendments to Article I Section 11 of the Bylaws

Section 11.    Nomination of Directors.

(a)

Nominations of persons for election to the board of directors of the corporation may only be made at an annual meeting of shareholders. Such nominations may be made (i) by or at the direction of the board of directors or (ii) by a shareholder (or group of shareholders as provided in Section 11(g) below) of the corporation who (A) was a shareholder of record at the time of giving of the notice provided for in this Section 11 and at the time of the annual meeting (including any adjournment or postponement thereof), (B) is entitled to vote at such meeting and (C) meets the requirements of and complies with the procedures set forth ~~below~~ in this Section 11 as to such nomination. For the avoidance of doubt, clause (ii) of this Section 11(a) shall be the exclusive means for a shareholder to make nominations before an annual meeting of shareholders.

(b)

For any director nominations to be properly brought before an annual meeting by a shareholder pursuant to these Bylaws, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice (other than a notice submitted in order to include a Shareholder Nominee in the corporation’s proxy materials, as defined and described in Section 11(g) below) must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)

In order to be effective, the shareholder’s notice referred to in Section 11(b) above shall set forth:

(i)

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner, if any, has a right to vote any shares of any security of the corporation, (E) any short interest in any security of the corporation directly or indirectly owned beneficially by such shareholder or such beneficial owner, if any (for purposes of this clause a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or such beneficial owner, if any, that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or such beneficial owner, if any, sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (I) a description of all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination (or, in the case of the application of this clause to Section 12(b)(i), other business) and (J) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”);

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(ii)

as to each person whom the shareholder proposes to nominate for election or reelection to the board of directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (C) a statement in support of the nominee stating why the person should be nominated for election to the board of directors; and

(iii)

with respect to each nominee for election or reelection to the board of directors, a completed and signed questionnaire, representation and agreement required by Section 11(~~e~~ f) of this Article I. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(~~c~~d)

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 11, the chairman of the board or the chairman of the nominating committee of the board of directors may declare the nomination defective and the nomination will be disregarded. Each person validly nominated in accordance with this Section 11 (regardless of the source of recommendation) will be evaluated consistently in accordance with the board of directors’ policy regarding the identification, evaluation and nomination of directors. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11.

(~~d~~e)

Notwithstanding anything in Section 11(b) or 11(g) of this Article I to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(~~e~~f)

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under this Section 11) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the corporation, and shall be provided by the secretary of the corporation upon written request of the nominee) and a written representation and agreement (in the form provided by the secretary of the corporation upon written request of the nominee) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(g)

The corporation shall include in its proxy statement for an annual meeting of shareholders the name of any person nominated for election to the board of directors (the «Shareholder Nominee») by a shareholder or group of shareholders that satisfies the requirements of this Section 11(g) (the «Eligible Shareholder»), together with the Required Information (defined below), who expressly elects at the time of providing the notice required by this Section 11(g) to have its nominee included in the corporation’s proxy materials pursuant to this Section 11(g). Such notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act and the information required by Sections 11(c)(i), (ii), and (iii) above, along with any additional information as required to be delivered to the corporation by this Section 11(g) (all such information collectively referred to as the “Notice”), and such Notice shall be delivered to the corporation in accordance with the procedures and at the times set forth in this Section 11(g).

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(i)

Notwithstanding the procedures set forth in Section 11(b), the Notice, to be timely, must be received at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the Notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s Notice as described above.

(ii)

For purposes of this Section 11(g), the “Required Information” that the corporation will include in its proxy statement consists of (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in a proxy statement of the corporation by the rules and regulations of the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(iii)

The corporation shall not be required to include, pursuant to this Section 11(g), any Shareholder Nominee in its proxy materials for any meeting of shareholders for which the secretary of the corporation receives a notice that the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 11(b) of these Bylaws.

(iv)

The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed 25% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 25%. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in proxy materials of the corporation pursuant to this Section 11(g) but either are subsequently withdrawn, or that the Board of Directors itself determines to nominate for election, shall be included in this maximum number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 11(g) exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount of shares of common stock of the corporation (largest to smallest) disclosed as owned by each Eligible Shareholder in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)

For purposes of this Section 11(g), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (y) borrowed, for purposes other than a short sale, by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors.

(vi)

An Eligible Shareholder must have owned (as defined in Section 11(g)(v) above) 3% or more of the corporation’s issued and outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the Notice is required to be received by the corporation in accordance with this Section 11(g) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the meeting date. Within the time period specified in this Section 11(g) for delivery of the Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Notice is received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the meeting date; (ii) the information required to be set forth in the Notice, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 11(g), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, and (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (iv) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the corporation prior to the election of directors such additional information as requested with respect thereto. The inspector of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations set forth in clause (iii) above.

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(vii)

The Eligible Shareholder may provide to the secretary of the corporation, at the time the information required by this Section 11(g) is provided, a written statement for inclusion in the proxy statement for the corporation’s annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11(g), the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(viii)

Within the time period specified in this Section 11(g) for providing Notice, a Shareholder Nominee must deliver to the secretary of the corporation the written questionnaire described in Section 11(f) above, along with representations and agreements described in Section 11(f) above. The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of its directors. If the board of directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(ix)

Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the election of such Shareholder Nominee, will be ineligible to be a Shareholder Nominee pursuant to this Section 11(g) for the next two annual meetings of the corporation.

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EXHIBIT C

Proposal to Eliminate Supermajority Voting Requirements

Proposed Amendments to Article VII, Section 2 and Article IX, Sections 1 and 2 of the Restated Certificate of Incorporation

Article VII

Section 2. Number of Directors. Subject to the addition of any directors elected by a class of preferred stock as provided in Section 3 of this Article VII, the number of directors which shall constitute the whole board shall not be less than three nor more than nine, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of ~~sixty-six and two-thirds percent (66 2/3%)~~  at least a majority of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term.

Article IX

Section 1. Amendments to Certificate of Incorporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~ a majority of the issued and outstanding stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VI, VII, VIII and this Article IX of this Certificate of Incorporation; provided, however, that any amendment to or repeal of Article VI shall be made in a manner not inconsistent with the Oklahoma General Corporation Act.

Section 2. Bylaws. Prior to the receipt of any payment for any of the Corporation’s stock, the Bylaws of the Corporation shall be adopted, amended or repealed by the Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of ~~sixty-six and two-thirds percent (66 2/3%)~~  at least a majority of the outstanding stock of the Corporation entitled to vote thereon.

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EXHIBIT D

Proposal to Amend 2003 Stock Award Plan for Non-Employee Directors

Chesapeake Energy Corporation 2003 Stock Award
Plan For Non-Employee Directors (as amended)

1.

Purposes of the Plan. This Plan is established by the Company to aid in attracting and retaining persons of outstanding competence to serve on the Board of Directors who are not employed by the Company. The Plan is intended to enable such persons to acquire or increase ownership interests in the Company on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company. Consistent with these objectives, the Plan provides for the award of Shares to Non-Employee Directors on the terms and subject to the conditions set forth in the Plan.

2.

Establishment. The Plan is effective as of January 3, 2003. Amendments to the Plan were approved by shareholders on June 8, 2007 and June 14, 2013.

3.

Definitions. As used herein, the following definitions shall apply:

(a)

“Applicable Laws” means the requirements of state corporate laws, United States federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

(b)

“Board” means the Board of Directors of the Company.

(c)

“Code” means the Internal Revenue Code of 1986, as amended.

(d)

“Common Stock” means the Company’s common stock.

(e)

“Company” means Chesapeake Energy Corporation, an Oklahoma corporation, and any successor to the Company.

(f)

“Director” means a member of the Board.

(g)

“Non-Employee Director” means a Director who, as of the date first elected or appointed to the Board, is not an officer or otherwise employed by the Company or any of its subsidiaries.

(h)

“Paragraph” means a paragraph of the Plan.

(i)

“Participant” means a Non-Employee Director who has been awarded Shares under the Plan.

(j)

“Plan” means the Chesapeake Energy Corporation 2003 Stock Award Plan for Non-Employee Directors, as may be amended from time to time.

(k)

“Share” means a share of the Common Stock, as adjusted in accordance with Paragraph 7.

(l)

“Shareholder Approval” means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

4.

Stock Subject to the Plan. Subject to the provisions of Paragraph 7, the maximum aggregate number of Shares that may be awarded under the Plan is ~~100,000~~ 250,000 Shares.

5.

Administration of the Plan. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan and to construe and interpret the terms of the Plan and awards made pursuant to the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants.

6.

Award of Shares.

(a)

Each individual who becomes a Non-Employee Director after the effective date of the Plan shall be awarded no greater than 10,000 shares on his or her first day of service as a Non Employee Director as determined by the Board.

(b)

In consideration for the Shares awarded under the Plan, each Participant shall pay the Company an amount equal to the aggregate par value of the Shares awarded (the “Share Consideration”). The Share Consideration shall be payable in cash, provided the Company shall withhold the Share Consideration from the first payment of director fees to be made by the Company to the Participant as a Non-Employee Director if the Share Consideration has not been earlier paid. A Participant must pay the amount of taxes required by law as a result of an award of Shares under the Plan.

(c)

Upon receipt of the Share Consideration and subject to Paragraph 9, the Company shall issue the Participant ~~a stock~~  Shares either in certificate ~~evidencing~~  form or via D.W.A.C. (delivery/withdrawal at custodian) representing the Shares awarded to the Participant under the Plan.

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7.

Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares which have been authorized for issuance under the Plan but as to which no Shares have yet been awarded, shall be proportionately adjusted for any increase or decrease in the number or type of issues Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

8.

Amendment and Termination of the Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if in the opinion of counsel to the Company, Shareholder Approval is required by any Applicable Laws.

9.

Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares awarded pursuant to the Plan shall not be issued unless the issuance and delivery of such Shares comply with Applicable Laws. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

(b)

Investment Representations. As a condition to the award of Shares under the Plan, the Board may require a Participant to represent and warrant at the time of the award that the Shares will be held only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel to the Company, such a representation is necessary or appropriate.

10.

Reservation of Shares. The Company shall at all times reserve and keep available such number of authorized and unissued Shares or Shares in its reserve of treasury stock as shall be sufficient to satisfy the requirements of the Plan.

11.

Right to Continued Board Membership. Participation in the Plan shall not give any Participant any right to remain on the Board.

12.

Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.

Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma, except as superseded by applicable federal law.

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EXHIBIT E

Chesapeake Energy Corporation Non-GAAP Financial Measures

The financial metrics applicable to the AIP described under “Executive Compensation—Compensation Discussion and Analysis—2012 Named Executive Officer Compensation—2012 Named Executive Officer Compensation Elements—Annual Incentive Compensation” beginning on page 30 are non-GAAP financial measures. We provide reconciliations to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in our quarterly earnings releases and post them on the Company’s website at www.chk.com in the Non-GAAP Financials sub-section of the section entitled “Investors”.

Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. For 2012, operating cash flow was $4.053 billion.

EBITDA represents net income (loss) before income tax expense, interest expense and depreciation, depletion and amortization expense. Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results, including unrealized gains and losses on natural gas, oil and NGL derivatives, impairments, gains and losses on sales of fixed assets and investments, and losses on purchases of debt. For 2012, adjusted EBITDA was $3.754 billion.

Adjusted net income available to common stockholders represents net income available to common stockholders, excluding certain items that management believes affect the comparability of operating results, including unrealized gains and losses on derivatives, impairments, gains and losses on sales of fixed assets and investments, losses on purchases/exchanges of debt. For 2012, adjusted net income available to common stockholders was $285 million.

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EXHIBIT F

Proposal to Amend Long Term Incentive Plan

Chesapeake Energy Corporation Amended and
Restated Long Term Incentive Plan

1.   Purpose

Section 1.1 Background. The original Long Term Incentive Plan was approved by shareholders on June 10, 2005, and amendments to the Plan were approved by shareholders on June 9, 2006, June 8, 2007, June 6, 2008, June 12, 2009, June 11, 2010, June 10, ~~2011~~ 2011, June 8, 2012 and June ~~8, 2012~~.14, 2013.

Section 1.2 Purpose. This Long Term Incentive Plan is established by Chesapeake Energy Corporation (the “Company”) to foster and promote the sustained progress, growth and profitability of the Company by:

(a)

Attracting, retaining and motivating Employees, Non-Employee Directors and Consultants;

(b)

allowing Employees, Non-Employee Directors and Consultants to acquire a proprietary and vested interest in the growth and performance of the Company;

(c)

providing incentives and rewards to Employees, Non-Employee Directors and Consultants who are in a position to contribute materially to the success and long-term objectives of the Company; and

(d)

aligning the financial interests of Employees, Non-Employee Directors and Consultants with those of the Company’s shareholders.

Section 1.3 Effective Date. The Plan was effective as of October 1, 2004. The authority to issue Awards under the Plan will terminate on September 30, 2014 and the remaining terms of the Plan will continue in effect thereafter until all matters relating to the exercise and settlement of Awards and administration of the Plan have been completed.

2.   Definitions

Section 2.1 “Affiliated Entity” means any partnership or limited liability company in which at least 50% of voting power thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.

Section 2.2 “Appreciation” means, with respect to a SAR (as hereafter defined), the amount by which the Fair Market Value of a share of Common Stock on the date of exercise of the SAR exceeds either (i) the exercise price of the Option to which a tandem SAR relates, in the case of a tandem SAR, or (ii) the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR, in the case of a stand-alone SAR.

Section 2.3 “Award” means, individually or collectively, any Option, SAR, Performance Share, Restricted Stock, Other Stock Award or Cash Award granted under the Plan to an Eligible Person pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the applicable Committee may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company.

Section 2.6 “Change of Control” means the occurrence of any of the following:

(i)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 2.6 the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition ~~directly from~~ by the Company; (2) any redemption, share acquisition or other purchase of shares directly or indirectly by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)

during any period of not more than 24 months, the individuals who~~, as of the later of the date hereof or the last amendment to this Plan approved by the Board,~~ constitute the board of directors (the “Incumbent Board”) of the Company as of the beginning of such 24 month period cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director ~~subsequent to the later of the date hereof or the last amendment to this Plan approved by the Board~~ whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent ~~Board as of the later of the date hereof or the last amendment to this Plan approved by the~~ Board, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board ~~as of the later of the date hereof or the last amendment to this Plan approved by the Board~~;

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(iii)

the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)

the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

Section 2.8 “Committee” means the Compensation Committee of the Board (or any successor committee) or any other committee designated by the Board.

Section 2.9 “Common Stock” means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Section 3.3(b) of the Plan.

Section 2.10 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11 “Date of Grant” means the date on which the grant of an Award is made by the Committee.

Section 2.12 “Disability” has the meaning set forth in Section 409(A)(a)(2)(C) of the Code.

Section 2.13 “Eligible Person” means any Employee, Non-Employee Director, or Consultant.

Section 2.14 “Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity or any person to whom an offer of employment with the Company, a Subsidiary or an Affiliated Entity is extended, as determined by the Committee.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.16 “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

Section 2.17 “Fair Market Value” means, as of any day, the closing price of the Common Stock on such day (or on the next preceding business day, if such day is not a business day or if no trading occurred on such day) as reported on the New York Stock Exchange or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

Section 2.18 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.19 “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

Section 2.20 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

Section 2.21 “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

Section 2.22 “Option” means an Incentive Stock Option or Nonqualified Stock Option.

Section 2.23 “Other Stock Award” means any right granted to a Participant by the Committee under Section 7 of the Plan.

Section 2.24 “Participant” means an Eligible Person to whom an Award has been granted by the Committee under the Plan.

Section 2.25 “Performance Award” means any award of Performance Shares granted by the Committee under Section 6 of the Plan.

Section 2.26 “Performance Measures” means the Company’s achievement of target levels of aggregate earnings, earnings per share, share price, net income, operating income, gross revenue, cash flows, reserve additions or replacements, progress toward debt reduction goals, credit rating upgrades, production volume, meeting geographic expansion goals, objectively identified project milestones, market share, expense levels, finding costs, operating costs, overhead or other costs, drilling results, new discoveries, development or use of new technology, acquisitions and divestitures, risk management activities, asset monetization strategies, environmental compliance and safety and accident rates, return on equity, total or comparative shareholder return, changes in capital structure, a combination of or interrelationship among any of the foregoing, or other criteria, as determined by the Committee.

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Section 2.27 “Performance Share” means the Common Stock or a unit having a value equivalent to the value of a share of Common Stock subject to a Performance Award granted under Section 6 of the Plan, which may be delivered or, with respect to a unit, the value of which may be delivered, to the Participant upon the achievement of such performance goals during the Performance Period as specified by the Committee.

Section 2.28 “Plan” means the Chesapeake Energy Corporation Long Term Incentive Plan.

Section 2.29 “Restricted Stock” means the Common Stock issued under Section 5 which is subject to any restrictions that the Committee, in its discretion, may impose.

Section 2.30 “SAR” means a Stock Appreciation Right.

Section 2.31 “Shareholder Approval” means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

Section 2.32 “Stock Appreciation Right” means a right, granted under Section 4, to an amount in Common Stock equal to any increase in the Fair Market Value of the Common Stock between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

Section 2.33 “Subsidiary” shall have the same meaning set forth in Section 424(f) of the Code.

3.   Administration

Section 3.1 Administration of the Plan; the Committee. The Compensation Committee shall have overall authority to administer the Plan. The Board may designate another committee or committees to administer the Plan with respect to Non-Executive Officer Participants, subject to any terms or conditions established by the Committee. Hereafter, “Committee” shall mean the Compensation Committee, except when used in reference to Awards granted to Non-Executive Officer Participants, “Committee” shall mean any applicable committee designated by the Board.

Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing. Although the Committee is generally responsible for the administration of the Plan, the Board in its sole discretion may take any action under the Plan that would otherwise be the responsibility of the Committee, except as such action pertains to the administration of Awards to Non-Employee Directors.

Subject to the provisions of the Plan, the Committee shall have the authority to:

(a)

Select the Eligible Persons to participate in the Plan.

(b)

Determine the time or times when Awards will be granted.

(c)

Determine the form of Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee (subject to Section 9.2 of the Plan). However, nothing in this Section 3.1 shall be construed to permit the repricing of any outstanding Award in violation of Section 4.3.

(d)

Determine whether Awards will be granted singly or in combination.

(e)

Determine whether, to what extent and under what circumstances Awards may be settled in cash or Common Stock.

(f)

Determine whether any conditions applicable to an Award have been met and whether an Award will be paid at the end of a Performance Period.

(g)

Employ attorneys, consultants, accountants and other advisors as deemed necessary or appropriate by the Committee.

(h)

Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties, unless otherwise determined by the Board.

Section 3.3 Shares Subject to the Plan.Subject to adjustment as provided in paragraph (b) below and subject to Section 3.4, the aggregate number of shares of Common Stock which are available for Awards under the Plan will not exceed fifty-~~forty~~nine million three ~~five~~-hundred thousand (~~49,500,000~~ 59,300,000) shares. Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan, except that no more than 3,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. Common Stock delivered pursuant to an Award under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Committee, in its sole discretion, shall determine the manner in which fractional shares arising under this Plan are treated. Additional restrictions or adjustments with respect to shares subject to the Plan are as follows:

(a)

Subject to (b) below, the aggregate number of shares of Common Stock pursuant to Options and SARs granted to any Employee or Non-Employee Director in any calendar year under this Plan may not exceed 1,000,000 shares and the aggregate number of shares of Common Stock pursuant to Restricted Stock, Performance Awards and Other Stock Awards granted to any Employee or Non-Employee Director in any calendar year may not exceed 1,000,000 shares; provided, however, that the number of shares of Common Stock attributed to a Performance Award for the purpose of the annual grant limit described in this clause (a) shall be the target allocation of such Award; provided further that the maximum amount payable to a Participant pursuant to a Performance Award with respect to a Performance Period shall not exceed the value of 3,000,000 shares of Common Stock.

(b)

In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or other corporate event of similar nature), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided herein, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

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No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

Section 3.4 Share Counting. The following shares of Common Stock related to Awards will be available for issuance again under the Plan:

(a)

Common Stock related to Awards that are payable in cash or Common Stock as provided in an Award Agreement but are paid in cash;

(b)

Common Stock related to Awards that expire, are forfeited or cancelled or terminate for any other reason without the delivery of the Common Stock;

(c)

Common Stock equal in number to the shares of Common Stock surrendered in payment of the exercise price of an Option; and

(d)

Common Stock tendered or withheld in order to satisfy withholding tax obligations.

Shares of Common Stock related to Performance Awards or Other Stock Awards that are payable exclusively in cash as provided in an Award Agreement will not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

4.   Stock Options and Stock Appreciation Rights

Section 4.1 Grant of Options and SARs. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options and Stock Appreciation Rights (SARs) to Eligible Persons and Incentive Stock Options to Employees. SARs may be granted either alone or in tandem with concurrently or previously issued Options. Each grant of an Option or SAR shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 4.2.

Section 4.2 Conditions of Options and SARs. Each Option and SAR so granted shall be subject to the following conditions:

(a)

Exercise Price. As limited by Section 4.2(e) below, the Award Agreement for each Option and SAR shall state the exercise price set by the Committee on the Date of Grant. No Option or SAR shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)

Exercise of Options and SARs. Options and SARs granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. An SAR issued in tandem with an Option is only exercisable to the extent the related Option is exercisable and is subject to the conditions applicable to such Option. When a tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem SAR is exercised. Similarly when the Option is exercised, the tandem SARs relating to the shares covered by such Option exercise shall terminate.

(c)

Form of Payment. The payment of the exercise price of an Option by the Participant shall be made in cash, shares of Common Stock, a combination thereof or in such other manner as the Committee may specify in the applicable Award Agreement. The payment of the Appreciation associated with the exercise of a SAR shall be made by the Company in shares of Common Stock.

(d)

Term of Option or SAR. The term of an Option or SAR shall be determined by the Committee and specified in the applicable Award Agreement, except that no Option or SAR shall be exercisable after the expiration of ten years from the Date of Grant.

(e)

Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than ten years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code) unless the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

(f)

Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option or SAR prior to the purchase or receipt of such share of Common Stock by exercise of the Option or SAR. In addition, no Option or SAR granted under the Plan shall include any dividend equivalents.

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Section 4.3 No Repricing. Except for adjustments made pursuant to Section 3.3(b), in no event will the Committee, without first obtaining Shareholder Approval, (i) decrease the exercise price of an Option or SAR after the Date of Grant; (ii) accept for surrender to the Company any outstanding Option or SAR granted under the Plan as consideration for the grant of a new Option or SAR with a lower exercise price; or (iii) repurchase from Participants any outstanding Options or SARs that have an exercise price per share higher than the then current Fair Market Value of a Share.

5.   Restricted Stock Awards

Section 5.1 Grant of Restricted Stock. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock to any Eligible Person. Restricted Stock shall be awarded in such number, for such purchase price (if any) and at such times during the term of the Plan as the Committee shall determine. Each grant of Restricted Stock shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2. Restricted Stock issued pursuant to a Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates into escrow until the restrictions associated with such Award are satisfied.

Section 5.2 Conditions of Restricted Stock Awards The grant of Restricted Stock shall be subject to the following:

(a)

Restriction Period. Each Restricted Stock Award shall require the holder to remain in the employment or otherwise be classified as an Eligible Person (or in the case of a Non-Employee Director, remain a director or consultant or be classified as another category of Eligible Person) of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (the “Restriction Period”). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Award or portion thereof. In addition to any time vesting conditions determined by the Committee, Restricted Stock may be subject to the achievement by the Company of specified Performance Measures or other individual criteria as determined by the Committee. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Award or portion thereof.

(b)

Code Section 162(m). If the Committee intends for a Restricted Stock Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. The Committee’s discretion to modify or waive the Performance Measures related to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c)

Forfeiture. Except as otherwise determined by the Committee, upon termination of service or employment during the Restriction Period, all shares of Restricted Stock still subject to forfeiture shall be forfeited by the Participant and any purchase price paid by the Participant shall be returned to such Participant.

(d)

Shareholder Rights. During any Restriction Period, the Committee may, in its discretion, grant to or withhold from the holder of Restricted Stock all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares or to receive dividends. If any dividends or other distributions are paid in shares of Common Stock and distributed to the holder of Restricted Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Award with respect to which they were paid.

(e)

Minimum Vesting Condition. The minimum Restriction Period applicable to any Restricted Stock that is not subject to performance criteria restricting the vesting of the Award shall be three years from the Date of Grant (subject to the provisions of Section 9.2).

6.   Performance Awards

Section 6.1 Grant of Performance Shares. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Shares to any Eligible Person. Performance Shares shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Performance Award shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

Section 6.2 Conditions of Performance Awards. The grant of Performance Shares shall be subject to the following:

(a)

Performance Period. Performance Shares will be subject to the achievement of one or more performance goals by the Company or the Participant individually, measured for a prescribed period (the “Performance Period”), as specified by the Committee, such Performance Period to be not less than one year in duration. Such performance goals may be based upon the Company’s achievement of Performance Measures or other individual criteria.

(b)

Code Section 162(m). If the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. The Committee’s discretion to modify or waive the Performance Measures to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c)

Payment Respecting Performance Shares. Performance Shares shall be earned to the extent that their terms and conditions are met, as certified by the Committee. The form and timing of payment for Performance Shares earned shall be determined by the Committee and specified in the Award Agreement; however, in no event shall the payment for Performance Shares, to the extent vested, be made on a date that is later than 60 days after the payment date determined by the Committee.

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(d)

Termination of Employment. The Committee, in its sole discretion, may (i) permit a Participant who ceases to be an Eligible Person before the end of any Performance Period, or the personal representative of a deceased Participant, to continue to be subject to a Performance Award relative to the current Performance Period until such Awards are forfeited or earned pursuant to their terms and conditions or (ii) authorize the payment to such Participant, or the personal representative of a deceased Participant, of the Performance Shares which would have been paid to the Participant had the Participant remained an Eligible Person to the end of the Performance Period. In the absence of such permission by the Committee, any unvested Performance Shares shall be forfeited when a Participant ceases to be an Eligible Person.

7.   Other Stock Awards

Section 7.1 Grant of Other Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Each Other Stock Award shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 7.2.

Section 7.2 Minimum Vesting Condition. Other Stock Awards subject to performance criteria shall not vest in less than one year and Other Stock Awards which are subject to time vesting shall not vest in less than three years.

8.   Fundamental Transaction; Change of Control

Section 8.1 Fundamental Transaction. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of a merger, other business combination or any other transaction or event, other securities are substituted for the Common Stock or the Common Stock may no longer be issued (each, a “Fundamental Transaction”), then notwithstanding any other provisions of the Plan, (i) all outstanding Options and SARs shall be fully exercisable ~~and any unexercised Options and SARs shall terminate upon the closing of the Fundamental Transaction~~, (ii) restrictions on outstanding Restricted Stock, Other Stock Awards, Performance Awards and Cash Awards shall lapse; and (iii) each outstanding Performance Award shall be deemed to have achieved a level of performance ~~that would cause all of the~~ as specified by the Committee in the Award Agreement governing such Performance ~~Shares to become payable~~ Award.

Section 8.2 Change of Control. Notwithstanding any other provisions of the Plan to the contrary, upon the occurrence of a Change of Control, (i) all outstanding Options and SARs shall be fully exercisable ~~and any unexercised Options and SARs shall terminate upon the closing of the Change of Control,~~ (ii) restrictions on outstanding Restricted Stock, Other Stock Awards, Performance Awards and Cash Awards shall lapse; and (iii) each outstanding Performance Award shall be deemed to have achieved a level of performance ~~that would cause all of the~~ as specified by the Committee in the Award Agreement governing such Performance ~~Shares to become payable~~ Award.

9.   General

Section 9.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) such approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Section 9.2 Acceleration of Awards on Disability, Death, Retirement or Involuntary Termination. With respect to (i) a Participant who ceases to be an Eligible Person due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who ceases to be an Eligible Person due to the Participant’s retirement or involuntary termination (as defined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements or permit the continued vesting of any Award on the date the Participant ceases to be an Eligible Person due to Disability or death, or, except to the extent that such action would cause an Award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code to not so qualify, retirement or involuntary termination. With respect to Options which have already vested at such date or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine. The purchase of all or any part of the shares subject to any unvested Option or the waiver of the vesting requirements or permitting of continued vesting of any Award on the date the Participant ceases to be an Eligible Person due to an involuntary termination pursuant to this Section 9.2 will be limited to 5% of the aggregate number of shares of Common Stock which are available for Awards under the Plan pursuant to Section 3.3 of the Plan. Such limitation shall be applied on a per Participant basis.

Section 9.3 Withholding Taxes. ~~A Participant must pay in cash to the Company the amount of taxes required to be withheld by law upon the exercise of an Option.~~ Required withholding taxes associated with Restricted Stock, Performance Shares, Options, Cash or Other Stock Awards must ~~also~~ be paid in cash unless the Committee ~~requires~~ permits a Participant to pay the amount of taxes required by law to be withheld from such Awards by directing the Company to withhold from any Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.

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Section 9.4 Code Section 83(b) Elections. The Company, its Subsidiaries and Affiliated Entities have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to Section 83 in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

Section 9.5 Code Section 162(m). It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention.

Section 9.6 Code Section 409A. It is the intent of the Company that no Award under the Plan be subject to Section 409A of the Code. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of the Plan, any Award hereunder, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of the Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s termination date (or death, if earlier), with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on the Participant under Section 409A. In the event an Award is subject to Section 409A, any payments to be made under this Plan upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

Section 9.7 Non-Transferability. Subject to other provisions of the Plan and any applicable Award Agreement, Awards are not transferable other than by will or the laws of descent and distribution. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Award contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, any may, at the sole discretion of the Committee, result in forfeiture of the Award involved in such attempt. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by an Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of Common Stock subject to the Award to give appropriate notice of such restrictions. Notwithstanding the foregoing, an Award held by a Non-Employee Director may be transferable under certain circumstances as specified by the Committee in the Award Agreement.

Section 9.8 Non-Uniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Eligible Persons to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards, (iv) minimum employment or service periods, and (v) agreements evidencing the same, need not be uniform and, subject to any restrictions set forth in the Plan, may be made by the Committee selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

Section 9.9 Leaves of Absence, Suspensions. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any suspension of employment or leave of absence from the Company granted to a Participant whether such suspension or leave is paid or unpaid and whether due to a Disability or otherwise. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee of the Company and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan.

Section 9.10 Participant Misconduct. Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion. This Section 9.10 shall have no effect and be deleted from the Plan following a Change of Control.

Section 9.11 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:

(a)

the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b)

the listing of such shares on any exchange on which the Common Stock may be listed; and

(c)

the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

Section 9.12 Right to Continued Employment or Board Membership Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, a Subsidiary or an Affiliated Entity or any right to remain on the Board of the Company. Further, the adoption of this Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be granted an Award.

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Section 9.13 Other Compensation Programs. The existence and terms of the Plan shall not limit the authority of the Board in compensating Employees and Non-Employee Directors in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

Section 9.14 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, including the furnishing of information, or failure to act, if in good faith.

Section 9.15 Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 9.16 Governing Law, Severability. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

Section 9.17 Supersession. Upon receipt of Board approval or, to the extent required, Shareholder Approval, this Plan supersedes and replaces in all respects the Initial Plan and any Award Agreement issued pursuant to the Plan after the effective date of this Plan will be governed by the terms of this Plan and not by the Initial Plan or any other plans or agreements, oral or otherwise.

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EXHIBIT G

Proposal to Adopt Annual Incentive Plan

Chesapeake Energy Corporation
2013 Annual Incentive Plan

Section 1.    Purpose of the Plan

The Chesapeake Energy Corporation 2013 Annual Incentive Plan (the “Plan”) is a performance-based incentive program. The purpose of the Plan is to provide cash-based incentive compensation to those officers, executives, and key employees who, in the opinion of Chesapeake Energy Corporation (the “Company”), contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered and interpreted so to ensure such compliance.

Section 2.    Definitions

Unless context otherwise indicates, the following definitions shall be applicable:

“Affiliated Entity” shall mean any partnership or limited liability company in which at least 50% of the voting power of such entity is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.

“Award” shall mean a right granted to a Participant pursuant to Section 5 of the Plan to receive a cash payment from the Company based upon achievement of the Participant’s Performance Goal(s) during the relevant Performance Period and subject to the Committee’s discretion pursuant to Section 6.B of the Plan.

“Base Salary” shall mean the actual base salary in effect at the end of the Performance Period to which an Award applies as shown in the payroll/personnel records of the Company.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall mean the occurrence of any of the following:

1.

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this definition the following acquisitions by a Person will not constitute a Change of Control: (i) any acquisition by the Company; (ii) any redemption, share acquisition or other purchase of shares directly or indirectly by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (3) below;

2.

during any period of not more than twenty-four (24) months, the individuals who constitute the Board (the “Incumbent Board”) as of the beginning of the period, cease for any reason to constitute at least a majority of the Board. Any individual becoming a director whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board;

3.

the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding company voting securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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4.

the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time; references to particular sections of the Code include references to regulations and rulings thereunder and to successor provisions.

“Committee” shall mean the Compensation Committee of the Board or any committee of the Board designated by resolution of the Board to administer the Plan pursuant to Section 3.A.

“Company” shall mean Chesapeake Energy Corporation, an Oklahoma corporation, its successors and assigns, and each of its subsidiaries and affiliates and other entities which it controls directly or indirectly and which have been approved for participation in the Plan by the Committee.

“Covered Employee” shall mean an individual who with respect to a Performance Period is a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” shall mean a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company’s long-term disability plan; provided, however, that if payment or settlement of an award subject to Section 409A of the Code is to be accelerated solely as a result of a Participant’s Disability, Disability shall have the meaning set forth in Section 409A of the Code.

“Employee” shall mean any employee of the Company, a Subsidiary or an Affiliated Entity or any person to whom an offer of employment with the Company, a Subsidiary or an Affiliated Entity is extended, as determined by the Committee.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board (or predecessors or successors thereto or agencies with similar functions) or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company’s financial statements.

“Maximum Award Opportunity” shall mean an amount equal to a percentage of Base Salary to be awarded to a Participant with respect to a single Performance Period upon achieving the maximum level of performance respecting a Performance Goal as established by the Committee pursuant to Section 5 of the Plan, provided however that no payment to a Participant in respect of any Performance Period shall exceed the lesser of an amount equal to 300% of Base Salary or $5 million.

“Participant” shall have the meaning ascribed to it in Section 4.

“Performance Goal” shall mean performance objectives established by the Committee for each Performance Period for the purpose of determining the extent to which a Participant will receive an Award for such Performance Period. Each Performance Goal selected for a particular Performance Period shall include any one or more of the following performance criteria, either individually or in any combination, applied to the Company as a whole, to a Subsidiary, to a business unit of the Company or any Subsidiary, to an affiliate of the Company or any Subsidiary or to any individual, measured either annually or cumulatively over a period of time, on an absolute basis or relative to an identified index or peer group, and, where applicable, may be measured on a pre-tax or post-tax basis, in the aggregate or on a per-share basis and on an absolute basis or as a percentage change over a period of time:

•

Earnings (either in aggregate or on a per-share basis);

•

Net income;

•

Operating income;

•

Cash flow (either aggregate or on a per-share basis);

•

Share price, including growth measures and total shareholder return (TSR) relating to common shareholders, including return on assets, investment, invested capital or equity, or attainment by the shares of a specified value for a specified period of time;

•

Earnings before or after either, or any combination of, interest, taxes, depreciation, depletion or amortization (EBITDA);

•

Gross revenues;

•

Progress towards debt reduction goals;

•

Expense levels in each case, where applicable, determined on a Company-wide basis, in respect of any one or more Subsidiaries or business units thereof or in relation to the Company’s peers;

•

Market share;

•

Strategic business criteria, including one or more of the following: meeting geographic business expansion goals, objectively identified project milestones, production volume levels, production mix, cost targets, goals relating to acquisitions or divestitures and goals related to industry leadership in new discoveries, the development or use of new technology, risk management, and/or asset monetization strategies;

•

Operational measures tied to exploration and production, including changes in proved reserves, drilling costs, lifting costs, exploration costs, environmental compliance and safety and accident rates;

•

Commodity hedging results;

•

Changes in capital structure;

•

Operating and maintenance cost management, including adherence to operating budgets; and

•

Credit rating upgrades.

“Performance Period” shall mean the period designated by the Committee and communicated to each Participant over which the attainment of the Performance Goal(s) will be measured for purposes of determining payment of an Award or, for an Employee who is first hired as an employee after the first day of such period and who becomes a Participant during such period, such portion of the period as determined by the Committee consistent with the requirements of Section 162(m) of the Code.

“Plan” shall mean the Chesapeake Energy Corporation 2013 Annual Incentive Plan.

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company; as determined by the Committee.

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Section 3.    Plan Administration

A.   The Committee

The Plan will be administered by a committee appointed by the Board consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Code (the “Committee”). The Committee may adopt rules and regulations for carrying out the Plan and may designate such other committee or committees, in its discretion, to administer the Plan with respect to Participants who are not Covered Employees. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following: (a) selecting the officers, executives, or other key Employees to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. Subject to Sections 3.B and 10, the Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit due pursuant to an Award upon the attainment of the Performance Goals included in such Award. Each determination, interpretation, or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

B.   Adjustments

In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Operations which, in the case of (a) – (d), results in a change in the components of the calculations of the Performance Goals as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal upon which an Award is based, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that is based in whole or in part on the performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

Section 4.    Participation

The Participants for any Performance Period shall be those officers, executives, and key Employees who are granted Awards by the Committee under the Plan for such Performance Period.

Section 5.    Establishment of Performance Goals

Prior to the beginning of each Performance Period, or not later than 90 days following the commencement of the relevant Performance Period (or, in the case of a Performance Period for a period of time of less than 12 months’ duration, no later than by the end of the first 25% of such period or such earlier date as may be required pursuant to Section 162(m) of the Code), the Committee shall establish and communicate in writing to each Participant the specific Performance Goals which must be achieved for each Participant to receive an Award payment for such Performance Period. The Performance Goals may include a threshold level of performance below which no Award payment shall be earned, target levels of performance at which specific Award payments will be earned, and a maximum level of performance at which the maximum level of Award payment will be earned; provided, however, that no such maximum level of Award payment in respect of any Performance Period shall exceed the Maximum Award Opportunity.

For an Employee who is first hired as an employee and who becomes a Participant after the first day of the Performance Period, the Performance Goals and other criteria as set forth in this Section 5 shall be established by the Committee and communicated to the Participant within the time period permitted by Section 162(m) of the Code.

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Section 6.    Payment of Awards

A.   Performance Period Payments

The Committee shall make a determination as soon as practicable after appropriate financial and other data respecting the Performance Goal(s) respecting the applicable Performance Period, or such portion of the applicable Performance Period as the Committee shall determine, whether the Performance Goal(s) have been achieved and the amount of the Award payment for each Participant, provided, however, that in no event will an Award payment payable under this Plan exceed the Maximum Award Opportunity for any Performance Period. The Committee shall certify the foregoing determinations in writing.

Payment of each Award in a cash lump sum, less applicable withholding taxes pursuant to Section 9 of the Plan, shall be made as soon as practicable after certification by the Committee, provided, however, that any such payment shall be made no later than March 15 of the year immediately following the year in which the applicable Performance Period expires.

B.   Discretionary Downward Adjustments

At any time after an Award has been granted but before the Award has been paid, the Committee, in its sole and absolute discretion, may reduce or eliminate the Award granted to any Participant for any reason or for no reason, including, without limitation, the Committee’s judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant’s service for less than the entire Performance Period.

Section 7.    Termination of Employment

A.   Termination Due to Death, Disability, or Retirement

In the event a Participant’s employment with the Company and all Subsidiaries is terminated by reason of death, Disability, or retirement, as defined by the Committee, prior to the payment date of an Award or during a Performance Period, the Participant (or the Participant’s estate) (subject to the Committee’s discretion as allowed by Sections 3.A and 6.B of the Plan) shall be entitled to a distribution of the Award on the payment date that would otherwise have been payable to the Participant pursuant to Section 6 of the Plan after the completion of the Performance Period, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the applicable Performance Period and the denominator of which is the number of days in such Performance Period (or the number of days remaining in such Performance Period after the individual is assigned to an incentive-eligible position), as determined by the Committee. In the event no Award is payable under Section 6 upon completion of the Performance Period, no amount will be payable to a Participant.

B.   Termination for Reasons Other than Death, Disability, or Retirement

In the event a Participant’s employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than death, Disability, or retirement, the Participant’s Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may, in its sole discretion, pay the Participant an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s termination. In the event no Award is payable under Section 6 upon completion of the Performance Period, no amount will be payable to a Participant.

Section 8.    Fundamental Transaction; Change of Control

If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of a merger, other business combination or any other transaction or event, other securities are substituted for the common stock of the Company or the common stock of the Company may no longer be issued (each, a “Fundamental Transaction”) or if a Change of Control occurs, then notwithstanding any other provisions of the Plan, each outstanding Award shall be deemed to have achieved a level of performance equal to the higher of (i) such performance level as required to achieve a payment equal to 100% of Base Salary or (ii) the actual performance level achieved as of the occurrence of such Fundamental Transaction or Change of Control as determined by the Committee. In determining whether a performance level is achieved in this circumstance, the Committee may make any adjustment in the Performance Goals by measuring such criteria over the period commencing on the first day of the Performance Period and ending on the date of the Fundamental Transaction or Change of Control, instead of over the entire Performance Period. In the event of a Fundamental Transaction or Change of Control, payment of an award shall be made as soon as practicable, but in no event later than 60 days following such Fundamental Transaction or Change of Control.

CHESAPEAKE ENERGY CORPORATION – 2013 Proxy Statement   G-4

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Section 9.    Payment of Withholding Taxes

All distributions under the Plan are subject to withholding of all applicable taxes. The Company may condition the delivery of benefits under the Plan on satisfaction of the applicable withholding obligations and is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

Section 10.    Plan Amendment, Modification, and Termination

The Committee or the Board may suspend or terminate the Plan or any portion thereof at any time and for any reason in its sole discretion. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the shareholders of the Company if shareholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension, or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

Section 11.    Non-funded, Unsecured Obligation

A.

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the cash, if any, payable under the Plan (subject to the authority of the Committee pursuant to Section 3), unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

B.

No portion of any amount payable to Participants under the Plan shall be held by the Company in trust or escrow or any other form of asset segregation.

Section 12.    Effective Date and Duration of the Plan

The Plan was approved by the Board on January 29, 2013. The Plan is subject to shareholder approval as required by Section 162(m) of the Code. The Plan will become effective if approved at the Company’s 2013 annual meeting of shareholders and shall remain in effect until such time as the Plan is terminated as provided in Section 10. No amounts will be paid pursuant to the Plan unless and until such time shareholder approval is obtained. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 9 of the Plan.

Section 13.    Miscellaneous

A.   Employment

The Plan does not constitute a contract of employment and nothing in the Plan will interfere with or limit in any way the right of the Company to terminate the employment or otherwise modify the terms and conditions of the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

B.   Restrictions or Transfer

Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

CHESAPEAKE ENERGY CORPORATION – 2013 Proxy Statement   G-5

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C.   Governing Law

Except in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Oklahoma, without regard to the conflict of law rules of the State of Oklahoma or any other jurisdiction.

D.   Clawbacks

Awards made pursuant to the Plan are subject to recovery pursuant to the Company’s compensation recovery policy then in effect. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements and the company’s compensation recovery policy then in effect, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.

E.    Code Section 162(m)

It is the intent of the Company that the Plan comply fully with and meet all the applicable requirements of Code Section 162(m) and the regulations thereunder with respect to Awards. If any provision of the Plan or if any Award would otherwise conflict with the intent expressed in this subsection (E), that provision, to the extent possible, shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving any remuneration from the Company that is awarded not pursuant to the Plan or does not comply with Code Section 162(m).

F.   Code Section 409A

The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code Section 409A. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of the Plan, any Award hereunder, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of the Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Employee’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s termination date (or death, if earlier), with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on the Employee under Section 409A. Any payments to be made under this Plan upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

G.   Successors

The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.

Notice of Incentive Award

Chesapeake Energy Corporation

ID: 73-1395733

6100 N. Western Avenue

Oklahoma City, OK 73118

<NAME> <ADDRESS> <ADDRESS>	Award Number: Plan: Chesapeake Energy Corporation 2013 Annual Incentive Plan ID:

Effective <date> (the “Effective Date”), you have been offered an Award from Chesapeake Energy Corporation (the “Company”) pursuant to the Plan identified above. This Award entitles you to the right to receive a cash payment on the Payment Date specified below, subject to the terms and conditions of the Plan, the terms and conditions of this Award and the attached 20[•] Administrative Guidelines in connection with the Company’s achievement of certain Performance Goals as determined by the Committee in its discretion as set forth below.

Your Threshold Award Opportunity: Base Salary x <•>%

Your Target Award Opportunity: Base Salary x <•>%

Your Maximum Award Opportunity: Base Salary x <•>%

Your Performance Goals: [see 20[•] Administrative Guidelines, attached]

Performance Period: <date> to <date>

Payment Timing: Payment of each award in a cash lump sum shall be made as soon as practicable after certification by the Committee, provided, however, that payments earned pursuant to this Award will be made no later than March 15 of [the year following the year in which the Performance Period ends.]

Deemed Acceptance. You are required to accept the terms and conditions set forth in this Notice and the Plan, which is made a part of this document, within 60 days following the Effective Date (the “Acceptance Period”) in order for you to receive the Award granted to you hereunder. If you wish to decline this Award, you must expressly reject this Notice prior to the end of the Acceptance Period. For your benefit, if you have not rejected this Notice prior to the end of the Acceptance Period, you will be deemed to have automatically accepted this Award and all the terms and conditions set forth in this Notice and the Plan. Any capitalized terms used but not defined in this Notice have the same meanings given to them in the Plan.

CHESAPEAKE ENERGY CORPORATION – 2013 Proxy Statement   G-6

Chesapeake ENERGY

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. local time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. local time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLAN PARTICIPANTS
If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan") you may vote your Plan shares using the methods mentioned above up until 10:59 P.M. local time on June 12, 2013. If you do not vote your proxy, the shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59068-P35886 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHESAPEAKE ENERGY CORPORATION

Unless otherwise directed, this proxy will be voted FOR all nominees listed.

1. Election of Directors	**For**	**Against**	**Abstain**
1a. Bob G. Alexander	☐	☐	☐
1b. Merrill A. "Pete" Miller, Jr.	☐	☐	☐
1c. Louis A. Simpson	☐	☐	☐
1d. Vincent J. Intrieri	☐	☐	☐
1e. Frederic M. Poses	☐	☐	☐
1f. Archie W. Dunham	☐	☐	☐
1g. R. Brad Martin	☐	☐	☐
1h. Louis A. Raspino	☐	☐	☐

Company Proposals - The Board of Directors recommends a vote FOR Proposals 2 - 9.	**For**	**Against**	**Abstain**
2. To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors.	☐	☐	☐
3. To approve an amendment to our Bylaws to implement proxy access.	☐	☐	☐
4. To approve an amendment to our Certificate of Incorporation to eliminate supermajority voting requirements.	☐	☐	☐
5. To approve an amendment to our 2003 Stock Award Plan for Non-Employee Directors.	☐	☐	☐
6. An advisory vote to approve our named executive officer compensation.	☐	☐	☐
7. To approve an amendment to our Long Term Incentive Plan.	☐	☐	☐
8. To approve the adoption of our Annual Incentive Plan.	☐	☐	☐
9. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

Shareholder Proposals - The Board of Directors recommends a vote AGAINST Proposals 10 - 12.	**For**	**Against**	**Abstain**
10. Shareholder proposal relating to creation of risk oversight committee.	☐	☐	☐
11. Shareholder proposal relating to re-incorporation in Delaware.	☐	☐	☐
12. Shareholder proposal relating to accelerated vesting of senior executives' equity awards upon a change of control.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.chk.com/proxy.

M59069-P35886

PROXY

CHESAPEAKE ENERGY CORPORATION

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

June 14, 2013 10:00 AM

The undersigned hereby appoints Archie W. Dunham and Jennifer M. Grigsby, and each of them with full power of substitution, as proxies to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the Company's Annual Meeting of Shareholders to be held on Friday, June 14, 2013, at 10:00 a.m., local time, and at any adjournment thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting.

If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), this voting instruction form is sent to you on behalf of The Principal Financial Group, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope.

As a participant in the Plan, you hereby direct The Principal Financial Group, as Trustee, to vote all shares of Common Stock of Chesapeake Energy Corporation represented by your proportionate interest in the Plan (the "Plan Shares") at the Chesapeake Energy Corporation Annual Meeting of Shareholders to be held on Friday, June 14, 2013, at 10:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Annual Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.